                                                                     EXHIBIT 2.1










                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                     SOUTHWEST BANCORPORATION OF TEXAS, INC.

                                       AND

                             CITIZENS BANKERS, INC.




                          Dated as of October 16, 2000

                                TABLE OF CONTENTS

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ARTICLE I.........................................................................................................2
   Section 1.1  The Merger........................................................................................2
   Section 1.2  Conversion of Citizens Common Stock...............................................................3
   Section 1.3  Surrender of Citizens Stock Certificates..........................................................4
ARTICLE II........................................................................................................6
   Section 2.1  Closing Date......................................................................................6
   Section 2.2  Effective Time; Procedure.........................................................................6
ARTICLE III.......................................................................................................6
   Section 3.1  Organization......................................................................................7
   Section 3.2  Binding Effect....................................................................................8
   Section 3.3  Capitalization....................................................................................8
   Section 3.4  Financial Statements and Reports..................................................................9
   Section 3.5  Compliance with Applicable Laws; Operating Authorities...........................................10
   Section 3.6  Other Activities of Citizens.....................................................................11
   Section 3.7  Contracts and Commitments........................................................................12
   Section 3.8  Broker's and Finder's Fees.......................................................................13
   Section 3.9  Corporate Records; Other Information.............................................................13
   Section 3.10  Real Property Owned or Leased...................................................................13
   Section 3.11  Personal Property...............................................................................14
   Section 3.12  Accounting Records; Data Processing.............................................................15
   Section 3.13  Absence of Certain Changes......................................................................15
   Section 3.14  Litigation......................................................................................16
   Section 3.15  Tax Matters.....................................................................................17
   Section 3.16  Employment and Similar Agreements; Obligations Upon Change in Control...........................18
   Section 3.17  Benefit Plans...................................................................................19
   Section 3.18  Labor and Employment Matters....................................................................21
   Section 3.19  Certain Interests...............................................................................22
   Section 3.20  Offering Memorandum/Proxy Statement and Regulatory Applications.................................23
   Section 3.21  Insurance.......................................................................................23
   Section 3.22  Environmental Matters...........................................................................24
   Section 3.23  Intellectual Property Rights....................................................................25
   Section 3.24  Site Locations..................................................................................25
   Section 3.25  Loans...........................................................................................25
   Section 3.26  Allowance for Losses............................................................................26
   Section 3.27  Real Estate Owned...............................................................................26
   Section 3.28  Interest Rate Risk Management Instruments.......................................................27
   Section 3.29  Regulation D Offering...........................................................................27
   Section 3.30  Disclosure......................................................................................27
ARTICLE IV.......................................................................................................28
   Section 4.1  Organization.....................................................................................28
   Section 4.2  Binding Effect...................................................................................28
   Section 4.3  Capitalization...................................................................................29
   Section 4.4  Financial Statements and Reports.................................................................29
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                                      -i-
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   Section 4.5  Offering Memorandum/Proxy Statement and Regulatory Applications..................................30
   Section 4.6  Compliance with Applicable Laws; Operating Authorities...........................................31
                Absence of Certain Changes.......................................................................31
   Section 4.8  Litigation.......................................................................................32
   Section 4.9  Broker's and Finder's Fees.......................................................................32
   Section 4.10  Tax Matters.....................................................................................32
   Section 4.11  Environmental Matters...........................................................................32
   Section 4.12  Allowance for Losses............................................................................33
   Section 4.13  Disclosure......................................................................................33
   Section 4.14  Insurance.......................................................................................33
   Section 4.15  Company Benefit Plans...........................................................................33
   Section 4.16  No Defaults.....................................................................................34
   Section 4.17  Commitments and Contracts.......................................................................34
   Section 4.18  Regulatory Approvals............................................................................34
   Section 4.19  Loans...........................................................................................35
   Section 4.20  Interest Rate Risk Management Instruments.......................................................35
ARTICLE V........................................................................................................35
   Section 5.1  Preparation of Offering Memorandum/Proxy Statement...............................................35
   Section 5.2  Pursuit of Regulatory Approvals..................................................................36
   Section 5.3  Other Consents...................................................................................36
   Section 5.4  Citizens Activities Pending Closing..............................................................37
   Section 5.5  Ongoing Financial Disclosure.....................................................................38
   Section 5.6  Access to Information of Citizens................................................................39
   Section 5.7  Confidentiality..................................................................................40
   Section 5.8  Meeting of Shareholders..........................................................................41
   Section 5.9  Stock Listing....................................................................................41
   Section 5.10  Affiliates' Letters.............................................................................41
   Section 5.11  Plan Amendments and Participation in Company Plans..............................................42
   Section 5.12  Termination of Severance and Consulting Arrangements............................................42
   Section 5.13  Certain Notifications...........................................................................43
   Section 5.14  No Shopping.....................................................................................43
   Section 5.15  No Inconsistent Actions; Pooling; Tax Treatment.................................................44
   Section 5.16  Taxes; Consent..................................................................................44
   Section 5.17  Transactions with Affiliates and Insiders.......................................................44
   Section 5.18  Classification of Loans.........................................................................44
   Section 5.19  Compliance with Applicable Law..................................................................45
   Section 5.20  Certain Accounting Adjustments..................................................................45
   Section 5.21  Environmental Investigation; Right to Terminate Agreement.......................................45
   Section 5.22  Indemnification of Directors and Officers; Insurance............................................47
   Section 5.23  Access to Information of the Company............................................................48
   Section 5.24  Employment Agreements...........................................................................49
   Section 5.25  Further Assurances..............................................................................49
   Section 5.26  Preparation of Shelf Registration Statement.....................................................49
   Section 5.27  Shareholders' Agreements as to Registration Statement...........................................50
   Section 5.28  Indemnification by the Company..................................................................51
   Section 5.30  Combined Report.................................................................................53

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   Section 5.31  Legends on Certificates.........................................................................53
   Section 5.31  Best Efforts for December Closing...............................................................53
   Section 5.32  Split-Dollar Life Insurance.....................................................................53
ARTICLE VI.......................................................................................................54
   Section 6.1  Conditions to Citizens' Obligation to Close......................................................54
   Section 6.2  Conditions to the Company's Obligations to Close.................................................56
ARTICLE VII......................................................................................................60
   Section 7.1  Termination......................................................................................60
   Section 7.2  Effect of Termination............................................................................61
ARTICLE VIII.....................................................................................................62
   Section 8.1  Non-Survival of Representations and Warranties...................................................62
   Section 8.2  Notices..........................................................................................62
   Section 8.3  Governing Law....................................................................................63
   Section 8.4  Entire Agreement.................................................................................63
   Section 8.5  Amendments and Waivers...........................................................................63
   Section 8.6  Severability.....................................................................................64
   Section 8.7  Counterparts.....................................................................................64
   Section 8.8  Interpretation of Agreement......................................................................64
   Section 8.9  Expenses.........................................................................................64
   Section 8.10  Attorneys' Fees.................................................................................65
   Section 8.11  Publicity.......................................................................................65
   Section 8.12  Binding Effect..................................................................................65
   Section 8.13  Third Parties...................................................................................65
   Section 8.14  Gender; Number..................................................................................65
   Section 8.15  Certain Definitions.............................................................................65

EXHIBITS

     Exhibit A -       Plan of Merger for the Delaware Merger
     Exhibit B -       Plan of Merger for the Bank Merger
     Exhibit C -       Form of Affiliates' Letter
     Exhibit D -       Form of Employment Agreements
     Exhibit E -       Form of Opinion of Counsel for the Company
     Exhibit F -       Form of Opinion of Counsel for Citizens
     Exhibit G -       Form of Release (Director)
     Exhibit H -       Form of Release (Officer)

                          AGREEMENT AND PLAN OF MERGER
                                     BETWEEN
                     SOUTHWEST BANCORPORATION OF TEXAS, INC.
                                       AND
                             CITIZENS BANKERS, INC.


         This Agreement and Plan of Merger ("Agreement") is entered into as of October 16, 2000 between Southwest Bancorporation of Texas, Inc., a Texas corporation (the "Company"), and Citizens Bankers, Inc., a Texas corporation ("Citizens").

                                    RECITALS

         A. The parties hereto desire to effect a business combination pursuant to which (i) Citizens will be merged with and into the Company, with the Company being the surviving corporation (the "Merger"), and (ii) the shareholders of record, as of the date of the Merger, of the common stock, $100 par value, of Citizens ("Citizens Common Stock") (such holders of record of Citizens Common Stock are hereinafter referred to as the "Shareholders") will receive shares of Common Stock, $1.00 par value, of the Company ("Company Common Stock") in accordance with the terms and conditions of this Agreement, all for the purpose of effecting a tax-free reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code").

         B. The parties hereto also desire to effect the merger of Citizens Bankers of Delaware, Inc., a Delaware corporation and wholly-owned subsidiary of Citizens ("Citizens Delaware"), with and into Southwest Holding Delaware, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("SW Delaware"), pursuant to a Plan of Merger between Citizens Delaware and SW Delaware, a form of which is attached hereto as Exhibit A (the "Delaware Plan of Merger") for the purpose of effecting a tax-free reorganization pursuant to
Section 368(a)(1) of the Code. Such merger (the "Delaware Merger") shall be effectuated on the same date as, and simultaneously with, the effectiveness of the Merger.

         C. The parties hereto also desire to effect the merger of each of Citizens Bank and Trust Company of Baytown, a Texas banking association ("CB&T"), Baytown State Bank, a Texas banking association ("Baytown"), and Pasadena State Bank, a Texas banking association ("Pasadena"), each of which is a wholly-owned subsidiary of Citizens Delaware, with and into Southwest Bank of Texas National Association, a national banking association and wholly-owned subsidiary of Southwest Delaware ("SW Bank"), pursuant to a Plan of Merger among CB&T, Baytown, Pasadena and SW Bank, a form of which is attached hereto as Exhibit B (the "Bank Plan of Merger") for the purpose of effecting a tax-free reorganization pursuant to Section 368(a)(1) of the Code. Such merger (the "Bank Merger") shall be effectuated on the same date as, and simultaneously with, the effectiveness of the Merger.

         D. In connection with the execution of this Agreement, the Company will enter into a Purchase Agreement with Citizens Bankers Limited Partnership, a Texas limited partnership (the "Partnership"), dated the date hereof (the "Purchase Agreement"), providing for the purchase by the Company of the entire business and all of the property and assets of the Partnership in exchange for shares of Company Common Stock and the assumption by the Company of substantially all of the liabilities and obligations of the Partnership, to be followed by the liquidation of the Partnership, the distribution of the Company Common Stock to the general partner and limited partners of the Partnership in accordance with their respective interests, and the dissolution of the Partnership, all upon the terms and subject to the conditions therein set forth.

         E. The transactions contemplated hereby require certain shareholder and regulatory approvals as described herein and shall be effected only after the necessary approvals have been obtained. Certain capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Section 8.15 hereof.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1  THE MERGER.

         (a) Procedure for Merger. The Merger shall take place upon the terms and subject to the conditions of this Agreement, and in accordance with the applicable provisions of the Texas Business Corporation Act (the "TBCA"), pursuant to which, at the Effective Time:

                  (i) Citizens shall be merged with and into the Company by a statutory merger; the separate corporate existence of Citizens shall thereupon cease; and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation");

                  (ii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, continue to be outstanding as one share of Company Common Stock;

                  (iii) each share of Citizens Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive, upon surrender of the certificate representing such share, the number of shares of Company Common Stock equal to the Adjusted Company Shares divided by 15,610.165. The "Adjusted Company Shares" shall be a number equal to
         (A) $126,550,000 divided by (B) the Company Measurement Price. The "Company Measurement Price" is defined as the average of the closing prices of a share of Company Common Stock as reported by Nasdaq during the period of 15 trading days ending on the day that is five business days preceding the Closing Date (the "Determination Period"), provided, however, that (i) if the Company Measurement Price is equal to or greater than $32.50, it shall be deemed to be equal to $32.50 (the "Maximum Company Measurement Price"), and (ii) if the Company Measurement Price is equal to or less than $30.2326, it shall be deemed to be equal to $30.2326 (the "Minimum Company Measurement Price").

                  (iv) the Articles of Incorporation and the Bylaws of the Company shall be unchanged and shall be the Articles of Incorporation and Bylaws of the Surviving Corporation;

                  (v) the authorized capital stock of the Surviving Corporation shall be unchanged, consisting of 1,000,000 shares of preferred stock, $.01 par value, and 75,000,000 shares of Company Common Stock, $1.00 par value;

                  (vi) the directors of the Company at the Effective Time shall be the directors of the Surviving Corporation and the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified;

                  (vii) the corporate existence of each of Citizens and the Company shall be merged into and continued in the Surviving Corporation, and the Surviving Corporation shall be deemed to be the same corporation as Citizens and the Company; all rights, title and interests to all real estate and other property owned by Citizens and the Company shall be vested in the Surviving Corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens and other encumbrances thereon; and

                  (viii) the Merger shall have the other effects set forth in
         Article 5.06 of the TBCA, including, without limitation, that the Surviving Corporation shall be liable for all liabilities of Citizens and the Company.

         SECTION 1.2  CONVERSION OF CITIZENS COMMON STOCK.

         (a) Outstanding Citizens Common Stock. At the Effective Time, each share of Citizens Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as defined in Section 8.15) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for the number of shares of Company Common Stock equal to the Adjusted Company Shares divided by 15,610.165 (the "Exchange Ratio"). All of the shares of Citizens Common Stock converted into Company Common Stock pursuant to this Section 1.2(a) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Citizens Common Stock shall thereafter represent the right to receive (i) the number of whole shares of Company Common Stock and (ii) cash in lieu of fractional shares into which the shares of Citizens Common Stock represented by such Certificate have been converted pursuant to this Section 1.2(a) and Section 1.3(e) hereof. Certificates previously representing shares of Citizens Common Stock shall be exchanged for certificates representing whole shares of Company Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 1.3 hereof, without any interest thereon. If, between the date hereof and the Effective Time of the Merger, shares of Company Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period

(a "Common Stock Adjustment"), then (i) the Minimum Company Measurement Price, the Maximum Company Measurement Price and the Exchange Ratio will be appropriately and proportionately adjusted so that the number of such shares of Company Common Stock into which a share of Citizens Common Stock shall be converted will equal the number of shares of Company Common Stock which holders of shares of Citizens Common Stock would have received pursuant to such Common Stock Adjustment had the record date therefor been immediately following the Effective Time of the Merger, and (ii) the Termination Price will likewise be appropriately and proportionately adjusted.

         (b) Treasury Stock. At the Effective Time, all shares of Citizens Common Stock that are held in Citizens' treasury or otherwise owned by Citizens as treasury stock shall be canceled and shall cease to exist, and no stock of the Company or other consideration shall be delivered in exchange therefor.

         (c) Dissenters. Each Shareholder who is entitled to dissenters' rights pursuant to the TBCA on the date of the Shareholders Meeting, and who continues to be so entitled as of the Effective Time is referred to herein as a "Dissenter." Each Dissenting Share shall be converted into the rights provided by the TBCA.

         SECTION 1.3  SURRENDER OF CITIZENS STOCK CERTIFICATES.

         (a) As soon as practicable after the Effective Time, Computershare Investor Services, as Exchange Agent (the "Exchange Agent"), shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Company Common Stock and the cash in lieu of fractional shares into which the shares of Citizens Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Company Common Stock to which such holder of Citizens Common Stock shall have become entitled pursuant to the provisions of Section 1.2 hereof and
(y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Section 1.3, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

         (b) No dividends or other distributions declared after the Effective Time with respect to Company Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section
1.3. After the surrender of a Certificate in accordance with this Section 1.3, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Company Common Stock represented by such Certificate.

         (c) If any certificate representing shares of Company Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be appropriately endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form (reasonably satisfactory to the Company) for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Company Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) At the Effective Time, the stock transfer books of Citizens shall be closed, and no transfer of the shares of Citizens Common Stock shall thereafter be recognized. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the certificates representing shares of Company Common Stock and cash in lieu of fractional shares as provided in
Section 1.2 hereof.

         (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Company Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of the Company. In lieu of the issuance of any such fractional share, the Company shall pay to each former holder of Citizens Common Stock who otherwise would be entitled to receive a fractional share of Company Common Stock an amount in cash determined by multiplying (i) the Average Closing Price by (ii) the fraction of a share of Company Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.2 hereof. The term "Average Closing Price" means the average closing sales price per share of Company Common Stock on The Nasdaq Stock Market ("Nasdaq"), (as reported by The Wall Street Journal or, if not reported thereby, another authoritive source selected by the Company), for the five consecutive Nasdaq trading days immediately prior to the date of the Shareholders' Meeting.

         (f) None of the Company, Citizens, the Exchange Agent or any other person shall be liable to any former holder of shares of Citizens Common Stock for any Company Common Stock (or dividends or distributions with respect thereto) or cash properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Company Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE II

                                   THE CLOSING

         SECTION 2.1 CLOSING DATE. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place on a date to which the Company and Citizens may agree (the "Closing Date"); provided, however, that in the absence of an agreement by the parties to the contrary, such Closing Date shall be the last business day of the month in which the last of the conditions to Closing set forth in Sections 6.1 and 6.2 have been satisfied, but in no event later than the date specified in Section 7.1(h) hereof.

         SECTION 2.2  EFFECTIVE TIME; PROCEDURE.

         (a) The Company and Citizens shall, in accordance with Section 5.04 of the TBCA, file Articles of Merger with the Secretary of State of Texas regarding the Merger. The Merger shall become effective as of the close of business on the date on which such filing has been completed and the Secretary of State of Texas has issued a Certificate of Merger with respect to the Merger (the "Effective Time"). The parties hereto shall take all such other and further actions as may be required by Applicable Law to make the Merger, the Delaware Merger and the Bank Merger effective simultaneously at the Effective Time.

         (b) If at any time the Company shall consider or be advised that any further assignment or assurances in law or any other actions are reasonably necessary or desirable to vest the title of any property or rights of Citizens in the Surviving Corporation after the Effective Time, the last acting officers and directors of Citizens (prior to the Effective Time) shall execute and make all such proper assignments and assurances and do all things necessary or proper to vest title in such property or rights in the Surviving Corporation after the Effective Time.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF CITIZENS

         Citizens has delivered to the Company prior to the execution hereof a disclosure schedule with respect to the representations and warranties set forth below (the "Disclosure Schedule"). Sections of the Disclosure Schedule are hereinafter sometimes referred to as a "Schedule." The representations and warranties of Citizens made with respect to or subject to the Disclosure Schedule, any exception taken therein or any information or documentation provided or required to be provided thereby shall be deemed to have been made as of the date of this Agreement. The Disclosure Schedule shall in each case specifically reference the Section or subsection of this Agreement to which any exception, information or documentation set forth therein applies (disclosure in any Section or subsection of the Disclosure Schedule shall apply only to the referenced Section or subsection of this Agreement).

         Citizens hereby represents and warrants to the Company as follows:

         SECTION 3.1  ORGANIZATION.

         (a) Citizens is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas. Citizens is a registered bank holding company pursuant to 12 U.S.C. Sections 1841 et seq.

         (b) Citizens owns all of the outstanding capital stock of Citizens Delaware and Baytown Land Corporation, a Texas corporation, and such Subsidiaries are the only direct Subsidiaries of Citizens. Citizens Delaware is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Citizens Delaware is a registered bank holding company pursuant to 12 U.S.C. Sections 1841 et. seq.

         (c) CB&T, Baytown, Pasadena and First National Bank of Bay City ("Bay City") are the only material Subsidiaries of Citizens Delaware. Schedule 3.1(c) sets forth a list of all other Subsidiaries of Citizens Delaware, the jurisdiction, the type of entity and the percentage ownership interest of Citizens Delaware. Each of CB&T, Baytown and Pasadena is a banking association duly organized, validly existing and in good standing under the laws of the State of Texas. Bay City is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. Citizens Delaware owns all of the outstanding capital stock of CB&T, Baytown and Pasadena and 57.834% of the outstanding capital stock of Bay City.

         (d) Each of Citizens and its Subsidiaries has all requisite corporate power and authority to own or lease its properties and to carry on its business as currently conducted. Except as set forth in Schedule 3.5(c), the nature of the business of each such entity, other than Citizens Delaware, and its activities, as currently conducted, do not require it to be qualified or registered to do business in any jurisdiction other than the State of Texas. The nature of the business of Citizens Delaware and its activities, as currently conducted, do not require it to be qualified or registered to do business in any jurisdiction other than the State of Delaware.

         (e) Citizens has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein, subject to receipt of the approval of the Shareholders and any required Regulatory Approvals.

         (f) Citizens Delaware has the corporate power and authority to execute and deliver the Delaware Plan of Merger, to perform its obligations thereunder and to consummate the transactions contemplated therein.

         (g) Each of CB&T, Baytown and Pasadena has the corporate power and authority to execute and deliver the Bank Plan of Merger, to perform its obligations thereunder and to consummate the transactions contemplated therein, subject to receipt of all required Regulatory Approvals.

         (h) Citizens has delivered to the Company true and complete copies of the Certificate or Articles of Incorporation or Association and Bylaws of Citizens, Citizens Delaware, CB&T,

Baytown, Pasadena, Bay City and each of its other Subsidiaries and all amendments thereto. All such documents are in full force and effect.

         SECTION 3.2 BINDING EFFECT. Subject to receipt of Shareholder approval, this Agreement has been duly and validly authorized, executed and delivered by Citizens and constitutes the legal, valid and binding obligation of Citizens, enforceable against Citizens in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies). Citizens' Board of Directors has unanimously determined that the Merger is in the best interest of, Citizens' shareholders and has unanimously resolved to recommend approval and adoption of this Agreement by Citizens' shareholders, subject to its fiduciary duties. Neither the execution and delivery of this Agreement by Citizens, nor the consummation by Citizens of the transactions contemplated hereby, nor compliance with any of the provisions hereof will (i) conflict with or result in the breach of any provision of Citizens' Articles of Incorporation or Bylaws or the organizational documents of any of its Subsidiaries, (ii) conflict with or result in the breach of any term, condition or provision of, or constitute a default under (upon the giving of notice, the lapse of time or otherwise), or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or assets of Citizens or any of its Subsidiaries or otherwise require the consent of any Person under any agreement or obligation to which Citizens or any of its Subsidiaries is a party or by which any of their properties or assets may be bound, which conflict, breach, default, right, lien or right of consent could reasonably be expected to cause a Material Adverse Effect on Citizens, or (iii) violate or conflict with (or require any filing, notification, report, approval or other similar action under) any Applicable Laws, subject to obtaining the approval of the Shareholders and the Regulatory Approvals specified in Section 5.2(a).

         SECTION 3.3  CAPITALIZATION.

         (a) The authorized capital stock of Citizens consists of 100,000 shares of Citizens Common Stock. As of the date hereof, 15,610.165 shares of Citizens Common Stock are issued and outstanding, 3,442.167 shares of Citizens Common Stock are held in Citizens' treasury, and no shares of Citizens Common Stock are reserved for issuance for any reason whatsoever. All outstanding shares of Citizens Common Stock have been and are, duly authorized and validly issued, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any person.

         (b) There are no outstanding or authorized subscriptions, options, warrants, convertible securities, calls, rights, commitments or any other agreements of any character relating to the issued or unissued capital stock or other securities of Citizens obligating Citizens to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of Citizens or convertible security or other similar agreement or commitment. There are no outstanding contractual obligations of Citizens to repurchase, redeem or otherwise acquire any outstanding shares of Citizens Common Stock and there are no outstanding stock appreciation rights or similar rights granted by Citizens. Except as indicated on Schedule 3.3(b), there are no voting trusts or other agreements with respect to the voting of Citizens Common Stock (i) to which Citizens is a party or (ii) to Citizens' knowledge, to which any other Person is a party. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which Shareholders may vote are issued and outstanding, and none will be outstanding as of the Effective Time. All outstanding shares of Citizens Common Stock were issued in compliance with or pursuant to an exemption from, Applicable Law. Schedule 3.3(b) sets forth a true and complete list of the names and addresses of each shareholder of record of Citizens, indicating the number of shares of Citizens Common Stock held by each such shareholder. Also indicated on Schedule 3.3(b) are all persons known to Citizens to own "beneficially" (as that term is defined in Rule 13d-3 under the Exchange Act) 5% or more of the outstanding shares of Citizens Common Stock.

         (c) There is no arrangement pursuant to which the stock of any corporation is held in trust (whether express, resulting or otherwise) for the benefit of the shareholders of Citizens.

         SECTION 3.4  FINANCIAL STATEMENTS AND REPORTS.

         (a) Citizens has delivered to the Company true and complete copies of its (i) audited consolidated balance sheets as of December 31, 1999, 1998 and 1997 and related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended, and (ii) unaudited consolidated balance sheets as of September 30, 2000 and 1999 and related consolidated statements of income, changes in stockholders' equity and cash flows for the nine-month periods then ended. Such financial statements have been prepared from the books and records of Citizens, present fairly the financial condition as of the relevant dates, and the results of operations and cash flows for the relevant periods, all in accordance with generally accepted accounting principles consistently applied throughout the periods covered, except as stated therein (subject, in the case of unaudited financial statements, to the exclusion of normal year-end adjustments and footnote disclosures required by generally accepted accounting principles). Citizens does not have any Liabilities of a type which should be included in or reflected in such financial statements or the notes thereto, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except (i) as to the extent disclosed or reflected in such financial statements, (ii) Liabilities incurred in the ordinary course of business since September 30, 2000, which individually or in the aggregate would not result in a Material Adverse Effect upon Citizens, or (iii) Liabilities under this Agreement and fees and expenses related thereto. Citizens has delivered to the Company true and complete copies of all management letters delivered to Citizens by Tiller and Company (or any predecessor thereto) relating to the internal controls of Citizens during any period from and after December 31, 1996.

         (b) Citizens has delivered to the Company true and complete copies of each of CB&T's, Baytown's and Pasadena's (i) audited balance sheets as of December 31, 1999 and 1998 and related statements of income, changes in stockholders' equity and cash flows for the years then ended, and (ii) unaudited balance sheets as of September 30, 2000 and 1999 and related statements of income, changes in stockholders' equity and cash flows for the nine-month periods then ended. Citizens has delivered to the Company true and complete copies of Bay City's (i) audited balance sheet as of December 31, 1999 and related statement of income, changes in stockholders' equity and cash flows for the year then ended, (ii) unaudited balance sheet as of December 31, 1998 and related statement of income, changes in stockholders' equity and cash flows for the year then ended, and (iii) unaudited balance sheets as of September 30, 2000 and 1999 and related statements of income, changes in stockholders' equity and cash flows for the nine-month periods then ended. Such financial statements have been prepared from the books and records of each such bank, present fairly the financial condition as of the relevant dates, and the results of operations and cash flows for the relevant periods, all in accordance with generally accepted accounting principles consistently applied throughout the periods covered, except as stated therein (subject, in the case of unaudited financial statements, to the exclusion of normal year-end adjustments and footnote disclosures required by generally accepted accounting principles). None of such banks has any Liabilities of a type which should be included in or reflected in such financial statements or the notes thereto, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except (i) as to the extent disclosed or reflected in such financial statements, (ii) Liabilities incurred in the ordinary course of business since September 30, 2000, which individually or in the aggregate would not result in a Material Adverse Effect upon such bank. Citizens has delivered to the Company true and complete copies of all management letters delivered to each such bank, by its independent auditors relating to the internal controls of such bank during any period from and after December 31, 1996.

         (c) Citizens and its Subsidiaries have filed all material documents and reports required to be filed by them with the FRB, the TDB, the OCC, the FDIC and any other Governmental Authority under all other Applicable Laws (the "Governmental Filings"). All such Governmental Filings, as finally amended or corrected, complied in all material respects at the time of filing and at the time of any amended or supplemented filing with all requirements of their respective forms and with all Applicable Laws.

         (d) Citizens has not changed its independent auditing firm since December 31, 1996, and there has been no disagreement (as such term is used in Item 304 of Regulation S-K under the Securities Act) between Citizens and its independent auditing firm(s) since December 31, 1996 concerning any aspect of the manner in which Citizens maintains its books and records or the manner in which it has reported upon its financial condition and results of operations during such period.

         SECTION 3.5  COMPLIANCE WITH APPLICABLE LAWS; OPERATING AUTHORITIES.

         (a) Except as described in Schedule 3.5(a), the business of Citizens and its Subsidiaries and any advertising related to such business or otherwise conducted by or on their behalf, including without limitation the business of originating, acquiring, holding or disposing of assets and liabilities, is being conducted in compliance in all material respects with all Applicable Laws, and the forms, procedures, disclosures and practices now or previously used by it are or were in compliance in all material respects with all Applicable Laws as in effect at the relevant times. No formal investigation or review by any Governmental Authority concerning any possible conflicts or violations of Applicable Laws is pending, nor to Citizens' knowledge, is any such investigation threatened, nor has any such investigation occurred during the last three years. Since December 31, 1996, no Governmental Authority has delivered any written notice to Citizens or its Subsidiaries, or to Citizens' knowledge, otherwise asserted an intention to conduct any such investigation or review, nor, to Citizens' knowledge, is there any basis for any investigation or review of the type described above.

         (b) Neither Citizens nor any of its Subsidiaries is (i) a party to any written agreement, stipulation, conditional approval, memorandum of understanding or notice of determination with any Governmental Authority or (ii) subject to any judgment, order, decree or directive of such a Governmental Authority which specifically identifies Citizens or any of its Subsidiaries, that, in either case, restricts or monitors the conduct of its business, or in any manner relates to its capital adequacy, credit policies, management or customer base, other than regular examination reports of regulatory authorities.

         (c) Citizens and its Subsidiaries hold all material registrations, licenses, permits and franchises as are required to conduct their business as now conducted (including, without limitation, any insurance or securities activities), and all such licenses, permits and franchises which they hold are valid and in full force and effect. To Citizens' knowledge, no suspension of any of the foregoing operating rights or cancellation thereof has been initiated or threatened and all filings, applications and registrations with respect thereto are current. Schedule 3.5(c) contains a list of and true, correct and complete copies of all material registrations, licenses, permits and franchises currently held by Citizens and its Subsidiaries.

         (d) Except as disclosed in Schedule 3.5(d), to the knowledge of Citizens, no Person or Persons acting in concert are deemed to "control" Citizens under the Bank Holding Company Act, as amended, and the regulations promulgated thereunder.

         SECTION 3.6  OTHER ACTIVITIES OF CITIZENS.

         (a) Citizens and its Subsidiaries engage only in activities permissible under laws and regulations applicable to bank holding companies, Texas banking associations and national banking associations and under applicable FDIC regulations.

         (b) Except as set forth on Schedule 3.6(b), Citizens and its Subsidiaries do not engage in any insurance activities. Schedule 3.5(c) contains a list of and true and correct copies of all licenses and approvals held by Citizens and its Subsidiaries (and any of their officers, directors or employees) to conduct any insurance activities, whether as principal, agent, broker or otherwise.

         (c) Except as set forth in Schedule 3.6(c), Citizens and its Subsidiaries do not engage in any securities sales, underwriting, brokerage, management or dealing activities, whether as principal or agent, either directly or under contractual or other arrangements with third parties. Schedule 3.5(c) contains a list of and true and correct copies of all licenses and approvals held by Citizens and its Subsidiaries (and any of their officers, directors or employees) to conduct any such activities.

         (d) Except as set forth on Schedule 3.6(d), neither Citizens nor any of its Subsidiaries, in connection with activities relating to funds transfers, (i) is in default under any agreement to which it is a party relating to the transfer of funds or settlement with respect to such transfers; or (ii) has agreed to be or, to its knowledge, is liable for consequential damages for its error or delay in acting on requests for the transfer of funds. Citizens and its Subsidiaries, to the extent applicable, have adopted procedures to reduce the likelihood of such errors and delay; have adopted reasonable security procedures for verifying the authenticity of requests received for the transfer or funds, which procedures are identified on or attached to Schedule 3.6(d); and are in compliance with Applicable

Law in all material respects relating to the transfer of funds and settlement with respect thereto with the applicable operating laws of each funds transfer system of which they are members or by which they are bound.

         (e) The trust activities engaged in by Citizens and its Subsidiaries are described generally on Schedule 3.6(e).

         SECTION 3.7  CONTRACTS AND COMMITMENTS.

         (a) Except for Plans, Employee Agreements, deposits, securities sold under repurchase agreements, bankers' acceptances and loans and extensions of credit by Citizens' Subsidiaries in the ordinary course of business, Schedule 3.7(a) contains a list of each agreement that: (i) obligates Citizens or any of its Subsidiaries to pay an amount of $75,000 or more in any twelve-month period;
(ii) binds Citizens or any of its Subsidiaries and has an unexpired term in excess of two years and requires aggregate payments by any party of $75,000 or more; (iii) relates to the purchase or sale by Citizens or any of its Subsidiaries of any loan (including any participation interest), lease or other extension or commitment to extend credit or any interest therein, or the servicing rights or obligations with respect thereto, in each case for an aggregate amount exceeding $75,000, whether or not servicing rights or obligations have been retained by Citizens; (iv) restricts Citizens or any of its Subsidiaries (or would, to Citizens' knowledge, restrict the Company or any of its Subsidiaries after the Effective Time) from carrying on their business or any part thereof anywhere in the world or from competing in any line of business with any Person, (v) is a debt obligation of Citizens or any of its Subsidiaries for borrowed money in excess of $75,000 to the extent not itemized in the financial statements or notes thereto delivered to the Company hereunder, including, without limitation, guarantees of or agreements to acquire any such debt obligation of others or for a leasing transaction of a type required to be capitalized in accordance with SFAS No. 13 (in the case of any such leasing transaction, under which payments to such third Person exceed $75,000 per annum); (vi) obligates Citizens or any of its Subsidiaries as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise (including any "recourse" sale of assets) in respect of the obligations of any other Person (other than routine endorsements and other routine bank collection obligations entered into in the ordinary course of the operations of its Subsidiaries) in the amount of $75,000 or more; (vii) is an agreement involving the payment of a commission in the amount of $10,000 or more per annum to any Person; (viii) obligates Citizens or any of its Subsidiaries in an amount of $75,000 or more in respect of any capital expenditure or commitment therefor for additions to property, facilities, equipment or leasehold interests; (ix) is a lease of personal property involving aggregate payments by or to Citizens or any of its Subsidiaries of $75,000 or more; (x) is a mortgage, pledge, conditional sales contract, security agreement, option or any other similar agreement with respect to any asset of Citizens or any of its Subsidiaries (other than as mortgagee, secured party or deed of trust beneficiary in the ordinary course of its lending business) in property having a value of $150,000 or more to the extent not itemized in the financial statements or notes thereto delivered to the Company hereunder; (xi) is an agreement for the sale of any property or assets having a value of $150,000 or more in which Citizens or any of its Subsidiaries has an ownership interest (other than leasehold interests that do not become subject to termination upon such sale) or for the grant of any preferential right to purchase any such property or asset (excluding properties and assets in which Citizens or any of its Subsidiaries hold a security interest granted in the ordinary course of their lending business); or (xii) involves the ownership or licensing of software or hardware or involves the provision of data processing services (other than incidental software products involving annual expenditures of less than $10,000). All items included or required to be included in Schedule 3.7(a) are being referred to herein as "Scheduled Contracts." Citizens has delivered to the Company true and complete copies of each of the Scheduled Contracts.

         (b) Except as disclosed in Schedule 3.7(b), to the knowledge of Citizens, each Scheduled Contract is a legal, valid and binding obligation enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and is in full force and effect; Citizens or its applicable Subsidiary has duly performed all of its obligations thereunder to the extent that such obligations to perform have accrued; there are no breaches, violations, defaults (or events that have occurred that with notice, lapse of time or the happening or occurrence of any other event would constitute a default) or allegations or assertions of any of the foregoing by Citizens or its applicable Subsidiary or, to Citizens' knowledge, any other party under any such agreement, except for such non-performances, breaches, violations or defaults which could not in the aggregate reasonably be expected to cause a Material Adverse Effect on Citizens; each such agreement was entered into in the ordinary course of business consistent with prudent banking practice; and, except as disclosed in Schedule 3.7(b) or as a result of the consummation of the Merger, the Delaware Merger or the Bank Merger, no breaches disclosed therein, individually, could reasonably be expected to result in a loss to Citizens in excess of $75,000 and all of such breaches, in the aggregate, could not reasonably be expected to result in a loss to Citizens in excess of $150,000.

         SECTION 3.8 BROKER'S AND FINDER'S FEES. Except as disclosed in Schedule 3.8, neither Citizens, nor anyone acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder, intermediary, financial advisor or financial consultant or other Person (other than legal and accounting advisors acting as such) in connection with the transactions contemplated hereby (including, without limitation, any restructuring of obligations, refinancings or other transactions that have been entered into as part of the transactions contemplated hereby) and, except as stated above, no Person is entitled to receive from Citizens any such fee or commission.

         SECTION 3.9 CORPORATE RECORDS; OTHER INFORMATION. The respective minute books of Citizens and its Subsidiaries constitute complete and accurate records of all material actions taken by their respective Boards of Directors, committees of the Boards of Directors and shareholders. All documents and other written information as to existing facts relating to Citizens and its Subsidiaries and their respective assets and liabilities provided to the Company by Citizens or its agents in connection with this Agreement are true and complete in all material respects except to the extent that any documents or other written information was later specifically supplemented or corrected prior to the date of this Agreement with additional documents or written information that was provided to the Company.

         SECTION 3.10  REAL PROPERTY OWNED OR LEASED.

         (a) Other than Real Estate Owned, Schedule 3.10(a) contains a true, correct and complete list of all real property owned or leased by Citizens and its Subsidiaries (the "Citizens Real Property"). Citizens has delivered to the Company true and complete copies of all of its deeds, leases and title insurance policies for the properties referred to in Schedule 3.10(a).

         (b) No lease with respect to any Citizens Real Property and no deed with respect to any Citizens Real Property contains any restrictive covenant that materially restricts the use, transferability or value of such Citizens Real Property. To Citizens' knowledge, each of such leases is a legal, valid and binding obligation enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and is in full force and effect; there are no existing defaults by Citizens or any of its Subsidiaries or, to Citizens' knowledge, the other party thereunder; to Citizens' knowledge, there are no allegations or assertions of such by any party under such agreement or any events that with notice, lapse of time or the happening or occurrence of any other event would constitute a default thereunder.

         (c) None of the buildings and structures located on any Citizens Real Property, nor any appurtenances thereto or equipment therein, nor the operation or maintenance thereof, violates in any material manner any restrictive covenants or encroaches on any property owned by others, nor does any building or structure of third parties encroach upon any Citizens Real Property, except for those violations and encroachments which in the aggregate could not reasonably be expected to cause a Material Adverse Effect on Citizens. No condemnation proceeding is pending or, to Citizens' knowledge, threatened, which would preclude or materially impair the use of any Citizens Real Property in the manner in which it is currently being used.

         (d) Except as disclosed in Schedule 3.10(d), Citizens and its Subsidiaries have good and indefeasible title to, or a valid and enforceable leasehold interest in, or a contract vendee's interest in, all Citizens Real Property, and such interest is free and clear of all liens, charges or other encumbrances, except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith through proper proceedings and (ii) those liens related to real property taxes, local improvement district assessments, easements, covenants, restrictions and other matters of record which do not individually or in the aggregate materially adversely affect the use and enjoyment of the relevant real property.

         (e) All buildings and other facilities used in the business of Citizens and its Subsidiaries are adequately maintained and are free from defects which could materially interfere with the current or future use of such facilities.

         SECTION 3.11 PERSONAL PROPERTY. Citizens and its Subsidiaries have good title to, or a valid leasehold interest in, all personal property, whether tangible or intangible, used in the conduct of their business (the "Citizens Personalty"), free and clear of all liens, charges or other encumbrances, except
(a) statutory liens for amounts not yet delinquent or which are being contested in good faith through proper proceedings and (b) such other liens, charges, encumbrances and imperfections of title as do not individually or in the aggregate materially adversely affect the use and enjoyment of the relevant Citizens Personalty. Subject to ordinary wear and tear, the Citizens Personalty is in good operating condition and repair and is adequate for the uses to which it is being put.

         SECTION 3.12  ACCOUNTING RECORDS; DATA PROCESSING.

         (a) Citizens and its Subsidiaries maintain records that accurately, validly and fairly reflect their transactions and dispositions of assets and maintain a system of internal accounting controls, policies and procedures sufficient to insure that (i) such transactions are executed in accordance with their management's general or specific authorization, (ii) such transactions are recorded in such a manner as to permit preparation of financial statements in accordance with generally accepted accounting principles and any other criteria applicable to such statements and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals as determined by Citizens and its Subsidiaries and appropriate action is taken with respect to any differences and
(v) records of such transactions are retained, protected and duplicated in accordance with prudent banking practices and applicable regulatory requirements.

         (b) The data processing equipment, data transmission equipment, related peripheral equipment and software used by Citizens and its Subsidiaries in the operation of their business to generate and retrieve such records (whether owned or leased by Citizens or any of its Subsidiaries, or provided under any agreement or other arrangement with a third party for data processing services) are adequate for the needs of Citizens and its Subsidiaries.

         SECTION 3.13 ABSENCE OF CERTAIN CHANGES. Except as disclosed in
Schedule 3.13, there has not been since September 30, 2000:

         (a) any change in or effect on the business of Citizens and its Subsidiaries or any occurrence, development or event of any nature, that has had or may reasonably be expected to have, together with all such other changes and effects, a Material Adverse Effect on Citizens;

         (b) any direct or indirect redemption, purchase or other acquisition of shares of Citizens' Common Stock, convertible securities or securities exercisable for Citizens Common Stock or other capital stock of Citizens, by Citizens; any declaration, setting aside or payment of any dividend by Citizens other than its quarterly dividend in the amount of $50.00 per share paid in October, 2000; or any alteration of any right attaching to any shares of capital stock of Citizens; or any combination or subdivision of any shares of capital stock of Citizens;

         (c) any increase in the compensation or benefits payable or to become payable by Citizens or any of its Subsidiaries, including, without limitation, compensation or benefits under any Plan (as defined in Section 3.17 hereof) other than as set forth in Schedule 3.13(c), pursuant to Employee Agreements, as may be required to comply with Applicable Law or consistent with past practices;

         (d) any amendment or termination of any agreement to which Citizens is a party, other than amendments or terminations which do not and will not, individually or in the aggregate, have a Material Adverse Effect on Citizens;

         (e) any adoption, assumption or entrance into any Plan or, except as required by Applicable Law or the current provisions of any Plan, the amendment or any other action including, but not limited to, acceleration of vesting and waiver of performance criteria with respect to any Plan;

         (f) any amendment to the Articles of Incorporation or Bylaws of Citizens or any of the organizational documents of any of the Subsidiaries;

         (g) any change by Citizens in accounting principles or methods, except as required by the Financial Accounting Standards Board ("FASB") or FDIC or FRB regulations or as listed on Schedule 3.13(g);

         (h) any loss, damage or destruction (whether or not covered by insurance) affecting any of the tangible assets or business of Citizens and its Subsidiaries that may involve a loss of more than $50,000, individually, or $150,000, in the aggregate (including deductibles), in excess of applicable insurance coverage; or

         (i) any sale, transfer or other disposition of any material properties or assets of Citizens and its Subsidiaries except in the ordinary course of business.

         SECTION 3.14  LITIGATION.

         (a) Schedule 3.14(a) contains a true, correct and complete list, as of the date of this Agreement, of all suits, claims, actions, investigations or proceedings of any nature by any Person that are pending or, to Citizens' knowledge, threatened (as used in this Agreement, the term "threatened" shall include matters that are under consideration or investigation whether or not any formal demand has been made) (i) against or otherwise involving, directly or indirectly, Citizens or any of its Subsidiaries, or any of their properties (including, without limitation, any such matter with respect to Taxes), or (ii) against or otherwise involving, directly or indirectly, any officer, director, employee or agent of Citizens or any of its Subsidiaries (in connection with such officer's, director's, employee's or agent's activities on behalf of them or that otherwise relate, directly or indirectly, to Citizens or any of its Subsidiaries or any of their properties, securities or activities).

         (b) Schedule 3.14(b) contains a true, correct and complete list as of the date of this Agreement of all pending suits, claims, actions, investigations and proceedings of any nature involving claims in the amount of $50,000 or more or involving claims for specific performance or injunctive relief by or on behalf of Citizens or any of its Subsidiaries, or any officer, director, employee or agent thereof that relate, directly or indirectly, to Citizens or any of its Subsidiaries or any of their properties, securities or activities, including, without limitation, the types of actions referred to in Section 3.14(a), but excluding routine collection actions involving single family home loans and consumer loans in which the debtor has not asserted a counterclaim of $50,000 or more.

         SECTION 3.15  TAX MATTERS.

         (a) Definitions. For purposes of this Agreement, the following definitions shall apply:

                  (i) The term "Taxes" shall mean all taxes, however denominated, including, without limitation, any interest, penalties or other additions that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, without limitation, federal income taxes and state income taxes), payroll and employee withholding taxes, back-up withholding and other withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation and Pension Benefit Guaranty Corporation premiums, and other obligations of the same or of a similar nature to any of the foregoing, which Citizens or any of its Subsidiaries is required to pay, withhold or collect.

                  (ii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns required to be prepared or filed in connection with, any Taxes.

         (b) Returns Filed and Taxes Paid. Citizens and its Subsidiaries have filed with the appropriate agencies all material Returns required to be filed, and such Returns are true, correct and complete in all material respects. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are owing or payable by Citizens or its Subsidiaries with respect to items or periods covered by such Returns or with respect to any period prior to the date of this representation and warranty. No security interests, liens, encumbrances, attachments or similar interests exist on or with respect to any of the assets of Citizens or its Subsidiaries that arose in connection with any failure or alleged failure to pay any Taxes. Citizens and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any officer, director, employee or agent (including, without limitation, any independent contractor, foreign Person or other third Person) in compliance with all tax withholding provisions of applicable federal, state, local and foreign law (including, without limitation, income, social security, employment tax withholding, and withholding under Code Sections 1441 through 1445). Citizens and its Subsidiaries have timely complied in all material respects with all requirements under Applicable Laws relating to information, reporting and withholding and other similar matters for customer and other accounts (including back-up withholding and furnishing of Forms 1099 and all similar reports).

         (c) Tax Reserves. With respect to the periods for which Returns have not yet been filed, Citizens and its Subsidiaries have established adequate reserves determined in accordance with generally accepted accounting principles for the payment of all material Taxes.

         (d) Returns Furnished. Citizens has delivered or made available to the Company true and complete copies of Citizens' federal income tax returns for all periods for which the statute of limitations has not expired. Citizens has made available to the Company true and complete copies of all other Returns and other reports and statements relating to Taxes arising during such periods, including, without limitation, income tax audit reports, statements or income or gross receipts tax, franchise tax, sales tax and transfer tax, deficiencies, and closing or other agreements relating to income or gross receipts tax, franchise tax, sales tax and transfer tax received by Citizens in the possession of Citizens or any of its Subsidiaries. Citizens will promptly furnish to the Company true and correct copies of any other Returns filed by Citizens or any of its Subsidiaries prior to the Closing Date. Except as set forth on Schedule 3.15(d), neither Citizens nor any of its Subsidiaries is (nor ever has been) a party to any tax sharing agreement.

         (e) Tax Deficiencies; Audits; Statutes of Limitations. Except as set forth in Schedule 3.15(e), (i) no deficiencies have been formally asserted with respect to Taxes that remain unpaid; (ii) neither Citizens nor any of its Subsidiaries is a party to any formal action or proceeding for assessment or collection of Taxes, and no such action or proceeding has been asserted or threatened against Citizens or any of its Subsidiaries or any of their assets; and (iii) no waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns. Except as set forth in Schedule 3.15(e), the Returns for all tax years for which the statute of limitations has not expired have never been audited by a Governmental Authority (which term includes any taxing authority), nor is any such audit in process, pending or threatened.

         SECTION 3.16 EMPLOYMENT AND SIMILAR AGREEMENTS; OBLIGATIONS UPON CHANGE IN CONTROL. Except as set forth in Schedule 3.16 or Schedule 3.17(a), there are no written or oral employment, consulting, non-competition, retirement, parachutes, severance or indemnification agreements or other agreements of any nature whatsoever (collectively, "Employee Agreements") between Citizens or any of its Subsidiaries, on the one hand, and any officer, director, employee or agent thereof, or any of their respective family members, on the other hand, including, without limitation, any such agreement concerning the continued employment or use of such officer, director, employee, agent or family member after the consummation of the transactions contemplated by this Agreement, or any other benefits to be granted to any such officer, director, employee, agent or family member, upon, after or in connection with the consummation of the transactions contemplated by this Agreement. Except as set forth in Schedule 3.16, there are no such Employee Agreements or any other agreements under which the transactions contemplated by this Agreement (including, without limitation, the change in control resulting from the Merger) (i) will require any payment by Citizens or any of its Subsidiaries to, or any consent or waiver from, any officer, director, employee or agent thereof, or any other Person, or (ii) will result in a change of any nature in the rights of any party under an agreement with any officer, director, employee or agent of Citizens or any of its Subsidiaries, or any other Person, including, without limitation, any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments, or other contingent obligations of any nature whatsoever of Citizens or any of its Subsidiaries. Except as set forth in
Schedule 3.16, neither Citizens nor any of its Subsidiaries has any agreements with any employee or officer that are inconsistent with the status of all employees and officers thereof being "at-will" employees. Each reference in this Agreement to "officer," "director," "employee" or "agent" of Citizens or any of its Subsidiaries, unless otherwise specified, shall include, without limitation, consultants of Citizens or any of its Subsidiaries. Citizens has delivered to the Company true, correct and complete copies of all Employee Agreements.

         SECTION 3.17  BENEFIT PLANS.

         (a) Citizens has delivered to the Company true and complete copies of all Plans (as defined below), and related trusts, if applicable, including all amendments thereto. Citizens has also delivered to the Company, with respect to each Plan required to file such report and/or description, the most recent report on Form 5500 and/or the summary plan description, as applicable. Further, Citizens has delivered the most recent determination letter, if any issued by the Internal Revenue Service, with respect to any Plan intended to be qualified under Section 401 of the Code. All Plans are listed on Schedule 3.16 or Schedule 3.18(a). There are no Plans of Citizens or any of its Subsidiaries which are not evidenced by such written documents. The term "Plan" shall include each of the following that are sponsored, maintained, or contributed to by Citizens or any of its Subsidiaries for the benefit of any of the present or former directors, officers, employees, agents, consultants, or other similar representatives providing services to or for Citizens or any of its Subsidiaries in connection with such service or any of the following that have been so sponsored maintained, or contributed to within six years prior to the date of this
Agreement: (i) any "employee benefit plan" within the meaning of Section 3(3) of ERISA, (ii) any plans that would be employee benefit plans within the meaning of
Section 3(3) of ERISA if they were subject to ERISA, such as foreign plans and plans for directors or independent contractors, (iii) any profit-sharing, pension, deferred compensation, incentive compensation, or bonus plan, arrangement, contract, or agreement, (iv) any stock option, stock purchase, stock bonus, stock ownership, stock appreciation rights, phantom stock, or other stock plan (whether qualified or nonqualified), arrangement, contract, or agreement, (v) any severance, retainer, consulting, "cafeteria" benefits under
Section 125 of the Code, health, welfare or incentive plan or agreement, including any post-employment benefits, (vi) any plan, agreement, contract, program, arrangement, or policy providing for "fringe benefits", including, but not limited to, vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs and (vii) any Employee Agreement.

         (b) With respect to each Plan:

                  (i) to the extent applicable, it has been administered in all material respects in accordance with its terms and all Applicable Laws applicable to the Plan, including, without limitation, ERISA and the Code;

                  (ii) no investigation by any Governmental Authority and no actions, suits or claims (other than routine claims for benefits made in the ordinary course of Plan administration) are pending, or to the knowledge of Citizens, threatened or imminent against or with respect to the Plan, the Plan's assets, Citizens or any employer who is participating (or who has participated) in any Plan or any fiduciary of the Plan;

                  (iii) except with respect to Employee Agreements, it provides that it may be amended or terminated at any time and, except for benefits already accrued or which will have accrued at the time of Closing, claims already incurred or benefits protected under Section 411(d) of the Code, all benefits payable to current, terminated or retired employees or any beneficiary, including, without limitation, post-employment health care or insurance benefits, if any, may be amended or terminated by Citizens or the relevant employer at any time without liability;

                  (iv) no event has occurred and, to the knowledge of Citizens, there exists no condition or set of circumstances in connection with which Citizens or any of its Subsidiaries could be subject to any liability under the terms of such Plan, ERISA, the Code, or any other Applicable Law, other than any condition or set of circumstances that could not reasonably be expected to have a Material Adverse Effect on Citizens; and

                  (v) to the knowledge of Citizens, there is no matter pending (other than routine qualification determination filings) with respect to any Plan before the Internal Revenue Service, the Department of Labor, or any other Governmental Authority.

         (c) With respect to each Plan which is an employee benefit plan, as defined under Section 3(3) of ERISA:

                  (i) no prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred that could result in a Material Adverse Effect on Citizens; and

                  (ii) except as set forth in Schedule 3.17(c) and except for any non-compliance that would not have a Material Adverse Effect on Citizens, all reports, forms and other documents required to be filed with any Governmental Authority or distributed to Plan participants (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed (if applicable) and distributed (if applicable) and were accurate. Citizens has made available for inspection by the Company copies of all such reports, forms and documents required to have been filed or distributed since January 1, 1995.

         (d) Except as set forth in Schedule 3.17(d), each Plan that is intended to qualify under Section 401(a) of the Code (i) satisfies in form the requirements of such Section except to the extent amendments are not required by law to be made yet, (ii) has received a favorable determination letter from the Internal Revenue Service regarding such qualified status, (iii) has not, since receipt of the most recent favorable determination letter, been amended, and
(iv) has not been operated in a way that would adversely affect its qualified status.

         (e) Neither Citizens nor any of its Subsidiaries has within the past six years (i) maintained or made any contribution to, (ii) been a member of a controlled group which has maintained or contributed to, or (iii) been under common control with an employer that maintained or contributed to, any Plan subject to Title IV of ERISA, (including a Multiemployer Plan), Section 302 of ERISA or Section 412 of the Code.

         (f) All contributions required to be made to each Plan pursuant to its terms and the provisions of ERISA, the Code, or any Applicable Law have been timely made.

         (g) All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Plans for policy years or other applicable policy periods ending before the date of this representation and have been paid as required under the policies for policy years or other applicable policy periods beginning on or before the date of its representation and ending on or after such Closing Date.

         (h) All expenses and Liabilities relating to all of the Plans have been properly accrued on Citizens' consolidated books and records in accordance with generally accepted accounting principles.

         (i) As to any Plan intended to be qualified under Section 401(a) of the Code, there has been no termination or partial termination of the Plan within the meaning of Section 411(d)(3) of the Code.

         (j) In connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefits, or provision of other rights have been or will be made under any of the Plans that would be reasonably likely to be nondeductible under
Section 280G of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered.

         (k) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) require Citizens or any of its Subsidiaries to make a larger contribution to, or pay greater benefits or provide other rights under any Plan than it otherwise could, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered, or (ii) create or give rise to any additional vested rights or service credits under any Plan, whether or not some subsequent action or event would be required to cause such creation or acceleration to be triggered.

         (l) No Plan provides retiree medical or retiree life insurance benefits to any Person and neither Citizens nor any of its Subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code.

         (m) The written vacation policies of Citizens and its Subsidiaries do not provide for carryover of vacation from one calendar year to the next.

         SECTION 3.18 LABOR AND EMPLOYMENT MATTERS. Except to the extent set forth in Schedule 3.18, (a) Citizens and its Subsidiaries are and have been in compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, including, without limitation, the Immigration Reform and Control Act ("IRCA"), the Worker Adjustment and Retraining Notification Act ("WARN"), any Applicable Law respecting employment discrimination, disability rights and benefits, equal opportunity, plant closure issues, affirmative action, worker's compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, and is not engaged in and has not engaged in any unfair labor practice, except for such noncompliances which in the aggregate could not reasonably be expected to cause a Material Adverse Effect on Citizens;
(b) to the knowledge of Citizens, no investigation or review by or before any Governmental Authority concerning any possible conflicts with or violations of any such Applicable Law is pending, nor is any such investigation threatened, nor has any such investigation occurred during the last three years and no Governmental Authority has provided any notice to Citizens or otherwise asserted an intention to conduct any such investigation or review, nor is there any basis for any such investigation or review; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or, to Citizens' knowledge, threatened against or directly affecting Citizens or any of its Subsidiaries; (d) no union representation question or, to Citizens' knowledge, union organizational activity exists respecting the employees of Citizens or any of its Subsidiaries;
(e) no collective bargaining agreement exists which is binding on Citizens or any of its Subsidiaries, nor has Citizens or any of its Subsidiaries been a party to any collective bargaining agreement within the last ten years; (f) neither Citizens nor any of its Subsidiaries has experienced any work stoppage or other labor difficulties; (g) neither Citizens nor any of its Subsidiaries is delinquent in payments to any of its officers, directors, employees or agents for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such officers, directors, employees or agents; (h) except as provided in any Plan or Employee Agreement, neither Citizens nor any of its Subsidiaries has done anything or entered into any agreement that would cause Citizens or any of its Subsidiaries, the Company or the Surviving Corporation to be liable to any of said officers, directors, employees or agents, in the event of termination for any reason of the employment of any said officers, directors, employees or agents, for so-called "severance pay" or any other similar payments or benefits, including, without limitation, post-employment healthcare (other than pursuant to COBRA) or insurance benefits; and (i) within the three-year period prior to the date hereof there has not been any termination of employment of any officer, director, employee or agent of Citizens or any of its Subsidiaries who receives salary or compensation in excess of $40,000 per annum or any termination of any officer, director, employee or agent of Citizens or any of its Subsidiaries that could result in a Liability to the Company in excess of $40,000. In furtherance and not in limitation of the representations and warranties set forth in Section 3.14, there are no pending or, to Citizens' knowledge, threatened suits, claims, actions, charges, investigations or proceedings of any nature (A) under or alleging violation of IRCA, WARN or any Applicable Law respecting employment and employment practices, including, without limitation, discrimination, disability rights or benefits, equal opportunity, plant closures, affirmative action, worker's compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements or unemployment insurance and related matters, (B) relating to alleged unfair labor practices (or the equivalent thereof under any Applicable
Law).

         SECTION 3.19 CERTAIN INTERESTS. Except as set forth in Schedule 3.19, to Citizens' knowledge: (i) no officer, director, employee or agent of Citizens or any of its Subsidiaries, any of their respective family members, any corporation or organization (other than Citizens or any of its Subsidiaries) of which any of the foregoing Persons is an officer, director or beneficial owner of 10% or more of any class of its equity securities, or any trust or other estate in which any of the foregoing Persons has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity, nor any Affiliate of Citizens or any of its Subsidiaries, nor any current or former beneficial owner of 5% or more of any of the outstanding stock of Citizens has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Citizens or any of its Subsidiaries or in any transaction or series of similar transactions to which Citizens or any of its Subsidiaries is a party;
(ii) no such Person is indebted to Citizens or any of its Subsidiaries except for (A) normal business expense advances and (B) loans that have been entered into in the ordinary course of business on terms no less favorable to such Person, or the lender, as the case shall be, than if the loan had been entered into on an arm's length basis pursuant to normal commercial terms and conditions and in compliance with Applicable Law; (iii) neither Citizens nor any of its Subsidiaries is indebted to any such Person except for amounts due under normal salary or reimbursement or ordinary business expenses; and (iv) no such Person is a party to an agreement (other than a Plan) with Citizens or any of its Subsidiaries. Except as set forth in Schedule 3.19, to Citizens' knowledge, none of the Persons or entities described in clause (i) hereto has any other relationship or has engaged or proposes to engage in any other transaction or series of transactions that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act.

         SECTION 3.20 OFFERING MEMORANDUM/PROXY STATEMENT AND REGULATORY APPLICATIONS.

         (a) When the Offering Memorandum/Proxy Statement referred to in Section 5.1, or any amendment or supplement thereto, shall be mailed to the Shareholders, and at all times subsequent to such mailing up to and including the date of the Shareholders' Meeting, (i) such Offering Memorandum/Proxy Statement and all amendments or supplements thereto, with respect to all information set forth therein provided by Citizens or its Subsidiaries, will comply in all material respects with the provisions (to the extent applicable) of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder and (ii) the information set forth in the Offering Memorandum/Proxy Statement with respect to Citizens and its Subsidiaries will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

         (b) When the applications for the Regulatory Approvals are filed, or amended or supplemented, information that is provided to the Company by Citizens for inclusion in applications for such Regulatory Approvals shall comply in all material respects with all Applicable Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 3.21  INSURANCE.

         (a) Schedule 3.21 contains an accurate and complete description of all policies of general liability, theft, life, fire, worker's compensation, health, directors and officers, and other forms of insurance owned or held by Citizens and its Subsidiaries (other than title insurance, FHA mortgage insurance and private mortgage insurance obtained in the ordinary course of business that, to Citizens' knowledge, have been entered into on an arm's length basis pursuant to normal commercial terms and conditions) specifying the insurer, amount of coverage, deductions, exclusions, type of insurance, policy number and any pending claims thereunder involving more than $50,000 of which Citizens has knowledge.

         (b) All policies of general liability, theft, life, fire, worker's compensation, health, directors and officers, and other forms of insurance owned or held by Citizens and its Subsidiaries (i) are in full force and effect and all premiums that are due and payable with respect thereto are currently paid; (ii) are sufficient for compliance with all requirements of Applicable Law and of all agreements to which Citizens or any of its Subsidiaries is a party; (iii) are, to Citizens' knowledge, valid, outstanding and enforceable policies (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies); and (iv) to Citizens' knowledge will remain in full force and effect through the Closing Date. No insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond effective at any time prior to the Closing Date or generally disclaimed liability thereunder. Neither Citizens nor any of its Subsidiaries is in default under any such policy or bond, and all material claims thereunder have been filed in a timely fashion. Neither Citizens nor any of its Subsidiaries has been denied or had revoked or rescinded any policy of insurance during the last three fiscal years.

         SECTION 3.22 ENVIRONMENTAL MATTERS. To the knowledge of Citizens, neither Citizens nor any of its Subsidiaries, nor any properties or businesses owned or operated by any of them, whether or not held in a fiduciary or representative capacity, has been or is in violation of or liable under any Environmental Law (as hereinafter defined). There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted, pending, or, to the knowledge of Citizens, threatened relating to the liability of any properties or businesses owned or operated by Citizens or any of its Subsidiaries, whether or not held in a fiduciary or representative capacity, under any Environmental Law. To the knowledge of Citizens, neither Citizens nor any of its Subsidiaries is responsible under any Environmental Law for any release by any Person at or in the vicinity of real property of any contaminant, pollutant, hazardous substance, hazardous waste, hazardous pollutant, toxic pollutant, toxic waste or toxic substance ("Contaminant"), including, without limitation, by spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such Contaminant into the environment (collectively, "Release") nor, to the knowledge of Citizens is Citizens or any of its Subsidiaries responsible for any material costs of any response action required by virtue of any Release of any Contaminant into the environment including, without limitation, costs arising from investigation, removal or remediation of Contaminants, security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body or any other person. The representations contained in the foregoing three sentences are qualified to the extent that there may be certain exceptions to such representations; however, all exceptions to such representations in the aggregate could not reasonably be expected to cause a Material Adverse Effect on Citizens. Notwithstanding the foregoing, "Contaminant" shall not include materials employed in normal consumer or office uses, such as gasoline, lubricants, printing materials, cleaners, disinfectants, pesticides, building materials, fluorescent lights and ballasts, batteries and refrigerants, as long as such materials are used and stored only in quantities typical of consumer and office uses. "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release (or threatened release) or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous by any Governmental Authority or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

         SECTION 3.23 INTELLECTUAL PROPERTY RIGHTS. Schedule 3.23 contains a true, correct and complete list of all registered trademarks, registered service marks, trademark and service mark applications, trade names and registered copyrights presently owned or held by Citizens and its Subsidiaries or used under license by them in the conduct of their business (the "Intellectual Property"). Citizens and its Subsidiaries own or have the right to use and continue to use the Intellectual Property in the operation of their business. Except as set forth on Schedule 3.23, neither Citizens nor any of its Subsidiaries is infringing or violating any patent, copyright, trademark, service mark, label filing or trade name owned or otherwise held by any other party, nor has Citizens or any of its Subsidiaries used any confidential information or any trade secrets owned or otherwise held by any other party, without holding a valid license for such use. Neither Citizens nor any of its Subsidiaries is engaging, nor has it been charged with engaging, in any kind of unfair or unlawful competition. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will in any way impair the right of Citizens or any of its Subsidiaries or the Surviving Corporation to use, sell, license or dispose of, or to bring any action for the infringement of, the Intellectual Property.

         SECTION 3.24  SITE LOCATIONS.

         (a) Schedule 3.24(a) contains a true, correct and complete list of all locations of offices in which Citizens and its Subsidiaries are doing business as of the date hereof, including, without limitation, any branch, loan production and agency offices. Except as disclosed on Schedule 3.24(a), none of Citizens' Subsidiaries has applied for or received permission to open any additional offices at any such location or any other locations.

         (b) None of Citizens' Subsidiaries has filed any application, made any agreement or taken any other action to discontinue operations at any existing branch or agency, commence operations at any new branch or agency, or relocate any existing branch or agency, except for such applications, agreements or other actions as are set forth in Schedule 3.24(b).

         SECTION 3.25  LOANS.

         (a) Except as disclosed on Schedule 3.25(a) and except for those matters which, in the aggregate, could not reasonably be expected to cause a Material Adverse Effect on Citizens, (i) each outstanding loan, lease or other extension of credit or commitment to extend credit of Citizens or any of its Subsidiaries is a legal, valid and binding obligation, is in full force and effect and is enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally or equitable principles limiting the right to obtain specific performance or other similar relief; (ii) Citizens and its Subsidiaries have duly performed all of their respective obligations thereunder to the extent that such obligations to perform have accrued; (iii) all documents and agreements necessary for Citizens or any of its Subsidiaries to enforce such loan, lease or other extension of credit are in existence and in their possession; (iv) no claims, counterclaims, set-off rights or other rights exist, nor, to the knowledge of Citizens, do the grounds for any such claim, counterclaim, set-off rights or other rights exist, with respect to any such loans, leases or other extensions of credit which could impair the collectability thereof; and (v) each such loan, lease and extension of credit has been originated and served in accordance with the lender's then applicable underwriting guidelines, the terms of the relevant credit documents and agreements and Applicable Law; provided, however, that no representation or warranty is made as to the sufficiency of the collateral securing or the collectability of such loans. Except as set forth in
Schedule 3.25(a), as of September 30, 2000: (i) there were no loans, leases, other extensions of credit or commitments to extend credit of any of Citizens' Subsidiaries that have been or, to Citizens' knowledge, should have been classified by the applicable Subsidiary in its reasonable determination as "Other Assets Especially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification and (ii) as of September 30, 2000, there were no loans due to any of Citizens' Subsidiaries as to which any payment of principal, interest or any other amount is 30 days or more past due.

         (b) Schedule 3.25(b) lists all loan commitments of Citizens and its Subsidiaries (with conforming single family loan commitments and consumer commitments less than $500,000 listed in the aggregate only) outstanding as of the date hereof.

         SECTION 3.26 ALLOWANCE FOR LOSSES. To Citizens' knowledge, its allowance for possible credit losses is adequate in relation to its outstanding loans, leases and other extensions of credit and is in accordance with the safety and soundness standards administered by, and the practices and procedures of, the FDIC for state nonmember banks or the FRB for state member banks, as applicable, as such standards, practices and procedures may be amended from time to time (the "Regulatory Loan Standards").

         SECTION 3.27  REAL ESTATE OWNED.

         (a) Schedule 3.27(a) contains a true, correct and complete list of all Real Estate Owned by Citizens and its Subsidiaries, stating with respect to each its type and carrying value.

         (b) All Real Estate Owned is booked at the lower of cost or "fair value."

         (c) Except as set forth in Schedule 3.27(c) or reflected in the financial statements or notes thereto delivered to the Company hereunder, Citizens or one of its Subsidiaries has good and indefeasible title to, or a valid and enforceable leasehold interest in, all of its Real Estate Owned, and such interest is free and clear of all liens, charges or other encumbrances, except those related to real property taxes, local improvement district assessments, easements, covenants, restrictions and other matters of record that do not individually or in the aggregate materially adversely affect the use and enjoyment of the relevant real property.

         SECTION 3.28  INTEREST RATE RISK MANAGEMENT INSTRUMENTS.

         (a) Schedule 3.28 contains a true, correct and complete list of all interest rate swaps, caps, floors, and option agreements and other interest rate risk management arrangements or financial derivative products to which Citizens or one of its Subsidiaries is a party or by which any of their properties or assets may be bound. True and complete copies of all such interest rate risk management agreements and arrangements have been provided to the Company.

         (b) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Citizens or one of its Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to Citizens' knowledge, in accordance with prudent banking practice and all applicable rules, regulations and policies of applicable Governmental Authorities with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Citizens and its Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued; and to Citizens' knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

         SECTION 3.29 REGULATION D OFFERING. Citizens acknowledges that the Merger will be structured as an offering of Company Common Stock to the Shareholders that is exempt from registration under Regulation D. In that connection, Citizens has appointed Keefe, Bruyette & Woods, Inc. to act as the "Purchaser Representative," as defined in Rule 501(h) under the Securities Act, for those Shareholders who are not "accredited investors," as defined in Rule 501(a) of Regulation D. To the knowledge of Citizens, at least 22 of the 47 Shareholders are accredited investors.

         SECTION 3.30 DISCLOSURE. Without limiting any of the representations and warranties contained herein, no representation or warranty by Citizens in this Agreement, no statement contained in any document (including, without limitation, the financial statements, the Disclosure Schedule and the information to be provided pursuant to Section 5.5 hereof), certificate or other writing and no other information furnished or to be furnished by Citizens to the Company or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby makes the following representations and warranties to Citizens:

         SECTION 4.1  ORGANIZATION.

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Company is a registered bank holding company pursuant to 12 U.S.C. Sections 1841 et seq.

         (b) SW Delaware is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company owns directly all of the outstanding capital stock of SW Delaware.

         (c) SW Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America. SW Delaware owns directly all of the outstanding capital stock of SW Bank.

         (d) Each of the Company, SW Delaware and SW Bank has all requisite corporate power and corporate authority to own or lease its properties and to carry on its business as currently conducted. The nature of the business and activities of the Company and SW Bank, as currently conducted, does not require either of them to be qualified or registered to do business in any jurisdiction other than the State of Texas. The nature of the business and activities of SW Delaware, as currently conducted, does not require it to be qualified or registered to do business in any jurisdiction other than the State of Delaware.

         (e) The Company has the corporate power and authority to execute and deliver this Agreement, perform its obligations hereunder and to consummate the transactions contemplated herein, subject to the receipt of any required Regulatory Approvals.

         (f) The Company has delivered to Citizens true and complete copies of the Articles of Incorporation and Bylaws of the Company, the Certificate of Incorporation and Bylaws of SW Delaware and the Articles of Association and Bylaws of SW Bank. All such documents are in full force and effect.

         SECTION 4.2 BINDING EFFECT. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies). Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Company's Articles of Incorporation or Bylaws, SW Delaware's Certificate of Incorporation or Bylaws or the Articles of Association or Bylaws of SW

Bank, (ii) conflict with or result in the breach of any term, condition or provision of, or constitute a default under (upon the giving of notice, the lapse of time or otherwise), or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company, SW Delaware or SW Bank pursuant to, or otherwise require the consent of any Person under, any agreement or obligation to which the Company, SW Delaware or SW Bank is a party or by which any of their properties or assets may be bound, which conflict, breach, default, right, lien or right of consent could reasonably be expected to cause a Material Adverse Effect on the Company, or (iii) violate or conflict with any Applicable Laws applicable to the Company, SW Delaware or SW Bank or any of their respective properties or assets, subject to obtaining any necessary approvals of Shareholders and the Regulatory Approvals specified in
Section 5.2(a).

         SECTION 4.3 CAPITALIZATION. The authorized capital stock of the Company consists of 1,000,000 shares of preferred stock, $.01 par value, none of which shares are issued, and 75,000,000 shares of Company Common Stock, of which 28,635,969 shares were issued and outstanding as of September 30, 2000. All outstanding shares of Company Common Stock have been and are duly authorized and validly issued, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any Person. The shares of Company Common Stock to be issued to the Shareholders pursuant to the provisions of this Agreement have been duly authorized, will be validly issued, fully paid and nonassessable and will not be issued in violation of the preemptive rights of any Person.

         SECTION 4.4  FINANCIAL STATEMENTS AND REPORTS.

         (a) The Company has delivered to Citizens true and complete copies of its (i) Annual Report on Form 10-K for the year ended December 31, 1999 (the "Company Annual Report"), as filed with the SEC, which contains the Company's audited consolidated balance sheets as of December 31, 1999 and 1998 and related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 1999, 1998 and 1997, (ii) Quarterly Report on Form 10-Q for the six-month period ended June 30, 2000 (the "Company Quarterly Report"), as filed with the SEC, which contains the unaudited consolidated balance sheets and related consolidated statements of income, changes in shareholders' equity and cash flows for the six-month periods ended June 30, 2000 and 1999, and (iii) press release containing unaudited financial statements for the nine-month period ending September 30, 2000. Such financial statements have been prepared from the books and records of the Company and its Subsidiaries, present fairly the financial position and operating results of the Company and its Subsidiaries as of the date and during the periods indicated and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered, except as stated therein (subject, in the case of unaudited financial statements, to the exclusion of normal year-end adjustments and footnote disclosures required by generally accepted accounting principles). The Company does not have any Liabilities of a type that should be included in or reflected in such financial statements or the notes thereto, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except (i) as to the extent disclosed or reflected in such financial statements, (ii) Liabilities incurred in the ordinary course of business since September 30, 2000, which individually or in the aggregate would not result in a Material Adverse Effect upon the Company, or (iii) Liabilities under this Agreement and fees and expenses relating thereto. The Company Annual Report and the Company Quarterly Report did not at the respective times at which they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and nothing has come to the attention of the Company since those dates that would cause it to believe that such statements were untrue or misleading when made. During the past 12 months, the Company has timely filed all reports required to be filed with the SEC.

         (b) The Company and its Subsidiaries have filed all material documents and reports required to be filed by them with the FRB, the OCC, the FDIC and any other Governmental Authority under all other Applicable Laws. All such Governmental Filings, as finally amended or corrected, complied in all material respects at the time of filing and at the time of any amended or supplemental filing with all requirements of their respective forms and with all Applicable Laws.

         SECTION 4.5 OFFERING MEMORANDUM/PROXY STATEMENT AND REGULATORY APPLICATIONS.

         (a) When the Offering Memorandum/Proxy Statement referred to in Section 5.1, or any amendment or supplement thereto, shall be mailed to the Shareholders, and at all times subsequent to such mailing up to and including the date of the Shareholders' Meeting, (i) such Offering Memorandum/Proxy Statement and all amendments or supplements thereto, with respect to all information set forth therein provided by the Company and its Subsidiaries, will comply in all material respects with the provisions (to the extent applicable) of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder and (ii) the information relating to the Company and its Subsidiaries set forth in the Offering Memorandum/Proxy Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

         (b) When the applications for the Regulatory Approvals are filed, or amended or supplemented, the information relating to the Company and its Subsidiaries or to this Agreement that is provided by the Company or any of its Subsidiaries shall comply in all material respects with all Applicable Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (c) The Company and its Subsidiaries hold all material registrations, licenses, permits and franchises as are required to conduct their business as now conducted (including, without limitation, any insurance or securities activities), and all such licenses, permits and franchises which they hold are valid and in full force and effect. To the Company's knowledge, no suspension of any of the foregoing operating rights or cancellation thereof has been initiated or threatened and all filings, applications and registrations with respect thereto are current.

         SECTION 4.6  COMPLIANCE WITH APPLICABLE LAWS; OPERATING AUTHORITIES.

         (a) The business of the Company and its Subsidiaries and any advertising related to such business or otherwise conducted by or on their behalf, including without limitation the business of originating, acquiring, holding or disposing of assets and liabilities, is being conducted in compliance in all material respects with all Applicable Laws, and the forms, procedures, disclosures and practices now or previously used by them are or were in compliance in all material respects with all Applicable Laws, as in effect at the relevant times. No formal investigation or review by any Governmental Authority concerning any possible conflicts or violations of Applicable Laws is pending, nor to the Company's knowledge, is any such investigation threatened, nor has any such investigation occurred during the last three years. Since December 31, 1996, no Governmental Authority has delivered any written notice to the Company or SW Bank, or to the Company's knowledge, otherwise asserted an intention to conduct any such investigation or review, nor, to the Company's knowledge, is there any basis for any investigation or review of the type described above.

         (b) Neither the Company nor any of its Subsidiaries is (i) a party to any written agreement, stipulation, conditional approval, memorandum of understanding or notice of determination with any Governmental Authority or (ii) subject to any judgment, order, decree or directive of such a Governmental Authority, that, in either case, restricts or monitors the conduct of its business, or in any manner relates to its capital adequacy, credit policies, management or customer base.

         (c) The Company and its Subsidiaries hold all material registrations, licenses, permits and franchises as are required to conduct their business as now conducted (including, without limitation, any insurance or securities activities), and all such licenses, permits and franchises which they hold are valid and in full force and effect. To the Company's knowledge, no suspension of any of the foregoing operating rights or cancellation thereof has been initiated or threatened and all filings, applications and registrations with respect thereto are current.

         SECTION 4.7 ABSENCE OF CERTAIN CHANGES. Except as disclosed in Schedule 4.7, there has not been since September 30, 2000:

         (a) any change in or effect on the business of the Company or any of its Subsidiaries or any occurrence, development or event of any nature, that has had or may reasonably be expected to have, together with all such other changes and effects, a Material Adverse Effect on the Company;

         (b) any direct or indirect redemption, purchase or other acquisition of shares of the Company's capital stock, convertible securities or securities exercisable for capital stock of the Company by the Company, any declaration, setting aside or payment of any dividend by the Company, any alteration of any right attaching to any shares of capital stock of the Company, or any combination or subdivision of any shares of capital stock of the Company;

         (c) any amendment or termination of any agreement to which the Company or any of its Subsidiaries is a party, other than amendments or terminations which do not and will not, individually or in the aggregate, have a Material Adverse Effect on the Company;

         (d) any amendment to the Articles of Incorporation or Bylaws of the Company;

         (e) any change by the Company in accounting principles or methods, except as required by the FASB or OCC regulations or as listed on Schedule 4.7(e);

         (f) any loss, damage or destruction (whether or not covered by insurance) affecting any of the tangible assets or business of the Company or any of its Subsidiaries that may involve a loss of more than $400,000, individually, or $1,200,000 in the aggregate (including deductibles) in excess of applicable insurance coverage; or

         (g) any sale, transfer or other disposition of any material properties or assets of the Company or any of its Subsidiaries except in the ordinary course of business.

         SECTION 4.8 LITIGATION. As of the date of this Agreement there are no suits, claims, actions, investigations or proceedings of any nature by any Person which are pending or, to the Company's knowledge, threatened (i) against or otherwise involving, directly or indirectly, the Company or any of its Subsidiaries, or any of their properties (including, without limitation, any such matter with respect to Taxes), or (ii) against or otherwise involving, directly or indirectly, any officer, director, employee or agent of the Company or any of its Subsidiaries (in connection with such officer's, director's, employee's or agent's activities on behalf of them or that otherwise relate, directly or indirectly, to the Company or any of its Subsidiaries or any of their properties, securities or activities), which in the aggregate have had or may reasonably be expected to have a Material Adverse Effect on the Company.

         SECTION 4.9 BROKER'S AND FINDER'S FEES. Neither the Company nor anyone acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder, intermediary, financial advisor or financial consultant or other Person (other than Legg Mason Wood Walker, Incorporated and legal and accounting advisors acting as such) in connection with the transactions contemplated hereby (including, without limitation, any restructuring of obligations, financings or other transactions that have been entered into as part of the transactions contemplated hereby) and, except as stated above, no Person is entitled to receive from the Company any such fee or commission.

         SECTION 4.10 TAX MATTERS. The Company and its Subsidiaries have filed with the appropriate agencies all material Returns required to be filed, and such Returns are true, correct and complete in all material respects. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other Taxes are owing or payable by the Company or its Subsidiaries with respect to items or periods covered by such Returns or with respect to any period prior to the date of this representation and warranty.

         SECTION 4.11 ENVIRONMENTAL MATTERS. To the knowledge of the Company, neither the Company nor any of its Subsidiaries, nor any properties or businesses owned or operated by any of them, whether or not held in a fiduciary or representative capacity, has been or is in violation of or liable under any Environmental Law. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted, pending, or, to the knowledge of the Company, threatened relating to the liability of any properties or businesses owned or operated by the Company or any of its Subsidiaries, whether or not held in a fiduciary or representative capacity, under any Environmental Law. To the knowledge of the Company, neither the Company nor any of its Subsidiaries is responsible under any Environmental Law for any Release by any Person at or in the vicinity of real property of any Contaminant nor, to the knowledge of the Company is the Company or any of its Subsidiaries responsible for any material costs of any response action required by virtue of any Release of any Contaminant into the environment including, without limitation, costs arising from investigation, removal or remediation of Contaminants, security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body or any other person. The representations contained in this
Section 4.11 are subject to the same qualifications as those set forth in
Section 3.22.

         SECTION 4.12 ALLOWANCE FOR LOSSES. To the Company's knowledge, SW Bank's allowance for possible credit losses is adequate in relation to the outstanding loans, leases and other extensions of credit of SW Bank and is in accordance with the safety and soundness standards administered by, and the practices and procedures of, the OCC, as such standards, practices and procedures may be amended from time to time.

         SECTION 4.13 DISCLOSURE. Without limiting any of the representations and warranties contained herein, no representation or warranty by the Company in this Agreement, no statement contained in any document (including, without limitation, the Company Annual Report and the Company Quarterly Report and the information to be provided pursuant to Section 5.5 hereof), certificate or other writing and no other information furnished or to be furnished by the Company to Citizens or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.14 INSURANCE. The Company and each of its Subsidiaries is presently insured or self-insured, and during each of the past five calendar years (or during such lesser period of time as the Company has owned its Subsidiaries) has been insured or self-insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

         SECTION 4.15  COMPANY BENEFIT PLANS.

                  (i) For purposes of this Section 4.15, the term "Company Plan" means all employee benefit plans as defined in Section 3(3) of ERISA, to which the Company contributes, sponsors, or otherwise has any obligations.

                  (ii) No Company Plan is a "multiemployer plan" within the meaning of Section 3(37) or ERISA.

                  (iii) Each Company Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law, including, if applicable, ERISA and the Code.

                  (iv) Each Company Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service stating that the Company Plan (including all amendments) is tax qualified under Section 401(a) of the Code and the Company knows of no reason that any such Company Plan is not qualified within the meaning of Section 401(a) of the Code and knows of no reason that each related Company Plan trust is not exempt from taxation under Section 501(a) of the Code.

                  (v) All contributions, premium payments and other payments required to be made in connection with the Company Plans as of the date of this Agreement have been made.

                  (vi) The Company has no Plan that is subject to Title IV of ERISA, Section 301 of ERISA or Section 412 of the Code.

         SECTION 4.16 NO DEFAULTS. Neither the Company nor any of its Subsidiaries is in default, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a Material Adverse Effect upon the Company. To the Company's knowledge, all parties with whom the Company or any of its Subsidiaries has material leases, agreements or contracts or who owe to the Company or any of its Subsidiaries material obligations other than with respect to those arising in the ordinary course of the banking business of the Company's Subsidiaries are in compliance therewith in all material respects.

         SECTION 4.17 COMMITMENTS AND CONTRACTS. Except for those contracts which have been filed with the SEC and those listed in Schedule 4.17, as of September 30, 2000 neither the Company nor any of its Subsidiaries is a party or subject to any of the following (whether written or oral, express or implied):

                  (i) any labor contract or agreement with any labor union;

                  (ii) any contract not made in the ordinary course of business containing covenants which materially limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which, the Company or any of its Subsidiaries may carry on its business (other than as may be required by law or applicable regulatory authorities); or

                  (iii) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K.

         SECTION 4.18 REGULATORY APPROVALS. The Company knows of no reason why it would not be able to obtain the Regulatory Approvals in a timely manner.

         SECTION 4.19 LOANS. Except as disclosed on Schedule 4.19 and except for those matters which, in the aggregate, could not reasonably be expected to cause a Material Adverse Effect on the Company, (i) each outstanding loan, lease or other extension of credit or commitment to extend credit of the Company or any of its Subsidiaries is a legal, valid and binding obligation, is in full force and effect and is enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally or equitable principles limiting the right to obtain specific performance or other similar relief; (ii) the Company and its Subsidiaries have duly performed all of their respective obligations thereunder to the extent that such obligations to perform have accrued; (iii) all documents and agreements necessary for the Company or any of its Subsidiaries to enforce such loan, lease or other extension of credit are in existence and in their possession; (iv) no claims, counterclaims, set-off rights or other rights exist, nor, to the knowledge of the Company, do the grounds for any such claim, counterclaim, set-off rights or other rights exist, with respect to any such loans, leases or other extensions of credit which could impair the collectability thereof; and (v) each such loan, lease and extension of credit has been originated and served in accordance with the lender's then applicable underwriting guidelines, the terms of the relevant credit documents and agreements and Applicable Law; provided, however, that no representation or warranty is made as to the sufficiency of the collateral securing or the collectability of such loans.

         SECTION 4.20 INTEREST RATE RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which the Company or one of its Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the Company's knowledge, in accordance with prudent banking practice and all applicable rules, regulations and policies of applicable Governmental Authorities with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. The Company and its Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued; and to the Company's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

                                    ARTICLE V

                            COVENANTS OF THE PARTIES

         SECTION 5.1 PREPARATION OF OFFERING MEMORANDUM/PROXY STATEMENT. Citizens and the Company contemplate that the shares of Company Common Stock to be issued in connection with the transactions contemplated hereby will be issued in a private transaction that is exempt from registration under the Securities Act pursuant to Regulation D thereunder and that the parties will prepare a related Offering Memorandum/Proxy Statement (the "Offering Memorandum/Proxy Statement") to be mailed to the shareholders of Citizens in connection with the Shareholders' Meeting. The parties hereby agree to cooperate with each other in preparing such Offering Memorandum/Proxy Statement and in ensuring that the Offering Memorandum contains all information required by Rule 502(b) of Regulation D. Citizens will use its best efforts to obtain from each of its Shareholders such executed representation letters and other documents furnished by the Company for the purpose of ensuring compliance with Regulation D. Without limiting the generality of the foregoing, nothing shall be contained in the Offering Memorandum/Proxy Statement or any proxy soliciting materials with respect to any party unless approved by such party, which approval shall not be unreasonably withheld.

         SECTION 5.2  PURSUIT OF REGULATORY APPROVALS.

         (a) The parties shall cooperate and use their best efforts (i) to obtain all necessary approvals, consents, authorizations and the like from Governmental Authorities required to consummate the Merger, the Delaware Merger and the Bank Merger, including, without limitation, the approval of the Federal Reserve, the OCC, the TDB and such other Persons as may be required under Applicable Law. In addition, the consummation of the transactions contemplated hereby is subject to the expiration of any applicable waiting period with respect to any of the foregoing matters (including, without limitation, any extension thereof by reason of a request for additional information or as a result of any pending or threatened action, suit or proceeding by the U.S. Department of Justice or the Federal Trade Commission under federal antitrust laws), and the publication of any notice required by Applicable Law.

         All such approvals, together with any other approvals of Governmental Authorities that are necessary to effectuate the Merger and the Bank Merger, are referred to herein as the "Regulatory Approvals."

         (b) The Company shall have primary responsibility for the preparation of all Federal Reserve and OCC applications and filings required in connection with Section 5.2(a) above, and the parties shall be jointly responsible for the preparation of all applications and filings, if any, with the TDB required in connection with Section 5.2(a) above. The Company shall use its best efforts to prepare and file such applications as soon as practicable and shall promptly provide Citizens with copies of all non-confidential portions of such applications, filings and correspondence with Governmental Authorities related to obtaining such Regulatory Approvals. Each party shall cooperate with the other party hereto in preparation of all applications for such Regulatory Approvals and will furnish promptly upon request all documents, information, financial statements or other materials as may be required in order to complete such applications. Should the appearance of any of the officers, directors, employees or agents of either of the parties hereto be requested by either of the parties or by any Governmental Authority at any hearing or otherwise in connection with any such application, such party shall promptly use its best efforts to arrange for those appearances.

         SECTION 5.3 OTHER CONSENTS. Citizens and the Company agree to apply for and reasonably and diligently seek to obtain all waivers, consents and approvals of other Persons required in connection with the transactions contemplated by this Agreement, including, without limitation, the consent of any Person which may be required under any Scheduled Contract. Citizens will take or cause to be taken on a timely basis all actions necessary with respect to the authorization, adoption and approval (i) by CB&T, Baytown and Pasadena of the Bank Merger and
(ii) by Citizens Delaware of the Delaware Merger. The Company will take or cause to be taken on a timely basis all actions necessary with respect to the authorization, adoption and approval (i) by SW Bank of the Bank Merger and (ii) by SW Delaware of the Delaware Merger.

         SECTION 5.4 CITIZENS ACTIVITIES PENDING CLOSING. Except as otherwise specifically provided in this Agreement and subject to Applicable Law, from the date hereof to and including the Effective Time, Citizens and its Subsidiaries other than Bay City shall, as long as this Agreement remains in effect or unless the Company otherwise consents in writing (which consent shall not be unreasonably withheld):

         (a) conduct its affairs (including, without limitation, the making of or agreeing to make any loans or other extensions of credit) only in the ordinary course of business consistent with prudent banking practice and in accordance with Applicable Laws and their compliance, loan and other policies, including, without limitation, using its best efforts to make all changes required upon completion of any regulatory examination, and use its best efforts to preserve intact their present business organizations, keep available the services of their present officers, directors, key employees and agents and preserve their relationships and goodwill with all Persons having business dealings with them, provided that Citizens and its Subsidiaries (other than Bay
City) shall not make or agree to make any loans or other extensions of credit to any borrower in excess of $500,000 (except (i) pursuant to commitments made prior to the date of this Agreement, (ii) loans fully secured by a certificate of deposit at CB&T, Baytown or Pasadena and (iii) renewals, extensions and consolidations of any loans other than those loans listed on Schedule 5.4(a)) without the prior consent of the Company (which consent shall not be unreasonably withheld); provided, however, that if the Company does not disapprove in writing any loan requiring the Company's prior approval within two business days following its receipt of a request for approval, such loan shall be deemed approved by the Company.

         (b) refrain from issuing or selling or obligating itself to issue or sell any shares of its capital stock or any warrants, rights or options to acquire, or any securities convertible into, any shares of its capital stock;

         (c) except as set forth in Schedule 3.24(b), refrain from opening or closing any branch office, or acquiring or selling or agreeing to acquire or sell, any branch office or any deposit liabilities, and otherwise consult with and seek the advice of the Company with respect to basic policies relating to branching, site location and relocation;

         (d) not enter into, amend or terminate any agreement of the type that would be required to be disclosed on Schedule 3.7(a), or any other material agreement, or acquire or dispose of any material amount of assets or liabilities, except in the ordinary course of business consistent with prudent banking practices;

         (e) not grant any severance or termination pay (other than pursuant to Citizens' policies in effect on the date hereof) to, or enter into any employment, consulting, non-competition, retirement, parachute, severance or indemnification agreement with, any officer, director, employee or agent of Citizens or its Subsidiaries (other than Bay City), either individually or as part of a class of similarly situated persons;

         (f) not cause or allow any of the things listed in Section 3.13 to occur (except with respect to Section 3.13(a) and (h), Citizens and its Subsidiaries shall use their best efforts to not cause or allow any of the things listed therein to occur, and with respect to Section 3.13(b) if the Effective Time does not occur by January 15, 2001, Citizens may pay its fourth quarter regular quarterly dividend of $50.00 per share to the shareholders of record on January 15, 2001);

         (g) not foreclose upon or otherwise acquire any real property described in Section 3.22 hereof or any non-residential property prior to receipt and approval by the Company of a Phase I environmental review therefor;

         (h) not change its deposit account interest rate pricing policies or its loan pricing policies except in response to changes in the applicable market;

         (i) not establish any new Subsidiary;

         (j) not voluntarily make any material change in the interest rate risk profile of any of its Subsidiaries from that as of September 30, 2000;

         (k) not materially deviate from policies and procedures existing as of the date of this Agreement with respect to (i) classification of assets, (ii) the allowance for possible credit losses and (iii) accrual of interest on assets, except as otherwise required by the provisions of this Agreement; and

         (l) not make or agree to make any overdrafts in excess of $100,000 per account, unless an overdraft line of credit is in place consistent with the Subsidiary's ordinary course of business and policies and Applicable Laws.

         (m) not change any of its policies with respect to its general oversight of Bay City, including loan approval, asset writedowns, membership on Bay City's Board of Directors and any committees thereof and similar matters.

Notwithstanding the foregoing, prior to the Effective Time Citizens and its Subsidiaries may terminate the two leases of real property in LaSalle County, Texas, that are used primarily for hunting purposes and are listed and so noted in Schedule 3.10(a).

         SECTION 5.5 ONGOING FINANCIAL DISCLOSURE. Citizens shall provide to the Company as soon as practicable but in no event later than twenty (20) days following the end of each calendar month, from the date hereof through the Closing Date, copies of all financial statements and other written information provided to the Boards of Directors of Citizens or any of its Subsidiaries (other than information relating to this Agreement and the transactions relating to this Agreement, or where such information relates to litigation and counsel for Citizens has advised Citizens that such disclosure may jeopardize the attorney-client privilege), and, to the extent permitted by Applicable Law, all reports filed by Citizens or any of its Subsidiaries with federal or state regulatory agencies. The Company shall send to Citizens, promptly after they become publicly available, copies of all Company filings from and after the date hereof made under Sections 13(a) and 14 of the Exchange Act and copies of all news releases made by the Company from and after the date hereof. The

Company shall provide to a single designee of Citizens copies of all non-public financial and other written information provided to the Boards of Directors of the Company and SW Bank, and, to the extent permitted by Applicable Law, all reports filed by the Company or SW Bank with federal or state regulatory agencies. Such designee shall not copy or circulate any such information to anyone without the prior written consent of the Company, which consent shall not be unreasonably withheld, and Citizens hereby acknowledges its obligations under the federal securities laws with respect to maintaining the confidentiality of such information and insider trading matters.

         SECTION 5.6  ACCESS TO INFORMATION OF CITIZENS.

         (a) During the period from the date hereof until the Effective Time,
(i) Citizens shall provide the information and access described in paragraphs
(b) and (c) below during normal business hours, upon reasonable written or oral notice and in such manner as will not unreasonably interfere with the conduct of the business of Citizens and its Subsidiaries and (ii) subject to compliance with Section 5.7, two representatives of the Company shall be entitled to attend all meetings of the Board of Directors of Citizens and the respective Boards of Directors of CB&T, Baytown and Pasadena (except for those parts of such meetings where matters related to this Agreement are discussed and where litigation regarding Citizens is being discussed and counsel for Citizens has advised Citizens that the presence of Company representatives may jeopardize the attorney-client privilege).

         (b) To the extent permitted by law and consistent with Section 5.6(a), Citizens shall authorize and permit the Company and its representatives, accountants and counsel to have full and complete access to all of the properties, books, records, branch operating reports, branch audit reports, customer accounts and records, any reports of Governmental Authorities and responses thereto, operating instructions and procedures (and all correspondence with Governmental Authorities), tax returns, tax settlement letters, financial statements and other financial information (including the work papers of Tiller and Company used to audit Citizens' consolidated balance sheets as of December 31, 1999, 1998 and 1997 and its consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended), contracts and documents of Citizens and its Subsidiaries and all other information with respect to the business affairs, financial condition, assets and Liabilities of Citizens and its Subsidiaries as the Company may from time to time reasonably request, to make copies of such books, records and other documents, and to discuss the business affairs, condition (financial and otherwise), assets and Liabilities of Citizens and its Subsidiaries with such third persons, including, without limitation, the directors, officers, employees, agents, accountants (including Tiller and Company) and attorneys of Citizens and its Subsidiaries, as the Company considers reasonably necessary or appropriate for the purposes of familiarizing itself with the business and operations of Citizens and its Subsidiaries, determining any breach of the representations, warranties and covenants of Citizens set forth herein, obtaining any necessary orders, consents or approvals of the transactions contemplated by this Agreement by Governmental Authorities, conducting further evaluations of the assets and Liabilities of Citizens and its Subsidiaries, and accomplishing the integration of the business operations of Citizens and its Subsidiaries with those of the Company and its Subsidiaries at the earliest possible date.

         (c) For purposes of the Company's investigation pursuant to this
Section 5.6, Citizens shall use its best efforts to cause any service bureau, accountant, third party servicer or other third party under contract to it to furnish to the Company and its authorized representatives, at the

Company's cost, full access to such party's premises and all of its books, records and properties, including, without limitation, all loan, investment, regulatory, financial, accounting, tax and property records and files relating to the operations of Citizens and its Subsidiaries including, without limitation, all files, computer records and customer information, relating to assets serviced by third parties or necessary for the conversion on the Closing Date of all accounts, products and branch operating systems of Citizens and its Subsidiaries to such systems as the Company may designate. Citizens shall use its best efforts to cause any service bureau, accountant, third party servicer or other third party to provide adequate space and facilities and the cooperation of its personnel at the Company's cost, including, without limitation, copying facilities, to the end that such examination shall be completed expeditiously, completely and accurately. Citizens shall, upon request, provide the Company and its authorized representatives with reasonable access to any and all real and personal properties securing loans made by Citizens, to the extent legally permissible. Without limiting any of the foregoing, the Company and its authorized representatives shall be specifically entitled to conduct at the Company's own expense (and Citizens shall use its best efforts to enable them to conduct) such tests of accounts receivable and other matters as they deem appropriate. Any examination or investigation made by the Company or other Persons as contemplated by this Section shall not affect any of the representations and warranties hereunder.

         SECTION 5.7 CONFIDENTIALITY. Except as contemplated by this Agreement or as necessary to carry out the transactions contemplated herein, all information or documents furnished hereunder by any party hereto or any other party shall be kept confidential by the party to whom it is furnished (and such party shall use its best efforts to cause its agents and representatives to maintain the confidentiality of such documents) and in the event such transactions are not consummated, each shall return to the other or destroy all information furnished hereunder and shall not thereafter use the same for any purpose until such time as such information becomes publicly available, except to the extent (i) it was known by such other party prior to being received other than through the violation or breach of such party or any other Person of any duty of confidentiality, (ii) it is or thereafter becomes lawfully obtainable from other sources, (iii) it is necessary or appropriate to disclose the same to any Governmental Authority having jurisdiction over the parties or their Subsidiaries or as otherwise may be required by Applicable Laws (to the extent permitted by law, the party intending to make disclosure in such circumstances shall give the other party hereto prompt notice prior to making such disclosures so that such other parties may seek a protective order or other appropriate remedy prior to such disclosure), or (iv) such duty of confidentiality is waived in writing by the other party, and that none of this information shall be used for competitive purposes. Notwithstanding the foregoing, information and documents furnished by or on behalf of Citizens hereunder may be disclosed by the Company or SW Bank to the FRB, the OCC, the FDIC, the TDB and any other Governmental Authority whose approval, consent, authorization or other action is necessary for the consummation of the Merger and the transactions contemplated hereby.

         SECTION 5.8  MEETING OF SHAREHOLDERS.

         (a) Citizens shall duly call a meeting of its shareholders (the "Shareholders' Meeting") for the purpose of obtaining the adoption of this Agreement and all other matters necessary to consummate the transactions contemplated by this Agreement, which meeting shall be held not earlier than 20 nor later than 30 days following the date upon which the notice of the Shareholders' meeting is mailed to the Shareholders. In connection with the Shareholders' Meeting, the Board of Directors of Citizens shall recommend approval of the transactions contemplated by this Agreement, indicate the determination by the Board of Directors that the Merger is in the best interests of Citizens' shareholders and use its best efforts (including, without limitation, soliciting proxies for such approvals) to obtain such shareholder approval, subject to its fiduciary duties. Notice of the Shareholders' Meeting shall be accompanied by the Offering Memorandum/Proxy Statement.

         (b) In obtaining the approval of shareholders referred to in this
Section 5.8, Citizens will comply, and will use its best efforts to cause its officers, directors and 5% shareholders to comply, with applicable provisions of and the rules and regulations under the Securities Act, the Exchange Act and any other Applicable Law.

         SECTION 5.9 STOCK LISTING. The Company shall, prior to the Effective Time, notify Nasdaq with respect to the listing of the shares of Company Common Stock to be issued pursuant to the Merger and shall obtain any approval required by Nasdaq necessary in connection with the issuance of the Company Common Stock.

         SECTION 5.10 AFFILIATES' LETTERS. No later than the 30th day following the date hereof, Citizens shall deliver to the Company, after consultation with legal counsel, a list of names and addresses of those persons who are "Affiliates" of Citizens with respect to the Merger within the meaning of Rule 144 under the Securities Act. There shall be added to such list the names and addresses of any other person (within the meaning of such Rule) which the Company identifies (by written notice to Citizens within three business days after receipt of such list) as possibly being a person who may be deemed to be an "Affiliate" of Citizens within the meaning of Rule 144. Citizens shall use its best efforts to deliver, or cause to be delivered, to the Company, not later than the Closing Date from each of the "Affiliates" of Citizens identified as aforesaid, a letter dated as of the date of delivery thereof in the form of Exhibit C attached hereto.

         SECTION 5.11  PLAN AMENDMENTS AND PARTICIPATION IN COMPANY PLANS.

         Citizens shall execute and deliver such instruments and take such other actions as the Company may reasonably require in order to cause the amendment or termination of any Plan on terms satisfactory to the Company and in accordance with Applicable Law and effective as of the Effective Time. The Company agrees that the employees of Citizens and its Subsidiaries who continue their employment after the Effective Time (the "Citizens Employees") will be entitled to participate as newly hired employees in the employee benefit plans and programs (including any severance plan) maintained for employees of the Company and SW Bank, in accordance with the respective terms of such plans and programs, and the Company shall take all actions necessary or appropriate to facilitate coverage of the Citizens Employees in such plans and programs from and after the Effective Time, subject to the following:

                  (i) Each Citizens Employee will be entitled to credit for prior service with Citizens and its Subsidiaries for all purposes under the employee welfare benefit plans and other employee benefit plans and programs (other than stock option plans), sponsored by the Company and SW Bank to the extent Citizens and its Subsidiaries sponsored a similar type of plan in which the Citizens Employees participated immediately prior to the Effective Time. Any pre-existing condition exclusion applicable to such plans and programs shall be waived with respect to each Citizens Employee. For purposes of determining Citizens Employee's benefit for the calendar year in which the Merger occurs under the Company's vacation program, any vacation taken by the Citizens Employee immediately preceding the Effective Time for the calendar year in which the Merger occurs will be deducted from the total Company vacation benefit available to such Citizens Employee for such calendar year. The Company further agrees to credit each Citizens Employee for the year during which coverage under the Company's group health plan begins, with any deductibles already incurred during such year, under Citizens' group health plan.

                  (ii) Each Citizens Employee shall be entitled to credit for past service with Citizens and its Subsidiaries for the purpose of satisfying any eligibility or vesting periods applicable to the Company employee benefit plans which are subject to Sections 401(a) and 501(a) of the Code (including, without limitation, the Company's 401(k) Savings Plan).

                  (iii) Employees of Citizens and its Subsidiaries who are terminated as of or within six months after the Effective Time because their jobs are eliminated due to merger related consolidations will be entitled to treatment under the Severance Benefits Summary attached hereto as Schedule 5.11 and will be entitled to credit for prior service with Citizens and its Subsidiaries as described therein.

         SECTION 5.12 TERMINATION OF SEVERANCE AND CONSULTING ARRANGEMENTS. On or prior to the Closing Date, subject to Applicable Law, Citizens shall use its best efforts to terminate those arrangements other than the Employee Agreements (pursuant to reasonable severance arrangements and subject to any vested rights) as the Company shall notify Citizens in writing pursuant to which Citizens or any of its Subsidiaries is or may be obligated to make payments after the Closing Date to any Person pursuant to any employment, consulting, severance, employment termination or other similar agreement with any current or former officer, director, employee or agent of Citizens or any of its Subsidiaries.

         SECTION 5.13  CERTAIN NOTIFICATIONS.

         (a) Each party to this Agreement shall notify the other party promptly both orally and in writing (i) after becoming aware of any misrepresentation or breach of warranty on its part under this Agreement, (ii) after becoming aware of the occurrence of, or the impending or threatened occurrence of, any event that would constitute a breach on its part of any obligation under this Agreement or the occurrence of any event that would cause any representation or warranty made by it herein to be false or misleading in any material respect if such representation and warranty were restated at such time, or (ii) upon the occurrence of, or the discovery of, any event that could reasonably be expected to cause it to be unable to satisfy a condition to any other party's obligation to proceed with the Merger.

         (b) Each party to this Agreement shall notify the other party promptly both orally and in writing if it becomes aware that there exists a basis for any material suit, claim, action, investigation or proceeding of any nature to be brought against or by or on behalf of the notifying party, or any of its properties.

         SECTION 5.14  NO SHOPPING.

         (a) Citizens shall not, directly or indirectly, through any officer, director, employee or agent or otherwise, solicit, initiate or encourage any Acquisition Proposal, or, except as otherwise required in the opinion of Bracewell & Patterson, L.L.P. or such other nationally recognized, independent counsel in order for its Board of Directors to fulfill its fiduciary duties, participate in any negotiation in respect of or cooperate with (including, without limitation, by way of furnishing any nonpublic information concerning the business, properties or assets of Citizens or its Subsidiaries or any access to such properties or assets) any Acquisition Proposal. Citizens shall notify the Company promptly by telephone, and thereafter promptly confirm such notification in writing, if any such information is requested from, or any Acquisition Proposal or inquiry with respect to any Acquisition Proposal is received by, Citizens and shall provide the Company with a reasonably detailed description of the contents thereof, including without limitation, the identity of the other persons or entities involved.

         (b) Unless and until Citizens shall have exercised its right to terminate this Agreement pursuant to Section 7.1(e) hereof (or shall exercise such right simultaneously with any of the following), no Acquisition Proposal shall be accepted, approved, adopted or recommended by the Board of Directors of Citizens, or presented by Citizens, or by its Board of Directors or management, to the shareholders of Citizens for vote or approval by written consent, the Board of Directors of Citizens shall not rescind the approval of this Agreement or any of the transactions contemplated hereby, and no such meeting of shareholders shall be called by Citizens or noticed for purposes of taking shareholder action with respect to any Acquisition Proposal.

         (c) Unless and until Citizens shall have exercised its right to terminate this Agreement pursuant to Section 7.1(e) hereof, or except as otherwise required by any Governmental Authority having jurisdiction with respect to a party, Citizens shall not prepare or assist in the preparation of or file or assist in the filing of any notice or application to any Governmental Authority pertaining to or seeking approval of any change in control incident to or which would result from any Acquisition Proposal.

         SECTION 5.15 NO INCONSISTENT ACTIONS; POOLING; TAX TREATMENT. None of the parties hereto will voluntarily take or omit to take any action, the effect of the taking or omission of which would reasonably be expected to cause any of its representations and warranties herein to be inaccurate in any material respect at the Closing or at any time prior to the Closing as if such representation and warranty were restated at such time. Each party hereto shall use its best efforts to cause the Merger to be treated for financial accounting purposes as a "pooling of interests," and shall not take, and shall use its best efforts to prevent any Affiliate of such party from taking, any actions which could prevent the Merger from being treated as such for financial accounting purposes. Each party hereto shall use its best efforts to cause the Merger and the Bank Merger to qualify, and shall not take, and shall use its best efforts to prevent any Affiliate of such party from taking, any actions which could prevent the Merger or the Bank Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

         SECTION 5.16 TAXES; CONSENT. Citizens shall prepare and timely file all Returns and amendments thereto required to be filed by Citizens and its Subsidiaries on or before the Closing Date. The Company shall have a reasonable opportunity to review all Returns and amendments thereto prior to filing. Citizens shall pay and discharge all Taxes, assessments and governmental charges upon or against it or any of its properties or assets, and all liabilities at any time existing, before the same shall become delinquent and before penalties accrue thereon, except to the extent and as long as: (a) the same are being contested in good faith and by appropriate proceedings pursued diligently and in such a manner as not to cause any Material Adverse Effect on Citizens; and (b) Citizens shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) in the amount of the demanded principal imposition (together with interest and penalties relating thereto, if any).

         SECTION 5.17 TRANSACTIONS WITH AFFILIATES AND INSIDERS. From the date hereof until the Effective Time, Citizens shall not, without the prior written consent of the Company, make, or allow any of its Subsidiaries (other than Bay
City) to make, any loan (other than renewals, extensions and consolidations of loans) or establish any relationship, of the type or engage or propose to engage in any transaction of the type that would be required to be disclosed on
Schedule 3.19 had such loan been made, relationship been established or transaction been entered into or proposed as of the date hereof. To the extent Citizens can prevent Bay City from taking any of the foregoing actions through its current oversight authority over Bay City, Citizens will not allow Bay City to take any such actions prior to the Effective Time.

         SECTION 5.18 CLASSIFICATION OF LOANS. During the period from the execution of this Agreement until the Effective Time, Citizens and the Company
(i) to the extent permitted by Applicable Law, shall each promptly inform the other of the amounts and categories of any of its loans, leases or other extensions of credit that are classified by any Governmental Authority or by any of its Subsidiaries as "Other Assets Especially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification; (ii) shall classify all assets in accordance with Regulatory Standards and its own current internal classification system; and (iii) shall apply the standards regarding accrual of interest set forth in the then most recent Call Report Instructions of the Federal Financial Institutions Examination Council.

         SECTION 5.19 COMPLIANCE WITH APPLICABLE LAW. During the period from the date of this Agreement until the Effective Time, Citizens shall take any and all actions reasonably requested by the Company in order to conform the conduct of the business of Citizens and its Subsidiaries, including, without limitation, the business of originating, acquiring, holding or disposing of assets and liabilities, with the requirements of any Applicable Law.

         SECTION 5.20 CERTAIN ACCOUNTING ADJUSTMENTS. After the approval of the Shareholders and all of the Regulatory Approvals have been obtained, Citizens shall, if requested by the Company, make such accounting entries prior to the Effective Time as the Company may reasonably request in order to conform the accounting records of Citizens to the accounting policies and practices of the Company and its Subsidiaries, subject to compliance with generally accepted accounting principles and all appropriate regulatory requirements, such adjustments to be effective immediately prior to the Effective Time. No such adjustment shall of itself constitute or be deemed to be a breach, violation or failure to satisfy any representation, warranty, covenant, condition or other provision or constitute grounds for termination of this Agreement or be an acknowledgment by Citizens (i) of any adverse circumstances for purposes of determining whether the conditions to the Company's obligations under this Agreement have been satisfied, or (ii) that such adjustment is required for purposes of determining satisfaction of the condition to the Company's obligations under this Agreement set forth in Section 6.2(a) hereof or (iii) that such adjustment has any bearing on the number of shares of Company Common Stock issuable hereunder. No adjustment shall (i) require any prior filing with any governmental agency or regulatory authority or (ii) violate any law, rule or regulation applicable to Citizens.

         SECTION 5.21  ENVIRONMENTAL INVESTIGATION; RIGHT TO TERMINATE
                       AGREEMENT.

         (a) The Company and its designated consultants, agents and representatives shall have the right to the same extent that Citizens has such right, but not the obligation or responsibility, at the Company's expense, to inspect any Citizens Real Property or Real Estate Owned, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil and ground sampling ("Environmental Inspections") at any time on or prior to November 15, 2000. The Company shall notify Citizens prior to any physical inspections of any such properties, and Citizens may place reasonable restrictions on the time of such inspections. (If, as a result of any such Environmental Inspection, further investigation ("secondary investigation") including, without limitation, test borings, soil, water and other sampling is deemed desirable by the Company, the Company shall (i) notify Citizens of any property for which it intends to conduct such a secondary investigation and the reasons for such secondary investigation, and (ii) commence such secondary investigation, on or prior to December 15, 2000. All secondary investigations must be approved in advance by Citizens. The Company shall give reasonable notice to Citizens of such secondary investigations, and Citizens may place reasonable time and place restrictions on such secondary investigations.

         (b) Citizens agrees to indemnify and hold harmless the Company for any claims for damage to property, or injury or death to persons, made as a result of any Environmental Inspection or secondary investigation conducted by the Company or its agents, which damage or injury is attributable solely to the negligent actions or negligent omissions of Citizens or its agents. The Company agrees to indemnify and hold harmless Citizens for any claims for damage to property, or injury or death to persons, attributable solely to the negligent actions or omissions of the Company or its agents in performing any Environmental Inspection or secondary investigation. In addition, the Company shall, after any physical testing, restore such tested property to its original condition at the Company's sole cost and expense. The Company shall not have any liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, secondary investigation or other environmental survey. If this Agreement is terminated, then except as otherwise required by law, reports to any governmental authority of the results of any Environmental Inspection, secondary investigation or other environmental survey shall be made by Citizens and not by the Company. The Company shall make no such report prior to the Closing unless required to do so by law, and in such case will give Citizens reasonable notice of the Company's intentions.

         (c) The Company shall have the right to terminate this Agreement if (i) Citizens has refused to allow the Company to conduct an Environmental Inspection or secondary investigation in a manner that the Company reasonably considers necessary; or (ii) the Environmental Inspection, secondary investigation or other environmental survey identifies any past or present events, conditions or circumstances (including but not limited to the presence of any asbestos-containing material or underground storage tank) that would require remedial or cleanup action at the expense of Citizens or any of its Subsidiaries in an aggregate estimated cost which is in excess of $500,000 on an after-tax basis. On or prior to December 30, 2000, the Company shall advise Citizens in writing if the Company intends to terminate this Agreement because the Company disapproves of the results of the Environmental Inspection, secondary investigation or other environmental survey. Notwithstanding the foregoing, if the Company elects to terminate this Agreement pursuant to clause (ii) of the first sentence of this Section 5.21(c), Citizens may elect, within three business days of its receipt of such notice of termination, to reduce the total number of shares of Company Common Stock to be received by the shareholders of Citizens pursuant to the Merger by the quotient of the excess of the Company's estimated remedial or clean up cost over $500,000 on an after-tax basis divided by the Company Measurement Price, and proceed with the Merger (without obtaining any additional approval from the shareholders of Citizens if they have already approved the Merger). In such event, the Company and Citizens shall execute an amendment to this Agreement to reflect the appropriate reduction in the Exchange Ratio.

         (d) Citizens agrees to make available to the Company and its consultants, agents and representatives all documents and other material relating to environmental conditions of any Citizens Real Property and Real Estate Owned including, without limitation, the results of other environmental inspections and survey. Citizens also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with the Company and shall be entitled to certify the same in favor of the Company and its consultants, agents and representatives and make all other data available to the Company and its consultants, agents and representatives.

         SECTION 5.22 INDEMNIFICATION OF DIRECTORS AND OFFICERS; INSURANCE. (a) The indemnification provisions contained in the Certificate of Incorporation and Bylaws of the Company, the Articles of Association and Bylaws of SW Bank and the Articles of Association and Bylaws of Bay City shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of Citizens or any of its Subsidiaries in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by Applicable Law.

         (b) From and after the Effective Time, the Company shall indemnify, defend and hold harmless the present and former directors, officers, employees and agents of Citizens and its Subsidiaries (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts (including all amounts paid in settlement with the approval of the Company, which approval shall not unreasonably be withheld) in connection with, any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was a director, officer, employee or agent of Citizens or any of its Subsidiaries and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), in each case to the fullest extent permitted under applicable law and whether or not asserted before the Effective Time.

         (c) Without limiting the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Effective
Time) after the Effective Time (i) the Indemnified Parties may retain Citizens' regularly engaged independent legal counsel, or other independent legal counsel satisfactory to them provided that such other counsel shall be reasonably acceptable to the Company, (ii) the Company shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and (iii) the Company will use its best efforts to assist in the vigorous defense of any such matter, provided that the Company shall not be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.22, upon learning of any such Claim, shall notify the Company (although the failure so to notify the Company shall not relieve the Company from any liability which the Company may have under this Section 5.22 except to the extent such failure prejudices the Company or SW Bank), and shall deliver to the Surviving Corporation an undertaking to repay all expenses paid by the Company if such indemnification is not permitted under Applicable Law. The Indemnified Parties as a group may retain one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct (as determined by counsel to the Indemnified Parties), a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which event, such additional counsel as may be required may be retained by the Indemnified Parties.

         (d) For a period of four years and six months after the Effective Time, the Company shall cause to be maintained in effect a "tail" directors' and officers' liability insurance policy with terms and conditions substantially similar to Citizens' current insurance policy, but only covering claims arising from facts or events which occurred before the Effective Time (including the transactions which are the subject of this Agreement).

         (e) The provisions of this Section 5.22 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives and shall be binding on the Company and the Surviving Corporation and their representative successors and assigns.

         (f) If the Company or any of its successors or assigns (A) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (B) shall transfer all or substantially all of its properties and assets to any individual, corporation, or other entity, then and in each such case the Company shall make proper provision so that the successors and assigns of the Company shall assume the obligations set forth in this Section 5.22.

         SECTION 5.23 ACCESS TO INFORMATION OF THE COMPANY.

         (a) During the period from the date hereof until the Effective Time,
(i) the Company shall provide the information and access described in paragraphs
(b) and (c) below during normal business hours, upon reasonable written or oral notice and in such manner as will not unreasonably interfere with the conduct of the Company's or SW Bank's business and (ii) subject to compliance with Section 5.7, two representatives of Citizens shall be entitled to attend all meetings of the Board of Directors of the Company and the Board of Directors of SW Bank (except for those parts of such meetings where matters related to this Agreement are discussed and where litigation regarding the Company is being discussed and counsel for the Company has advised the Company that the presence of Citizens' representatives may jeopardize the attorney-client privilege).

         (b) To the extent permitted by law and consistent with Section 5.23(a), the Company shall authorize and permit Citizens and its representatives, accountants and counsel to have full and complete access to all of the properties, books, records, branch operating reports, branch audit reports, customer accounts and records, any reports of Governmental Authorities and responses thereto, operating instructions and procedures (and all correspondence with Governmental Authorities), tax returns, tax settlement letters, financial statements and other financial information (including the work papers of PricewaterhouseCoopers used to audit the Company's balance sheets as of December 31, 1999 and 1998 and its statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 1999, 1998 and 1997), contracts and documents of the Company and SW Bank and all other information with respect to the business affairs, financial condition, assets and Liabilities of the Company and SW Bank as Citizens may from time to time reasonably request, to make copies of such books, records and other documents and to discuss the business affairs, condition (financial and otherwise), assets and Liabilities of the Company and SW Bank with such third persons, including, without limitation, the directors, officers, employees, agents, accountants (including PricewaterhouseCoopers) and attorneys of the Company and SW Bank, as Citizens considers reasonably necessary or appropriate for the purposes of familiarizing itself with the business and operations of the Company and SW Bank, determining any breach of the representations, warranties and covenants of the Company and SW Bank set forth herein, obtaining any necessary orders, consents or approvals of the transactions contemplated by this Agreement by Governmental Authorities and conducting further evaluations of the assets and Liabilities of the Company and SW Bank.

         (c) For purposes of Citizens' investigation pursuant to this Section 5.23, the Company shall use its best efforts to cause any service bureau, accountant, third party servicer or other third party under contract to it to furnish to Citizens and its authorized representatives, at Citizens' cost, full access to such party's premises and all of its books, records and properties, including, without limitation, all loan, investment, regulatory, financial, accounting, tax and property records and files relating to the operations of the Company and SW Bank including, without limitation, all files, computer records and customer information, relating to assets serviced by third parties. The Company shall use its best efforts to cause any service bureau, accountant, third party servicer or other third party to provide adequate space and facilities and the cooperation of its personnel at Citizens' cost, including, without limitation, copying facilities, to the end that such examination shall be completed expeditiously, completely and accurately. Without limiting any of the foregoing, Citizens and its authorized representatives shall be specifically entitled to conduct at Citizens' own expense (and the Company and SW Bank shall use their best efforts to enable them to conduct) such tests of accounts receivable and other matters as they deem appropriate. Any examination or investigation made by Citizens or other Persons as contemplated by this Section shall not affect any of the representations and warranties hereunder.

         SECTION 5.24 EMPLOYMENT AGREEMENTS. The Company shall use its best efforts to enter into Employment Agreements with John H. Echols, Andrew C. Echols, Hugh A. Echols, Conrad W. Magouirk, Sam T. Schultz, E. Reginald Brewer, Michael Wilson and Mark Himsel substantially in the forms set forth in Exhibit D hereto effective as of the Effective Time.

         SECTION 5.25 FURTHER ASSURANCES. Each party hereto shall execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement.

         SECTION 5.26 PREPARATION OF SHELF REGISTRATION STATEMENT. As soon as practicable following the Closing Date (but no later than ten days following the later of the Closing Date or the date on which the Company has received all requisite information from substantially all of the Shareholders), the Company will prepare and file with the SEC, at its expense (including, without limitation, all NASD registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing fees, printing expenses, messenger and delivery expenses, all fees and disbursements of counsel, independent certified public accountants, consultants, advisors and experts for the Company, and all other expenses of the type ordinarily incurred to register securities, but not including any underwriting discounts or commissions, or expenses of Shareholders or underwriters), a continuous or "shelf" registration statement on Form S-3 (the "Registration Statement") pursuant to Rule 415 under the Securities Act for registration of the resale by the Shareholders of the shares of Company Common Stock to be issued in connection with the transactions contemplated hereby. The parties hereby agree (i) to cooperate with each other in preparing and filing such Registration Statement, and (ii) to use its best efforts to cause such Registration Statement to be declared effective by the SEC by the date on which the Company first publishes an earnings report that reflects at least 30 days of combined operations of the Company and Citizens (the "Expiration Date"), such earnings report being referred to herein as the "Combined Report." The Company agrees to maintain the effectiveness of the Registration Statement for a period of two years following the Closing Date. Without limiting the generality of the foregoing, nothing shall be contained in the Registration Statement or with respect to any party unless approved by such party, which approval shall not be unreasonably withheld. The Company shall furnish without charge to each Shareholder such number of copies of the prospectus (including each preliminary prospectus) included in the Registration Statement, and such other documents as the Shareholder may reasonable request in order to facilitate the disposition of shares of Company Common Stock by each Shareholder, including, without limitation, all documents incorporated by reference in the Registration Statement. The Company shall also promptly notify each Shareholder, after becoming aware thereof, of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the happening of any event which makes the Registration Statement or any post-effective amendment thereto, related prospectus or any amendment or supplement thereto, or any document incorporated therein by reference, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading. The Company shall use its best efforts to register or qualify such shares under the securities or blue sky laws of such states and the District of Columbia as the Shareholders may reasonably request to enable them to dispose in such states and the District of Columbia of the shares owned by them; and otherwise use its best efforts to comply with all Applicable Laws to enable the Shareholders to consummate the disposition of the shares owned by them.

         The Company shall prepare and file with the SEC all such amendments and supplements to the Registration Statement and each prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the two-year period specified above in this Section 5.26 and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all shares of Company Common Stock covered by the Registration Statement in accordance with the intended method of disposition (which shall include underwritten offerings) set forth in the Registration Statement.

         SECTION 5.27 SHAREHOLDERS' AGREEMENTS AS TO REGISTRATION STATEMENT. Citizens understands that each Shareholder must furnish the Company with such information regarding the Shareholder and pertinent to the disclosure requirements relating to the registration and distribution of his shares of Company Common Stock as the Company may from time to time reasonably request in writing and hereby agrees to assist the Company in that regard. Citizens understands and agrees that in order to sell any shares of Company Common Stock pursuant to the Registration Statement, the selling Shareholder or the broker effectuating any such sale must deliver a copy of the current prospectus included in the Registration Statement to the purchaser of such shares prior to or simultaneously with the delivery of the confirmation for such sale to such purchaser. Citizens understands that any sale which fails to comply with the requirements of the preceding sentence will not be in compliance with the Securities Act and must be rescinded. Citizens understands that, upon receipt of any notice from the Company of the happening of any event described in the sixth sentence of Section 5.26 hereof, each Shareholder must immediately discontinue disposition of his shares of Company Common Stock pursuant to the Registration Statement until the lifting of such stop order or the Shareholder's receipt of the copies of the supplemented or amended prospectus, as applicable.

         SECTION 5.28 INDEMNIFICATION BY THE COMPANY. The Company shall indemnify, defend and hold harmless each Shareholder and each underwriter, if any, and each Affiliate of each Shareholder or any such underwriter (collectively, the "Shareholder Indemnified Parties") against any and all losses, claims, damages or liabilities, and expenses to which any such Shareholder Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether commenced or threatened) arise out of or are based upon (i) any untrue statement of any material fact contained in the Registration Statement, any preliminary, final or summary prospectus contained therein (except where errors or omissions in such preliminary prospectus are corrected in the final prospectus and the Shareholder fails to timely deliver such final prospectus) or in any amendment or supplement thereto or any document incorporated by reference therein or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse the Shareholder Indemnified Party for any legal or any other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable to the Shareholder Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or omission made in the Registration Statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information with respect to the Shareholder or the Shareholder's underwriter furnished to the Company by the Shareholder or the Shareholder's underwriter specifically for use in the preparation thereof. The indemnity agreements contained in this Section 5.28 shall not apply to amounts paid in settlement of claims if such settlement is effectuated without the consent of the Company (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Shareholder or any Shareholder Indemnified Party.

         (b) Indemnification by the Shareholder. Each Shareholder shall indemnify, defend and hold harmless, the Company and each Affiliate of the Company and their respective directors and officers (and the directors, officers, affiliates and controlling persons thereof, as defined in Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), (collectively, the "Company Indemnified Parties"), against any and all losses, claims, damages or liabilities, and expenses to which any such Company Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities,(or actions or proceedings in respect thereof, whether commenced or threatened) arise out of or are based upon any statement in or omission from the Registration Statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or omission was made in reliance upon and in conformity with written information with respect to the Shareholder furnished to the Company by the Shareholder specifically for use in the preparation of the Registration Statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing; provided, however, that the indemnity agreement contained in this Section 5.28 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action arising if such settlement is effected without the consent of the Shareholder (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any other Company Indemnified Party.

         (c) Notices of Claims, Etc. Promptly after receipt by a Shareholder or a Company Indemnified Party (collectively, an "Indemnified Party") hereunder or written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5.28, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of such Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding sections of this Section 5.28, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and in no event shall such omission relieve the indemnifying party from any other liability it may have to such Indemnified Party. In case any such action is brought against any Indemnified Party, unless in such Indemnified Party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party or a release from all liability in respect to such claim or litigation.

         (d) Contribution. If the indemnification provided for in this Section
5.28 from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and such Indemnified Party in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and an Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such Indemnified Party. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5.28(d) were determined: (i) by pro rata allocation or (ii) by any other method of allocation that does not take account of the equitable considerations referred to in this Section 5.28(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above shall be deemed to include (subject to the limitations set forth in Section 5.28(c) hereof) any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action, proceeding or claim. No party guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

         (e) Non-Exclusivity. The obligations of the parties under this Section
5.28 shall be in addition to any liability which any party may otherwise have to any other party.

         SECTION 5.29 COMBINED REPORT. The Company agrees to publish the Combined Report without undue delay, but in no event later than 30 days after the last day of the first full month of combined operations of the Company and Citizens, and thereupon to notify the Shareholders of the occurrence of the Expiration Date.

         SECTION 5.30 LEGENDS ON CERTIFICATES. In order to comply with the requirements of the Securities Act and the Texas Business Corporation Act, Southwest may give stop transfer instructions to its transfer agent with respect to the shares of Company Common Stock issuable hereunder and shall place on each certificate representing any such shares (and any substitution therefor) a legend stating in substance:

                  "The securities represented by this certificate were issued without registration under the Securities Act of 1933 (the "Act") or any applicable state securities laws and may be sold, transferred or otherwise disposed of only upon receipt by the Company of an opinion of counsel acceptable to it that an exemption from registration under the Act and any such state securities laws is available, or pursuant to a registration statement under the Act."

The legend set forth above shall be removed by delivery of substitute certificates without such legend, and any related stop transfer instructions shall be lifted forthwith, provided that the Shares have been sold under the Registration Statement and the prospectus delivery requirements set forth in
Section 5.27 have been satisfied. In addition, such legend shall be so removed, and any related stop transfer instructions shall be lifted forthwith, upon the Company's receipt of a request therefor from any Shareholder at least two years following the Effective Time, unless the Company deems the Shareholder at the time to be an affiliate of the Company or to have been such an affiliate within the preceding three months.

         SECTION 5.31 BEST EFFORTS FOR DECEMBER CLOSING. The Company and Citizens shall use their best efforts to cause the Effective Time to occur on or prior to December 31, 2000.

         SECTION 5.32 SPLIT-DOLLAR LIFE INSURANCE. Following the Effective Time, John C. Echols shall have the option of purchasing from SW Bank (as the successor to CB&T) the split-dollar life insurance policy maintained by CB&T, then in effect covering his life, and Douglas W. Stewart shall have the option of purchasing from SW Bank the two second-to-die split-dollar life insurance policies maintained by CB&T then in effect covering his life and the life of his spouse. In each case, the purchase price of such policy shall be paid in cash and shall be equal to CB&T's investment in the policy as defined in the Split Dollar Agreement relating to such policy and as reflected as an asset on CB&T's balance sheet (the "CB&T Investment"). If either such option is not exercised within 10 days following the Effective Time, SW Bank may terminate such policy and retain the

CB&T Investment from the cash surrender value thereof. In no event shall the Company or any of its Subsidiaries make any further payments on either such policy following the Effective Time.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

         SECTION 6.1 CONDITIONS TO CITIZENS' OBLIGATION TO CLOSE. The obligation of Citizens to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver on or before the Closing Date (or as otherwise provided below) of all of the following conditions.

         (a) Representations and Warranties.

                  (i) Except for such breaches of the representations and warranties contained in Article IV hereof as have not had, and cannot reasonably be expected to have, in the aggregate, a Material Adverse Effect on the Company, all representations and warranties of the Company contained in Article IV of this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties were being made on and as of the Closing Date (except to the extent such representations and warranties speak as of a specific date, in which case they shall be deemed to have been made as of the Closing Date but speaking only as of such specific date). Solely for purposes of this Section and in determining compliance with the condition set forth herein, any representation and warranty made by the Company in this Agreement shall be read and interpreted as if the qualification set therein with respect to materiality or Material Adverse Effect were not contained therein;

                  (ii) The Company shall have performed and satisfied in all material respects all covenants and conditions required by this Agreement to be performed and satisfied at or prior to the Closing Date;

                  (iii) There shall not have been instituted or threatened any suit, claim, action, investigation or proceeding of any nature by any Person that, individually or when aggregated with other suits, claims, actions, investigations or proceedings, if any, and breaches, if any, of the representations and warranties contained in Article IV hereof, has had, or can reasonably be expected to have, a Material Adverse Effect on the Company; and

                  (iv) There shall have been delivered to Citizens on the Closing Date, a certificate executed by the Chief Executive Officer, the President or any Executive Vice President, of the Company certifying compliance with all the provisions of this Section 6.1(a).

         (b) Regulatory Approvals. All of the Regulatory Approvals for the transactions contemplated by this Agreement shall have been obtained; such Regulatory Approvals shall be in effect and no proceedings shall have been initiated or threatened with respect thereto; all applicable waiting periods with respect to such Regulatory Approvals shall have expired; and all conditions and requirements prescribed by Applicable Law or by such Regulatory Approvals shall have been satisfied.

         (c) Fairness Opinion. Citizens shall have received a written opinion from Keefe, Bruyette and Woods, Inc. dated as of the date of this Agreement and reaffirmed as of the date of the Offering Memorandum/Proxy Statement that the Exchange Ratio is fair to the Shareholders from a financial point of view.

         (d) Board and Shareholder Approval.

                  (i) The Company shall have furnished Citizens with:

                           (A) a certified copy of the resolutions duly adopted
                  by the Board of Directors of the Company approving this Agreement, the Merger and the transactions contemplated hereby and thereby;

                           (B) certified copies of resolutions duly adopted by
                  the Board of Directors of SW Delaware and the Company, as the sole shareholder of SW Delaware, approving the Delaware Merger; and

                           (C) certified copies of resolutions duly adopted by
                  the Board of Directors of SW Bank and SW Delaware, as the sole shareholder of SW Bank, approving the Bank Merger; and

                  (ii) The holders of at least 66 2/3% of the outstanding shares of Citizens Common Stock entitled to vote shall have approved this Agreement, the Merger and the transactions contemplated hereby and thereby.

         (e) No Violations of Law, Litigation. The transactions contemplated by this Agreement shall not violate any Applicable Law. There shall be no pending or threatened suits, claims, actions, investigations or proceedings by any Person or Governmental Authority (or determinations by any Governmental Authority) challenging or in any manner seeking to restrict or prohibit the transactions contemplated hereby or seeking to obtain any material damages against any Person as a result of the transactions contemplated hereby.

         (f) Opinions of Counsel. Citizens shall have received an opinion addressed to them of Vinson & Elkins L.L.P., counsel to the Company, SW Delaware and SW Bank, dated the Closing Date, substantially in the form of Exhibit E hereto.

         (g) Tax Opinion. Citizens shall have received from Bracewell & Patterson, L.L.P., an opinion of counsel reasonably satisfactory to Citizens to the effect that for federal income tax purposes (i) the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code; (ii) the Company and Citizens will each be a party to that reorganization; (iii) no gain or loss will be recognized to the former Shareholders of Citizens who receive Company Common Stock in exchange for their Citizens Common Stock, except to the extent they receive cash; (iv) the basis of the Shareholders in the Company Common Stock received in the Merger will be the same as the basis of Citizens Common Stock surrendered in exchange therefor (reduced by the excess, if any, of the cash received over the amount of gain recognized on the exchange); and (v) the holding period of the shares of Company Common Stock received by a Shareholder will include the holding period of the shares of Citizens Common Stock surrendered therefor, provided that such Citizens Common Stock was held as a capital asset by such Shareholder. In rendering any such opinion, such counsel may require and, to the extent they deem necessary or appropriate, may rely upon representations made in certificates of officers of Citizens and the Company, affiliates of the foregoing, and others.

         (h) Employment Agreements. The employment agreements referred to in
Section 5.24 shall have been executed and shall be delivered simultaneously with the Closing.

         (i) Purchase Agreement. The purchase of assets and assumption of liabilities of the Partnership by the Company shall be consummated simultaneously with the Closing.

         (j) Nasdaq Listing. The shares of Company Common Stock to be delivered to the Shareholders of Citizens pursuant to this Agreement shall have been authorized for listing on Nasdaq.

         (k) Banking Crisis. There shall not have occurred and be continuing any general banking moratorium or general suspension of payments in respect of banks in the United States.

         SECTION 6.2 CONDITIONS TO THE COMPANY'S OBLIGATIONS TO CLOSE. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver on or before the Closing Date (or as otherwise provided below) of all of the following conditions:

         (a)  Representations and Warranties; Covenants.

                  (i) Except for such breaches of the representations and warranties contained in Article III hereof as have not had, and cannot reasonably be expected to have, in the aggregate, a Material Adverse Effect on Citizens, all representations and warranties of Citizens contained in Article III of this Agreement shall be true and correct on and as of the Closing Date, with the same force and effect as though such representations and warranties were being made on and as of the Closing Date (except to the extent such representations and warranties speak as of a specific date, in which case they shall be deemed to have been made as of the Closing Date but speaking only as of such specific date). Solely for purposes of this Section and in determining compliance with the condition set forth herein, any representation and warranty made by Citizens in this Agreement shall be read and interpreted as if the qualification stated therein with respect to materiality or Material Adverse Effect were not contained therein;

                  (ii) Citizens shall have performed and satisfied in all material respects all covenants and conditions required by this Agreement to be performed and satisfied at or prior to the Closing Date;

                  (iii) There shall not have been instituted or threatened any suit, claim, action, investigation or proceeding of any nature by any Person that would have been required to be listed on Schedule 3.14(a) hereto had such suit, claim, action or proceeding been instituted or threatened as of the date of this Agreement, and that, individually or in the aggregate, or when aggregated with the breaches, if any, of representations and warranties contained in Article III hereof, has had, or can reasonably be expected to have, a Material Adverse Effect on Citizens; and

                  (iv) There shall have been delivered to the Company on the Closing Date a certificate executed by the Chief Executive Officer of Citizens certifying compliance with all the provisions of this Section 6.2(a).

         (b) Regulatory Approvals. All the Regulatory Approvals for the transactions contemplated by this Agreement shall have been obtained without the imposition of any non-standard conditions that are or would become applicable to the Company, the Surviving Corporation, SW Bank or any other Subsidiary of the Company after the Effective Time that the Company in good faith determines would be unduly burdensome (in the context of the transactions contemplated by this Agreement) upon the conduct of the business of the Company, the Surviving Corporation, or SW Bank, as such businesses have been conducted prior to the Effective Time or as such businesses are anticipated to be conducted after the Effective Time, other than activity restrictions resulting from the activities of Citizens or its Subsidiaries constituting non-permissible activities of a bank or a bank holding company. All such Regulatory Approvals shall be in effect and no proceedings shall have been instituted or threatened with respect thereto; all applicable waiting periods with respect to such Regulatory Approvals shall have expired; and all conditions and requirements prescribed by Applicable Law or by such Regulatory Approvals shall have been satisfied. All other consents, approvals, waivers and other actions required from any other Person pursuant to the Scheduled Contracts in connection with the transactions contemplated by this Agreement shall have been obtained in form satisfactory to the Company, except where the failure to obtain such consents, approvals and waivers, and to take such other action, will not result in a Material Adverse Effect.

         (c) Board and Shareholder Approval.

                  (i) The holders of at least 66 2/3% of the outstanding shares of Citizens Common Stock entitled to vote thereon shall have approved this Agreement, the Merger and the transactions contemplated hereby and thereby; and

                  (ii) Citizens shall have furnished the Company with:

                           (A) a certified copy of the resolutions duly adopted
                  by the Board of Directors of Citizens approving this Agreement, the Merger and the transactions contemplated hereby and thereby and directing the submission thereof to a vote of Citizens' shareholders;

                           (B) a certified copy of resolutions duly adopted by
                  the holders of at least 66 2/3% of the outstanding shares of Citizens Common Stock entitled to vote thereon approving this Agreement, the Merger and the transactions contemplated hereby and thereby;

                           (C) a certified copy of resolutions duly adopted by
                  the Board of Directors of Citizens Delaware and Citizens, as the sole shareholder of Citizens Delaware, approving the Delaware Merger; and

                           (D) certified copies of resolutions duly adopted by
                  the Board of Directors of CB&T, Baytown and Pasadena and by Citizens Delaware, as the sole shareholder of CB&T, Baytown and Pasadena, approving the Bank Merger.

         (d) No Violations of Law; No Litigation. The transactions contemplated by this Agreement shall not violate any Applicable Law. There shall be no pending or threatened suits, claims, actions, investigations, or proceedings by any Person or Governmental Authority (or determinations by any Governmental Authority) challenging or in any manner seeking to restrict or prohibit the transactions contemplated hereby or seeking to obtain any damages against any Person as a result of the transactions contemplated hereby.

         (e) Opinion of Counsel. The Company shall have received an opinion addressed to them of Bracewell & Patterson, L.L.P., special counsel to Citizens and its Subsidiaries, dated the Closing Date, substantially in the form of Exhibit F hereto.

         (f) Tax Opinion. The Company shall have received from Vinson & Elkins L.L.P. an opinion of counsel, to the effect that for federal income tax purposes
(i) the Merger will constitute a tax-free reorganization within the meaning of
Section 368(a) of the Code; (ii) the Company and Citizens will each be a party to that reorganization; (iii) no gain or loss will be recognized by the Company or Citizens by reason of the Merger; (iv) the Delaware Merger will constitute a tax free reorganization within the meaning of Section 368(a) of the Code; (v) SW Delaware and Citizens Delaware will each be a party to that reorganization; (vi) no gain or loss will be recognized by SW Delaware or Citizens Delaware by reason of the Delaware Merger; (vii) the Bank Merger will constitute a tax free reorganization within the meaning of Section 368(a) of the Code, (viii) SW Bank and CB&T, Baytown and Pasadena will each be a party to that reorganization; and
(ix) no gain or loss will be recognized by SW Bank, CB&T, Baytown or Pasadena by reason of the Bank Merger. In rendering any such opinion, such counsel may require and, to the extent they deem necessary or appropriate, may rely upon representations made in certificates of officers of Citizens and the Company, affiliates of the foregoing, and others.

         (g) Banking Crisis. There shall not have occurred and be continuing any general banking moratorium or general suspension of payments in respect of banks in the United States.

         (h) Releases of Officers and Directors.

                  (i) Each director of Citizens and its Subsidiaries (other than Bay City) shall have delivered to the Company an instrument, substantially in the form of Exhibit G hereto, dated as of the Effective Time, releasing Citizens and its Subsidiaries from any and all claims of such directors (except as to their deposits and accounts at Citizens and its Subsidiaries and as to their rights under any benefit plans of Citizens, and as to rights of indemnification pursuant to Applicable Law, this Agreement and the organizational documents of Citizens and its Subsidiaries, which shall survive the Merger) and shall have delivered to the Company their resignations as directors of Citizens and its Subsidiaries.

                  (ii) Each executive officer of Citizens and its Subsidiaries (other than Bay City) shall have delivered to the Company an instrument, substantially in the form of Exhibit H hereto in form and substance satisfactory to the Company and dated the Effective Time, releasing Citizens and its Subsidiaries from any and all claims of such officers (except as to deposits and accounts, and as to their rights under any Employee Agreements, severance arrangements or benefit plans of Citizens, accrued compensation permitted by their respective agreements and rights of indemnification pursuant to Applicable Law, this Agreement and the organizational documents of Citizens and its Subsidiaries, which shall survive the Merger).

         (i) Affiliates' Letters. Each Affiliate of Citizens shall have delivered to the Company an executed copy of the letter contemplated by Section
5.10 hereof.

         (j) Pooling of Interests. The Merger and the transactions consummated by the Purchase Agreement shall qualify as a "pooling of interests" for financial accounting purposes, and the Company shall have received an opinion from PricewaterhouseCoopers LLP dated the Closing Date to that effect, and Tiller and Company shall have delivered its opinion to the Company dated as of the Closing Date that it knows of no facts with regard to Citizens that would not allow the Merger and the transactions consummated by the Purchase Agreement to qualify as a "pooling-of-interests."

         (k) Regulation D Documentation. The Company shall have received representation letters from each Shareholder who is an accredited investor as to his status as such and written acknowledgements (which may be included in the proxy executed by such Shareholder) from substantially all other Shareholders as to their receipt of the Offering Memorandum/Proxy Statement and acknowledging that Keefe, Bruyette & Woods, Inc. is the Purchaser Representative. Such letters and acknowledgements shall be in form and substance reasonably satisfactory to the Company.

         (l) Dissenters. The holders of no more than 10% of the outstanding shares of Citizens Common Stock shall have demanded or be entitled to demand payment of the fair value of their shares as Dissenters.

         (m) Purchase Agreement. The purchase of assets and assumption of liabilities of the Partnership by the Company shall be consummated simultaneously with the Closing.

                                   ARTICLE VII

                                   TERMINATION

         SECTION 7.1 TERMINATION. This Agreement and the obligations of the parties hereunder will terminate automatically upon any termination of the Purchase Agreement pursuant to Article VII thereof. In addition, this Agreement and the obligations of the parties hereunder may be terminated:

         (a) by mutual written consent of the Company and Citizens at any time whether or not theretofore approved by Citizens' shareholders;

         (b) by the Company or Citizens upon the expiration of 15 days after any Governmental Authority having jurisdiction over any of the transactions set forth herein indicates that it intends to deny or to refuse to grant any Regulatory Approval; provided, however, that in the case of a denial or refusal to grant approval by any Governmental Authority other than the OCC or the Federal Reserve Board, the parties shall use their best efforts during such 15 day period to obtain the withdrawal of such denial or refusal;

         (c) by the Company immediately upon the expiration of 30 days from the date that the Company has given notice to Citizens of Citizens' material failure to satisfy any covenant or agreement herein, or of Citizens' breach of any warranties or representations contained herein that in the aggregate represent a change in Citizens from that represented to the Company that is equivalent to a Material Adverse Effect on Citizens; provided, however, that no termination under this Section 7.1(c) shall take effect if Citizens shall have fully and completely corrected the grounds for termination as specified in the aforementioned notice within the earlier to occur of (i) 30 days after the date of receipt of such notice and (ii) the date specified in paragraph (i) below, and provided further, however, that solely for purposes of this Section 7.1(c), any representation and warranty made by Citizens in this Agreement shall be read and interpreted as if the qualification stated therein with respect to materiality or Material Adverse Effect were not contained therein;

         (d) by Citizens immediately upon the expiration of 30 days from the date that Citizens has given written notice to the Company of the Company's material failure to satisfy any covenant or agreement contained herein, or of the Company's breach of any warranties or representations contained herein that in the aggregate represent a change in the Company from that represented to Citizens that is equivalent to a Material Adverse Effect on the Company; provided, however, that no termination under this Section 7.1(d) shall take effect if the Company shall have fully and completely corrected the grounds for termination as specified in the aforementioned notice within the earlier to occur of (i) 30 days after the date of receipt of such notice and (ii) the date specified in paragraph (i) below, and provided further, however, that solely for purposes of this Section 7.1(d), any representation and warranty made by the Company in this Agreement shall be read and interpreted as if the qualification stated therein with respect to materiality or Material Adverse Effect were not contained therein;

         (e) by either the Company or Citizens (provided that if the terminating party is Citizens, Citizens shall not be in material breach of any of its obligations under this Agreement) if any approval of the Shareholders required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at the Shareholders' Meeting or any adjournment or postponement thereof or the Board of Directors of Citizens has determined not to recommend approval of the Merger to the Shareholders or has determined to withdraw such recommendation of approval pursuant to the exercise of its fiduciary duties;

         (f) by the Company, if there shall have occurred since September 30, 2000, any change in or effect on the business of Citizens or its Subsidiaries or any occurrence, development or event of any nature that has had or may reasonably be expected to have, together with all such other changes and effects, a Material Adverse Effect on Citizens;

         (g) by Citizens, if there shall have occurred since June 30, 2000, any change in or effect on the business of the Company or any occurrence, development or event of any nature that has had or may reasonably be expected to have, together with all such other changes and effects, a Material Adverse Effect on the Company;

         (h) by Citizens, within three business days after the end of the Company Measurement Period, if the Company Measurement Price is less than $25.00 (the "Termination Price") without regard for the Minimum Company Measurement Price (the "Arithmetic Company Measurement Price");

         (i) immediately by either party hereto that is not in default hereunder, if the Closing has not occurred on or before March 31, 2001.

         Notwithstanding the foregoing, if Citizens elects to terminate the Agreement pursuant to clause (h) above, the Company shall have the right, but not the obligation, to nullify such termination by increasing the number of Adjusted Company Shares to be issued in connection with the Merger by multiplying the number of Adjusted Company Shares determined pursuant to Section 1.5(a) by the quotient of the Termination Price divided by the Arithmetic Company Measurement Price (which increase would result in a corresponding increase in the Exchange Ratio). If the Company exercises the right described in the preceding sentence, it must notify Citizens of such exercise within two business days following its receipt of Citizens' election to terminate the Agreement pursuant to clause (h) above, whereupon no such termination shall have occurred and this Agreement shall remain in effect in accordance with its terms (except that the Adjusted Company Shares and the Exchange Ratio shall have been so modified), and any references in this Agreement to "Adjusted Company Shares" and "Exchange Ratio" shall thereafter be deemed to refer to such terms as adjusted pursuant to this paragraph.

         SECTION 7.2 EFFECT OF TERMINATION. In the event of a termination under
Section 7.1, this Agreement shall become void, and there shall be no liability on the part of any party or any of such party's directors, officers, employees, agents or shareholders to the other party or such other party's directors, officers, employees, agents or shareholders; provided, however, that the obligations of any party under Sections 5.7, 8.9, 8.10 and 8.11 shall survive the termination of this Agreement; and provided further that a termination under
Section 7.1(c) or (d) shall not relieve any party of any liability for breach of this Agreement or for any misrepresentation hereunder as of the date of this Agreement or be deemed to constitute a waiver of any remedy available for such breach or misrepresentation. Liability, if any, for an inadvertent or non-intentional breach or misrepresentation under the foregoing provisions shall be limited to the recovery of out-of-pocket costs and expenses and shall not include punitive, special or consequential damages. The parties acknowledge and agree that breaches of representations and warranties that in the aggregate do not give rise to a right of termination hereunder shall not give any right to any party as to offset or any other remedy or right hereunder.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations, warranties, conditions, covenants and agreements of the parties contained in this Agreement or in any instrument of transfer or other document delivered in connection with the transactions contemplated hereby shall survive the Closing, except for those covenants and agreements that are contemplated by their terms to be performed after the Closing. No party, including any of its directors, officers, employees, agents and shareholders, shall be under any liability whatsoever with respect to such representations, warranties, conditions and covenants following the Closing, except that the Company shall be responsible for all of its covenants and agreements that are contemplated by their terms to be performed after the Closing.

         SECTION 8.2 NOTICES. Any notice or communication required or permitted hereunder shall be sufficiently given if in writing and (i) delivered in person or by overnight delivery or courier service (ii) sent by facsimile or (iii) deposited in the United States mail, by certified mail postage prepaid and return receipt requested (provided that any notice given pursuant to clause (ii) is also confirmed by the means described in clause (i) or (iii)), as follows:

                  To the Company:

                           Southwest Bancorporation of Texas, Inc.
                           4400 Post Oak Parkway
                           Houston, Texas 77027
                           Attention:  Paul B. Murphy, Jr.
                                       President and Chief Executive Officer
                           Fax:  (713) 439-5905

                  With a copy to:

                           Vinson & Elkins L.L.P.
                           2300 First City Tower
                           1001 Fannin Street
                           Houston, Texas  77002-6760
                           Attention:  Michael P. Finch, Esq.
                           Fax:  (713) 615-5282

                  To Citizens:

                           Citizens Bankers, Inc.
                           1300 Rollingbrook
                           Baytown, Texas 77521
                           Attention:  John H. Echols
                           Fax:  (832) 556-7299

                  With a copy to:

                           Bracewell & Patterson, L.L.P.
                           2900 South Tower, Pennzoil Place
                           711 Louisiana Street
                           Houston, Texas 77002
                           Attention:  William T. Luedke IV
                           Fax:  (713) 221-1212

         Such notice or other communication shall be deemed given when so delivered personally, or sent by facsimile transmission, or, if sent by overnight delivery or courier service, the business day after being sent from within the United States, or if mailed, four days after the date of deposit in the United States mails.

         SECTION 8.3 GOVERNING LAW. Except as otherwise provided in any exhibit hereto, this Agreement and the legal relations between the parties shall be governed by and construed in accordance with the internal laws of the State of Texas without taking into account provisions regarding choice of law.

         SECTION 8.4 ENTIRE AGREEMENT. All exhibits and schedules (including, without limitation, the Disclosure Schedule) referred to in this Agreement are integral parts hereof, and this Agreement, together with such exhibits and schedules (including, without limitation, the Disclosure Schedule), constitutes the entire agreement among the parties hereto with respect to the matters herein and therein and supersedes all prior agreements and understandings between the parties with respect thereto.

         SECTION 8.5 AMENDMENTS AND WAIVERS. This Agreement may not be amended except upon a written consent authorized and approved by the board of directors of each party hereto. By an instrument in writing, the Company may waive compliance by Citizens and Citizens may waive compliance by the Company with any term or provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself. Unless required by Applicable Law, no such waiver, amendment or modification effected after approval of this Agreement by the shareholders of Citizens shall require any further shareholder approval.

         SECTION 8.6 SEVERABILITY. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

         SECTION 8.7 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute one and the same instrument.

         SECTION 8.8 INTERPRETATION OF AGREEMENT. The article, section and other headings used in this Agreement are for reference purposes only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement. References herein to the transactions contemplated by this Agreement or other similar words shall include, without limitation, the Merger, the Delaware Merger, the Bank Merger and all of the other transactions contemplated hereunder.

         SECTION 8.9  EXPENSES.

         (a) Subject to paragraphs (b) through (d) below and except as otherwise provided in this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, the Delaware Merger and the Bank Merger and all other terms and conditions of this Agreement, and the transactions contemplated hereby, will be paid by the party incurring such costs and expenses.

         (b) In the event this Agreement is terminated pursuant to Section 7.1 hereof, all out-of-pocket costs and expenses of the parties relating to the printing, filing, shipping and distribution of the Offering Memorandum/Proxy Statement shall be borne equally by the Company, on the one hand, and Citizens, on the other hand.

         (c) In the event this Agreement is terminated pursuant to Section 7.1(e) hereof and the Board of Directors of Citizens has either failed to recommend, or has recommended against, approval of the Merger because of the receipt by Citizens of an Acquisition Proposal, the parties agree that Citizens shall pay to the Company, concurrently with such termination, a termination fee of $5,000,000. The Company hereby agrees that its sole remedy in such case shall be such termination fee.

         Citizens acknowledges that the agreements contained in this Section 8.9(c) are an integral part of the transactions contemplated in this Agreement, and that without these agreements, the Company would not enter into this Agreement; accordingly, if Citizens fails to promptly pay such termination fee when due, Citizens shall in addition thereto pay to the Company all costs and expenses (including fees and disbursements of counsel) incurred in collecting such termination fee, together with interest thereon (or any unpaid portion thereof) from the date such payment was required to be made to the date such payment is received by the Company at the prime rate of SW Bank as in effect from time to time during such period.

         (d) Except as provided in paragraph (c) above, the rights and remedies provided in this Section 8.9 are cumulative and not exclusive of any rights and remedies provided by Applicable Law.

         SECTION 8.10 ATTORNEYS' FEES. In addition to the rights granted pursuant to Section 8.9, if any legal action is brought for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

         SECTION 8.11 PUBLICITY. The parties hereto will consult with each other with regard to the terms and substance of any and all press releases, announcements or other public statements with respect to the transactions contemplated hereby. The parties agree further that neither of them will release any such press release, announcement or other public statement without the prior approval of the other party, unless such release is required by law and the parties cannot reach agreement upon a mutually acceptable form of release, in which event the party releasing the information, announcement or public statement shall not be deemed to be in breach of this Agreement. The parties agree further that such approval will not be unreasonably withheld, and they pledge to make a good faith effort to reach agreement expeditiously on the terms of any such press release, announcement or other public statement.

         SECTION 8.12 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 8.13 THIRD PARTIES. Except as otherwise provided herein, each party intends that this Agreement shall not benefit or create any right or cause of action or remedy of any nature whatsoever in any Person other than the parties to this Agreement, including, without limitation, conferring upon any Person the right to remain an employee of Citizens, the Company or any of their Subsidiaries, or restraining Citizens, the Surviving Corporation or any of their Subsidiaries from changing the terms and conditions of employment of any Person or terminating such Person's employment, following the Effective Time.

         SECTION 8.14 GENDER; NUMBER. Whenever the context of this Agreement requires, the masculine gender shall include the feminine or neuter, and the singular number shall include the plural.

         SECTION 8.15  CERTAIN DEFINITIONS.

         "accredited investor" shall have the meaning as defined in Section 3.29 hereof.

         "Acquisition Proposal" shall mean any proposal for a merger or other business combination involving Citizens or for the acquisition of a substantial equity interest in, or a substantial portion of the assets of, Citizens.

         "Affiliate" or "Associate" shall have the meaning assigned thereto in Rule 405, as presently promulgated under the Securities Act of 1933, as amended.

         "agent" of Citizens shall have the meaning as defined in Section 3.16 hereof.

         "Agreement" shall mean this Agreement and Plan of Merger.

         "agreement" shall mean with respect to any Person any note, bond, indenture, license, agreement, lease, contract, indenture, mortgage, deed of trust, lien, instrument, commitment, arrangement or other understanding, whether written or oral, to which such Person is a party or by which its properties or assets may be bound or affected or under which it or its respective business, properties or assets receive benefits.

         "Applicable Law" shall mean any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority applicable, in the case of Citizens or any of its Subsidiaries, to Citizens or such Subsidiary, respectively, or the respective properties, assets, officers, directors, employees or agents (in connection with such officers', directors', employees' or agents' activities on behalf of them) of any of them, and, in the case of the Company, SW Bank or any other Subsidiary of the Company, to the Company, SW Bank, or such other Subsidiary of the Company, respectively, or the respective properties, assets, officers, directors, employees or agents (in connection with such officers', directors', employees' or agents' activities on behalf of them) of any of them.

         "Bank Merger" shall have the meaning as defined in Recital C hereof.

         "Baytown" shall mean Baytown State Bank, a Texas banking association.

         "CB&T" shall mean Citizens Bank and Trust Company of Baytown, a Texas banking association.

         "Certificate" shall have the meaning as defined in Section 1.2(a) hereof.

         "Citizens" shall mean Citizens Bankers, Inc., a Texas corporation.

         "Citizens Common Stock" shall mean the common stock, $100 par value, of Citizens.

         "Citizens Delaware" shall mean Citizens Bankers of Delaware, Inc., a Delaware corporation.

         "Citizens Personalty" shall have the meaning as defined in Section 3.11 hereof.

         "Citizens Real Property" shall have the meaning as defined in Section
3.10 (a).

         "Closing" shall have the meaning as defined in Section 2.1 hereof.

         "Closing Date" shall have the meaning as defined in Section 2.1 hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1986.

         "Combined Report" shall have the meaning as defined in Section 5.26 hereof.

         "Company" shall mean Southwest Bancorporation of Texas, Inc., a Texas corporation.

         "Company Common Stock" shall mean the Company's Common Stock, $1.00 par value.

         "Contaminant" shall have the meaning as defined in Section 3.22 hereof.

         "damages" shall mean all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, judgments, awards, fines, sanctions, penalties, charges, and amounts paid in settlement of any such matter, including, without limitation, interest, penalties, costs, fees and expenses of attorneys, experts, witnesses, investigators and any other agents.

         "Delaware Merger" shall have the meaning as defined in Recital B hereof.

         "director" of Citizens shall have the meaning as defined in Section
3.16 hereof.

         "Disclosure Schedule" shall have the meaning as defined in Article III hereof.

         "Dissenter" shall have the meaning as defined in Section 1.2(c) hereof.

         "Dissenting Shares" shall mean outstanding shares of Citizens Common Stock that were not voted in favor of, or otherwise consented to, the Merger and for which there has been compliance with all of the relevant provisions of
Article 5.12 of the TBCA for asserting appraisal rights.

         "Effective Time" shall have the meaning as defined in Section 2.2(a) hereof.

         "employee" of Citizens shall have the meaning as defined in Section
3.16 hereof.

         "Employee Agreements" shall have the meaning as defined in Section 3.16 hereof.

         "Environmental Law" shall have the meaning as defined in Section 3.22 hereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" shall have the meaning as defined in Section 1.3(a) hereof.

         "Exchange Ratio" shall have the meaning as defined in Section 1.2(a) hereof.

         "Expiration Date" shall have the meaning as defined in Section 5.27 hereof.

         "FASB" shall have the meaning as defined in Section 3.13(g) hereof.

         "FDIC" shall mean the Federal Deposit Insurance Corporation.

         "FHA" shall mean the U.S. Federal Housing Authority.

         "FRB" shall mean the Board of Governors of the Federal Reserve Bank.

         "Governmental Authority" shall mean any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, court, government or self-regulatory organization, commission, tribunal, organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

         "Governmental Filings" shall have the meaning as defined in Section 3.4(b) hereof.

         "IRCA" shall have the meaning as defined in Section 3.18 hereof.

         "joint venture" shall mean with respect to an entity any general or limited partnership or joint venture interest which is owned directly or indirectly by such entity.

         "knowledge" when used with respect to any party means actual knowledge of any current executive officer or director of such party or any of its Subsidiaries or any other officer with supervising responsibility for the matter to which knowledge refers.

         "Liabilities" shall mean obligations of any nature (absolute, accrued, contingent or otherwise, and whether due or to become due) that are required to be reflected in financial statements under generally accepted accounting principles consistently applied.

         "Material Adverse Effect" shall mean any change or effect that would be material and adverse to the consolidated business, operations, condition (financial or other), properties or results of operations of a specified Person and its Subsidiaries taken as a whole; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting requirements applicable to financial institutions and their holding companies generally, and (c) any modifications or changes or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles.

         "Maximum Company Measurement Price" shall have the meaning as defined in Section 1.1(a)(iii) hereof.

         "Merger" shall have the meaning as defined in Recital A hereof.

         "Minimum Company Measurement Price" shall have the meaning as defined in Section 1.1(a)(iii) hereof.

         "Multiemployer Plan" shall mean a plan described in Section 3(37) of ERISA.

         "Nasdaq" shall have the meaning as defined in Section 1.3(e) hereof.

         "OCC" shall mean the Office of the Comptroller of the Currency.

         "Offering Memorandum/Proxy Statement shall have the meaning as defined in Section 5.1 hereof.

         "officer" of Citizens shall have the meaning as defined in Section 3.16 hereof.

         "Pasadena" shall mean Pasadena State Bank, a Texas banking association.

         "Person" shall include any individual, partnership, joint venture, corporation, trust or unincorporated organization, any other business entity and any Governmental Authority, in each case whether acting in an individual, fiduciary or other capacity.

         "Plans" shall have the meaning as defined in Section 3.17(a) hereof.

         "Purchaser Representative" shall have the meaning as defined in Section
3.29 hereof.

         "Real Estate Owned" shall mean all real property acquired through foreclosure or deed in lieu of foreclosure.

         "Registration Statement" shall have the meaning as defined in Section
5.1 hereof.

         "Regulation D" shall mean Regulation D promulgated under the Securities Act.

         "Regulatory Approvals" shall have the meaning as defined in Section 5.2(a) hereof.

         "Regulatory Standards" shall have the meaning as defined in Section
3.26 hereof.

         "Release" shall have the meaning as defined in Section 3.22 hereof.

         "Returns" shall have the meaning as defined in Section 3.15(a)(ii) hereof.

         "Scheduled Contracts" shall have the meaning as defined in Section 3.7(a) hereof.

         "SEC" shall mean the U.S. Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "SFAS" shall mean a Statement of Financial Accounting Standards, promulgated by the Financial Accounting Standards Board.

         "Shareholders" shall have the meaning as defined in Recital A hereof.

         "Shareholders' Meeting" shall have the meaning as defined in Section
5.8 hereof.

         "Start Date" shall mean August 18, 2000.

         "Subsidiary" shall mean, as to any particular parent corporation, any corporation as to which more than 50% of the outstanding stock having ordinary voting rights or power (and excluding stock having voting rights only upon the occurrence of a contingency unless and until such contingency occurs and such rights are to be exercised) at the time is owned or controlled, directly or indirectly, by such parent corporation and/or by one or more Subsidiaries, and any general partnership, limited partnership, association, joint venture arrangement or trust of any kind with respect to which such parent corporation or any Subsidiary thereof has an equity or management interest or as to which any such entity serves as trustee.

         "Surviving Corporation" shall mean the Company, after consummation of the Merger.

         "SW Bank" shall mean Southwest Bank of Texas National Association, a national banking association.

         "SW Delaware" shall mean "Southwest Holding Delaware, Inc., a Delaware corporation.

         "Taxes" shall have the meaning as defined in Section 3.15(a)(i) hereof.

         "TBCA" shall have the meaning as defined in Section 1.1(a) hereof.

         "TDB" shall mean the Texas Department of Banking.

         "Termination Price" shall have the meaning as defined in Section 7.1(h) hereof.

         "threatened" shall have the meaning as defined in Section 3.14(a) hereof.

         "WARN" shall have the meaning as defined in Section 3.18 hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                           SOUTHWEST BANCORPORATION OF TEXAS, INC.


                           By:      /s/ PAUL B. MURPHY, JR.
                                    -----------------------
                                        Paul B. Murphy, Jr.
                                        President and Chief Executive Officer


                           CITIZENS BANKERS, INC.


                           By:      /s/ JOHN H. ECHOLS
                                    ------------------
                                        John H. Echols
                                        President

                                                                       EXHIBIT A

                               AGREEMENT OF MERGER


         AGREEMENT OF MERGER, dated this _____ day of __________, 2000, pursuant to Section 251 of the General Corporation Law of Delaware, between Southwest Holding Delaware, Inc., a Delaware corporation and Citizens Bankers of Delaware, Inc., a Delaware corporation.

         WITNESSETH that:

         WHEREAS, both of the constituent corporations desire to merge into a single corporation, as hereinafter specified; and

         WHEREAS, the registered office of said Southwest Holding Delaware, Inc. in the State of Delaware is located at c/o CT Corporation System,1209 Orange St. in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is Mark A. Ferrucci, and the registered office of Citizens Bankers of Delaware, Inc. in the State of Delaware is located at c/o CT Corporation System, 1209 Orange St. in the City of Wilmington, County of New Castle, and the name of its registered agent at such addressed is
_____________________________.

         NOW, THEREFORE, the corporations, parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

         FIRST: Southwest Holding Delaware, Inc. hereby merges into itself Citizens Bankers of Delaware, Inc. and said Citizens Bankers of Delaware, Inc. shall be and hereby is merged into Southwest Holding Delaware, Inc. which shall be the surviving corporation.

         SECOND: The Certificate of Incorporation of Southwest Holding Delaware, Inc. which is the surviving corporation, as heretofore amended and as in effect on the date of the merger provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

         THIRD: The manner of converting the outstanding shares of the capital stock of each of the constituent corporations into the shares or other securities of the surviving corporation shall be as follows:

         (a) Each share of common stock of the merged corporation which shall be issued and outstanding on the effective date of this merger, and all rights in respect thereof shall, without any action on the part of the holder thereof, be cancelled.

         (b) The shares of common stock of Southwest Holding Delaware, Inc. issued and outstanding on the effective date of this merger shall continue to be issued and outstanding shares of the surviving corporation, shall be unaffected by the merger, and the holder thereof shall retain its rights therein.

         FOURTH: The terms and conditions of the merger are as follows:

         (a) The bylaws of the surviving corporation as they shall exist on the effective date of this merger shall be and remain by the bylaws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

         (b) The directors and officers of the surviving corporation shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

         (c) This merger shall become effective as of the close of business on
____________.

         (d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the proper officers and directors of the merged corporation and the proper officers and directors of the merged corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.

         IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Board of Directors and that fact having been certified on said Agreement of Merger by the Secretary (or Assistant Secretary) of each corporate party thereto, have caused these presents to be executed by the President of each party hereto as the respective act, deed and agreement of each of said corporations, on this _____ day of _____________, 2000.

                                            SOUTHWEST HOLDING DELAWARE, INC.


                                            By:
                                                --------------------------------
                                                  R. John McWhorter
                                                  President


                                            CITIZENS BANKERS OF DELAWARE, INC.


                                            By:
                                                --------------------------------

         I, R. John McWhorter, Secretary of Southwest Holding Delaware, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify, as such Secretary, that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the said corporation and having been signed on behalf of Citizens Bankers of Delaware, Inc., a corporation of the State of Delaware, was duly adopted pursuant to section 228 of the General Corporation Law of Delaware by the unanimous written consent of the stockholders holding 100% of the shares of the capital stock of the corporation, same being all of the shares issued and outstanding having voting power, which Agreement of Merger was thereby adopted as the act of the stockholders of said Southwest Holding Delaware, Inc. and the duly adopted agreement and act of the said corporation.

         WITNESS, my hand on this _____ day of ____________, 2000.


                                         ---------------------------------------
                                         Secretary

                                                                       EXHIBIT B

                                 PLAN OF MERGER

         PLAN OF MERGER dated the _____ day of ___________, 2000, is entered into by and among Southwest Bank of Texas National Association, Houston, Texas ("SW Bank"), Citizens Bank and Trust Company of Baytown, Texas, a Texas banking association (CB&T"), Baytown State Bank, a Texas banking association ("Baytown"), and Pasadena State Bank, a Texas banking association ("Pasadena").

                              W I T N E S S E T H:

         SW Bank is a national banking association duly organized under the laws of the United States of America and has its principal office in Houston, Harris County, Texas. Citizens, Baytown and Pasadena are banking associations duly organized under the laws of the State of Texas. The principal offices of Citizens and Baytown are located in Baytown, Harris County, Texas, and the principal office of Pasadena is located in Pasadena, Harris County, Texas.

         SW Bank has authorized capital stock of 5,000,000 shares, $5.00 par value ("SW Bank Stock"), of which 3,090,349 shares are issued and outstanding on the date hereof, all of which are owned by Southwest Holding Delaware, Inc., a Delaware corporation having its principal office in Wilmington, New Castle County, Delaware ("Southwest Delaware"). All of the outstanding shares of capital stock of Southwest Delaware are owned by Southwest Bancorporation of Texas, Inc., a Texas corporation having its principal office in Houston, Harris County, Texas ("Southwest").

         CB&T has authorized capital stock of 40,000 shares of common stock, $100.00 par value ("CB&T Stock"), all of which shares are issued and outstanding on the date hereof. Baytown has authorized capital stock of 175,000 shares of common stock, $10.00 par value ("Baytown Stock"), all of which shares are issued and outstanding on the date hereof. Pasadena has authorized capital stock of 6,250 shares of common stock, $100.00 par value ("Pasadena Stock"), all of which shares are issued and outstanding on the date hereof. All outstanding shares of CB&T Stock, Baytown Stock and Pasadena Stock are owned by Citizens Bankers of Delaware, Inc., a Delaware corporation having its principal office in Wilmington, New Castle County, Delaware ("Citizens Delaware"). All of the outstanding shares of capital stock of Citizens Delaware are owned by Citizens Bankers, Inc., a Texas corporation having its principal office in Baytown, Harris County, Texas ("Citizens").

         Southwest and Citizens have entered into an Agreement and Plan of Merger, dated as of October __, 2000 (the "Merger Agreement"), which contemplates the merger provided for by this Plan of Merger (the "Merger"). The Merger Agreement also contemplates the merger of Citizens with and into Southwest and the merger of Citizens Delaware with and into Southwest Delaware, which are to be effectuated on the same date as, and simultaneously with, the merger provided for by this Plan of Merger.

         A majority of each of the entire Boards of Directors of SW Bank, CB&T, Baytown and Pasadena have, respectively, approved and made this Plan of Merger and authorized its execution.

         At or prior to the time the Merger becomes effective (hereinafter called the "Effective Date"), SW Bank, CB&T, Baytown and Pasadena shall take all such action as may be necessary or appropriate in order to effectuate the Merger.

         In consideration of the premises contained herein, SW Bank, CB&T, Baytown and Pasadena hereby make this Plan of Merger and prescribe the terms and conditions of the Merger of SW Bank, CB&T, Baytown and Pasadena and the mode of carrying it into effect, as follows:

         1. Each of CB&T, Baytown and Pasadena shall be merged with and into SW Bank (which, as the receiving association, is herein referred to as the "Continuing Bank" whenever reference is made to it on or after the Effective
Date) which shall continue to be governed by the laws of the United States of America. The Merger shall be pursuant to the provisions of, and with the effect provided in 12 U.S.C. Section 215a , and pursuant to the provisions of, and with the effect provided in Section 32.501 of the Texas Banking Act.

         2. At the Effective Date, the Articles of Association and Bylaws of SW Bank as in effect at the Effective Date shall become the Articles of Association and Bylaws of the Continuing Bank until altered, amended or repealed as therein provided.

         3. Until changed by the Board of Directors of the Continuing Bank, the established office and facilities of the Continuing Bank shall be the established office and facilities of SW Bank, CB&T, Baytown and Pasadena as at the Effective Date, and until thereafter changed in accordance with law or the Articles of Association or Bylaws of the Continuing Bank, all corporate acts, plans, policies, contracts, approvals and authorizations of SW Bank and its stockholders, board of directors, committees elected or appointed thereby, officers and agents, which were valid and effective immediately prior to the Effective Date, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Continuing Bank and shall be as effective and binding thereon as the same were with respect to SW Bank. The locations of the offices of the Continuing Bank are set forth in the Application to Merge relating to the Merger filed with the Office of the Comptroller of the Currency.

         4. At the Effective Date, the corporate existence of SW Bank, CB&T, Baytown and Pasadena shall, as provided in 12 U.S.C. Section 215a and the Texas Banking Act heretofore mentioned, be merged into and continued in the Continuing Bank, the Continuing Bank shall be deemed to be the same association as SW Bank, CB&T, Baytown and Pasadena, and the separate existences of CB&T, Baytown and Pasadena shall terminate. All rights, franchises and interests of SW Bank, CB&T, Baytown and Pasadena, respectively, in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Continuing Bank by virtue of such merger without any deed or other transfer, and the Continuing Bank, without any order or action on the part of any court or otherwise, shall hold and enjoy all rights and property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver and committee of estates of lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by SW Bank, CB&T, Baytown and Pasadena, respectively, at the Effective Date, subject, however, to the condition that, where SW Bank, CB&T, Baytown or Pasadena, at the Effective Date, was acting under appointment of any court as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver or committee of estates of lunatics, or in any other fiduciary capacity, the Continuing Bank shall be subject to removal by a court of competent jurisdiction in the same manner and to the same extent as was SW Bank, CB&T, Baytown or Pasadena.

         5. At the Effective Date, the Continuing Bank shall be liable for all liabilities of SW Bank, CB&T, Baytown and Pasadena, and all deposits, debts, liabilities and contracts of SW Bank, CB&T, Baytown and Pasadena, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of accounts or records of SW Bank, CB&T, Baytown or Pasadena, as the case may be, shall be those of the Continuing Bank and shall not be released or impaired by the Merger; and all rights of creditors and other obligees and all liens on property of SW Bank, CB&T, Baytown or Pasadena shall be preserved unimpaired.

         6. The mode of carrying into effect and the manner and basis of converting or exchanging the shares of SW Bank, CB&T, Baytown and Pasadena into shares of the Continuing Bank in the Merger shall be as follows:

                  (a) The shares of SW Bank Stock issued and outstanding at the Effective Date shall continue to be issued and outstanding shares of the Continuing Bank, shall be unaffected by the Merger, and the holder thereof shall retain its rights therein.

                  (b) Each share of CB&T Stock, Baytown Stock and Pasadena Stock which shall be outstanding on the Effective Date and all rights in respect thereof shall, without any action on the part of the holder thereof, be cancelled.

                  (c) The Continuing Bank shall have capital, surplus and undivided profits equal to the combined capital structures of SW Bank, CB&T, Baytown and Pasadena immediately prior to the Effective Date. All such amounts of surplus and undivided profits shall be adjusted for normal earnings and expenses, and for any accounting adjustments relating to the Merger.

         7. At the Effective Date, the Continuing Bank will adopt and continue all insurance policies maintained by SW Bank, CB&T, Baytown and Pasadena and which are in effect immediately prior to the Effective Date, including all group and employee benefit insurance policies.

         8. Subject to qualification of directors as required by statute, the board of directors and the principal officers of the Continuing Bank at the Effective Date shall consist of all persons who are directors or principal officers of SW Bank immediately prior to the Effective Date.

         9. SW Bank, CB&T, Baytown and Pasadena shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the Merger on the terms herein provided, including, without limitation, the preparation and submission of an application to the Comptroller of the Currency for approval as required by law.

         10. Effectuation of the Merger herein provided is conditioned upon fulfillment or waiver of the conditions precedent set forth in Article VI of the Merger Agreement.

         11. This Plan of Merger may be terminated in the manner set forth in
Article VII of the Merger Agreement and may be amended in the manner set forth in Section 8.5 of the Merger Agreement.

         12. Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Plan of Merger including, among other conditions, receipt of the approval of the Comptroller of the Currency, the Merger shall become effective on the date specified in the certificate to be issued by the Comptroller of the Currency under the seal of his office approving the Merger. Such date is herein referred to as the "Effective Date."

         IN WITNESS WHEREOF, SW Bank, CB&T, Baytown and Pasadena have caused this Plan of Merger to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.

                                        SOUTHWEST BANK OF TEXAS
                                          NATIONAL ASSOCIATION


                                        By
                                           -------------------------------------
                                           Paul B. Murphy, Jr.
                                           President and Chief Executive Officer


                                        CITIZENS BANK AND TRUST COMPANY OF
                                          BAYTOWN, TEXAS


                                        By:
                                            ------------------------------------


                                        BAYTOWN STATE BANK


                                        By:
                                            ------------------------------------


                                        PASADENA STATE BANK


                                        By:
                                            ------------------------------------

                                                                       EXHIBIT C

                          [Form of Affiliates' Letter]



Southwest Bancorporation of Texas, Inc.
4400 Post Oak Parkway
Houston, Texas 77027

Gentlemen:

         I have been advised that as of the date hereof I am an "affiliate" of Citizens Bankers, Inc., a Texas corporation ("Citizens"), as that term is defined in Rule 144 ("Rule 144") of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated October __, 2000 (the "Agreement"), between Southwest Bancorporation of Texas, Inc., a Texas corporation (the "Company"), and Citizens, providing for the merger of Citizens with and into the Company (the "Merger"), as a result of which I will receive shares of Company Common Stock (the "Company Shares") in exchange for the shares of Citizens Common Stock owned by me at the Effective Time of the Merger as defined in the Agreement.

         I represent and warrant that:

         A. I shall not make any sale, transfer or other disposition of the Company Shares in violation of the Act or the Rules and Regulations.

         B. I have been advised that the issuance of the Company Shares to me pursuant to the Merger has not been registered by the Company under the Act but that the Company has agreed to file a "shelf" registration statement on Form S-3 (the "Registration Statement") after the Effective Time of the Merger that would register the resale of my Company Shares. I hereby agree to furnish the Company with such information regarding myself and pertinent to the disclosure requirements relating to the registration and distribution of my Company Shares as the Company may reasonably request in writing. I hereby acknowledge and agree that in order to sell any of my Company Shares pursuant to the Registration Statement, I or the broker effectuating any such sale must deliver a copy of the current prospectus included in the Registration Statement to the purchaser of such shares prior to or simultaneously with the delivery of the confirmation for such sale to such purchaser. I further understand that any sale which fails to comply with the requirement of the preceding sentence will not be in compliance with the Act and must be rescinded. I also hereby agree that, upon my receipt of any notice from the Company of the issuance by the Securities and Exchange Commission (the "SEC") of any stop order suspending the effectiveness of the Registration Statement or the happening of any event which makes the Registration Statement or any post-effective amendment thereto, related prospectus or any amendment or supplement thereto, or any document incorporated therein by reference, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, I will immediately discontinue disposition of my Company Shares pursuant to the Registration Statement until the lifting of such stop order or my receipt of the copies of the supplemented or amended prospectus, as applicable.

         C. I have been informed by the Company that I may not transfer, or in any way reduce my risk with respect to, the Company Shares between the period starting thirty (30) days prior to the Effective Time and ending at such time as the Company shall have publicly released its first earnings report after the Effective Time which includes the results of the combined operations of the Company and Citizens for a period of at least thirty (30) days subsequent to the Effective Time.

         D. [The following sentence to be included only if the affiliate is a record or beneficial owner of 5% or more of the outstanding Citizens Common Stock.] I have no present plan or intention to sell, exchange, transfer, distribute (including, without limitation, a distribution by a partnership to its partners or by a corporation to its stockholders), pledge or otherwise dispose of, reduce the risk of loss by short sale or otherwise, enter into any contract or arrangement with respect thereto, or consent to the sale, exchange, transfer, distribution or other disposition of any interest in (i) shares of Citizens Common Stock in a transaction the consideration for which is to be provided by Citizens, the Company, or any party related to Citizens or the Company or (ii) shares of Company Common Stock to be received in the Merger in a transaction the consideration for which is to be provided by the Company or any party related to the Company.

         E. I have carefully read this letter and the Agreement and have discussed their requirements and other applicable limitations upon my sale, transfer or other disposition of the Company Shares, to the extent I felt necessary, with my counsel or counsel for Citizens.

         F. I understand that the Company is under no obligation to register the sale, transfer or other disposition of the Company Shares by me or on my behalf, or to take any other action necessary in order to make compliance with an exemption from registration available, other than as set forth in the Agreement.

         G. I also understand that stop transfer instructions will be given to the Company's transfer agent with respect to the Company Shares and that there will be placed on the certificates for the Company Shares, or any substitutions therefor, a legend stating in substance:

                   "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") or any applicable state securities laws and may be sold, transferred or otherwise disposed of only upon receipt by the Company of an opinion of counsel acceptable to it that an exemption from registration under the Act and any such state securities laws is available, or pursuant to a registration statement under the Act."

         It is understood and agreed that the legend set forth in paragraph G above shall be removed by delivery of substitute certificates without such legend (i) if the Company Shares have been sold under the Registration Statement and the prospectus delivery requirements set forth in paragraph B above have been satisfied, or (ii) upon the Company's receipt of a request by the undersigned for such removal at least two years following the Effective Time of the Merger, provided that the undersigned has not been an "affiliate" of the Company (as defined in Rule 144) within the three-month period preceding the date of such request.

                                               Very truly yours,



                                               ---------------------------------

ACCEPTED this _____ day
of ____________, 2000, by


SOUTHWEST BANCORPORATION OF TEXAS, INC.


By  __________________________
         David C. Farries
     Executive Vice President
              and
     Chief Financial Officer

                                                                       EXHIBIT D

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made by and between SOUTHWEST BANCORPORATION OF TEXAS, INC. ("Company") and Conrad W. Magouirk ("Executive").

                               W I T N E S E T H:

         WHEREAS, Company is desirous of employing Executive as a senior executive of the Company's wholly owned subsidiary, SOUTHWEST BANK OF TEXAS NATIONAL ASSOCIATION (the "Bank"), on the terms and conditions, and for the consideration, hereinafter set forth and Executive is desirous of being employed by Company on such terms and conditions and for such consideration;

         WHEREAS, references herein to Executive's employment by Company shall also mean his employment by Bank, and references herein to payments of any nature to be made by Company to Executive shall mean that either Company will make such payments or it will cause Bank to make such payments to Executive;

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, Company and Executive agree as follows:

                                    ARTICLE 1

                              EMPLOYMENT AND DUTIES

         1.1 EMPLOYMENT; EFFECTIVE DATE. Company agrees to employ Executive and Executive agrees to be employed by Company, beginning as of the Effective Date (as hereinafter defined) and continuing for the period of time set forth in
Article 2 of this Agreement, subject to the terms and conditions of this Agreement. For purposes of this Agreement, the "Effective Date" shall be the "Effective Time" as defined in the Agreement and Plan of Merger dated October __, 2000, between Company and Citizens Bankers, Inc. (the "Merger Agreement").

         1.2 POSITION. From and after the Effective Date, Company shall employ Executive in the capacity of President Baytown Region of Bank, or in such other positions as the parties mutually may agree.

         1.3 DUTIES AND SERVICES. Executive agrees to serve as a full-time employee of the Company in the capacities referred to in paragraph 1.2 and to perform diligently and to the best of his abilities the duties and services appertaining to such offices, as well as such additional duties and services appropriate to such offices which the parties mutually may agree upon from time to time. Executive's employment shall also be subject to the policies maintained and established by Company, as the same may be amended from time to time.

         1.4 OTHER INTERESTS. Executive agrees, during the period of his employment by Company, to devote substantially all of his time, energy and best efforts during normal business hours (with allowances for vacation and sick leave) to the business and affairs of Company and Bank and not to engage, directly or indirectly, in any other business or businesses, whether or not similar to that of Company, except with the consent of the Board of Directors of Company (the "Board of Directors"). The foregoing notwithstanding, the parties recognize and agree that Executive may engage in passive personal investments and other passive business activities that do not conflict with the business and affairs of Company or interfere with Executive's performance of his duties hereunder.

         1.5 DUTY OF LOYALTY. Executive acknowledges and agrees that Executive owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of Company and to do no act which would injure the business, interests, or reputation of Company or any of its subsidiaries or affiliates. In keeping with these duties, Executive shall make full disclosure to Company of all business opportunities pertaining to Company's business and shall not appropriate for Executive's own benefit business opportunities concerning the subject matter of the fiduciary relationship.

                                    ARTICLE 2

                       TERM AND TERMINATION OF EMPLOYMENT

         2.1 TERM. Unless sooner terminated pursuant to other provisions hereof, Company agrees to employ Executive for the period beginning on the Effective Date and ending on the third anniversary of the Effective Date.

         2.2 COMPANY'S RIGHT TO TERMINATE. Notwithstanding the provisions of paragraph 2.1, Company shall have the right to terminate Executive's employment under this Agreement at any time for any of the following reasons:

                  (i) upon Executive's death;

                  (ii) if Executive is unable to perform the essential functions of his job (with or without reasonable accommodation) because he has become permanently disabled within the meaning of, and actually begins to receive disability benefits pursuant to, the long-term disability plan in effect for senior executives or, if applicable, employees of the Company at that time;

                  (iii) for cause, which for purposes of this Agreement shall mean Executive (A) has engaged in gross negligence or willful misconduct in the performance of the duties required of him hereunder,
         (B) has been convicted of a misdemeanor involving moral turpitude or convicted of a felony, (C) has willfully refused without proper legal reason to perform the duties and responsibilities required of him hereunder (continuing three business days after receipt of written notice of need to cure), (D) has breached any material written corporate policy or code of conduct established by Company, or (E) has willfully engaged in conduct that he knows or should know is materially injurious to Company or any of its affiliates;

                  (iv) for Executive's breach of any provision of this Agreement which, if correctable, remains uncorrected for 10 days following written notice to Executive by Company of such breach; or

                  (v) for any other reason whatsoever, in the sole discretion of the Board of Directors.

         2.3 EXECUTIVE'S RIGHT TO TERMINATE. Notwithstanding the provisions of paragraph 2.1, Executive shall have the right to terminate his employment under this Agreement at any time for any of the following reasons:

                  (i) a breach by Company of any provision of this Agreement which, if correctable, remains uncorrected for 10 days following written notice of such breach by Executive to Company;

                  (ii) for any other reason whatsoever, in the sole discretion of Executive.

                  (iii) following a Change in Control (as defined in the form of Change in Control Agreement effective as of January 1, 2000, between Company and certain of its executives in the form filed as Exhibit 10.2 to Company's Quarterly Report on Form 10-Q for the six months ended June 30, 2000, as filed with the Securities and Exchange Commission), a material adverse change in the nature or scope of the authorities, powers, functions, responsibilities, or duties attached to the position with Company that the Executive held immediately prior to the Change of Control, a reduction in the aggregate of Executive's base salary and bonus received from Company, termination of Executive's rights to any other company benefit described in Section 3.3(ii), or a reduction in the scope or value thereof (subject to the limitation set forth in the second sentence of 3.3(ii)) without the prior written consent of Executive, and which is not remedied within 10 calendar days after receipt by Company of written notice from Executive of such change, reduction, or termination, as the case may be;

                  (iv) following a Change in Control, the liquidation, dissolution, merger, consolidation, or reorganization of Company or transfer of all or a significant portion of its business and/or assets, unless the successor or successors (by liquidation, merger, consolidation, reorganization, or otherwise) to which all or a significant portion of its business and/or assets have been transferred (directly or by operation of law) shall have assumed all duties and obligations of Company under this Agreement; or

                  (v) following a Change in Control, Company shall require Executive to have his principal location of work changed to any location that is in excess of 50 miles from the location thereof immediately prior to the Change of Control or to travel away from his office in the course of discharging his responsibilities or duties hereunder significantly more (in terms of either consecutive days or aggregate days in any calendar years) that was required of him prior to the Change of Control without, in either case, his prior written consent.

         2.4 NOTICE OF TERMINATION. If Company or Executive desires to terminate Executive's employment hereunder at any time prior to expiration of the term of employment as provided in paragraph 2.1, it or he shall do so by giving written notice to the other party that it or he has elected to terminate Executive's employment hereunder and stating the effective date and reason for such termination, provided that no such action shall alter or amend any other provisions hereof or rights arising hereunder, including, without limitation, the provisions of Articles 4 and 5 hereof.

                                    ARTICLE 3

                            COMPENSATION AND BENEFITS

         3.1 BASE SALARY. For the period from the Effective Date [until the earlier of (i) 120 days following the Effective Date or (ii) the date on which Executive first sells any Common Stock, $1.00 par value, of the Company ("Company Common Stock") received by Executive pursuant to the Merger Agreement (the "Initial Period"), Executive shall receive an annual base salary of $_______ ($_________ per month). Following the Initial Period]* through the third anniversary of the Effective Date, Executive shall receive an annual base salary of $_______ ($______ per month). Executive's annual base salary shall be paid in equal installments in accordance with Company's standard policy regarding payment of compensation to executives but no less frequently than monthly.

         3.2 BONUSES. At the end of each calendar year during the term of this Agreement, Executive may be entitled to a bonus of up to __% of his then current annual base salary. The amount of such bonus, if any, shall be entirely discretionary with the Compensation Committee of the Board of Directors. In making its determination as to the amount of any such bonus, the Compensation Committee of the Board of Directors shall consider the same criteria as that used for determining bonuses for other senior executives of Company, from time to time. It is contemplated that such criteria shall include Bank's financial performance as well as the performance of the Company Common Stock as compared to other members of its peer group.

         3.3 OTHER PERQUISITES. During his employment hereunder, Executive shall be afforded the following benefits as incidences of his employment:

                  (i) Business and Entertainment Expenses. Subject to Company's standard policies and procedures with respect to expense reimbursement as applied to its executive employees generally, Company shall reimburse Executive for, or pay on behalf of Executive, reasonable and appropriate expenses incurred by Executive for business related purposes, including dues and fees to industry and professional organizations and costs of entertainment and business development.

                  (ii) Other Company Benefits. Executive and, to the extent applicable, Executive's spouse, dependents and beneficiaries, shall be allowed to participate in all


---------------
* Bracketed language applies only to contracts for John H. Echols, Andrew Echols and Hugh Echols.

         benefits, plans and programs, including improvements or modifications of the same, which are now, or may hereafter be, available to all other executive employees of Company, and Executive will be entitled to credit for prior service with Citizens Bankers, Inc. and its subsidiaries ("Citizens") for all purposes under such benefits, plans and programs. Such benefits, plans and programs may include, without limitation, 401(k) plans, health insurance or health care plan, disability insurance, supplemental retirement plans, vacation and sick leave benefits, and the like. Executive shall also be entitled to either the use of a Company automobile or an automobile allowance of $500 per month, as determined by the Company. Company shall not, however, by reason of this paragraph be obligated to institute, maintain, or refrain from changing, amending, or discontinuing, any such benefit plan or program, so long as such changes are similarly applicable to executive employees generally. This Section 3.3(ii) does not apply to cash bonuses, which are addressed in Section 3.2.

                  (iii) Stock Options. Company's Management will request that the Compensation Committee of the Board of Directors award an option to Executive to purchase _________ shares of Company Common Stock under Company's 1996 Stock Option Plan, within two weeks following the Effective Date, such incentive option to be subject to the same terms and provisions (including vesting) as those awarded to other executives under such plan.

                                    ARTICLE 4

                            CONFIDENTIAL INFORMATION

         4.1 IN GENERAL. Company will disclose to Executive, or place Executive in a position to have access to or develop, trade secrets or confidential information of Company or its affiliates; and/or will entrust Executive with business opportunities of Company or its affiliates; and/or will place Executive in a position to develop business good will on behalf of Company or its affiliates. Executive recognizes and acknowledges that Executive will have access to certain information of Company and that such information is confidential and constitutes valuable, special and unique property of Company. Executive shall not at any time, either during or subsequent to the term of employment with Company, disclose to others, use, copy or permit to be copied, except in pursuance of Executive's duties for and on behalf of Company, its successors, assigns or nominees, any Confidential Information of Company (regardless of whether developed by Executive) without the prior written consent of Company. The term "Confidential Information" means any secret or confidential information or know-how and shall include, but shall not be limited to, the plans, customers, costs, prices, uses, corporate opportunities, research, financial data, evaluations, prospects, and applications of products and services, results of investigations or studies owned or used by Company, and all apparatus, products, processes, compositions, samples, formulas, computer programs, computer hardware designs, computer firmware designs, and servicing, marketing or manufacturing methods and techniques at any time used, developed, investigated, made or sold by Company, before or during the term of employment with Company, that are not readily available to the public or that are maintained as confidential by Company. Executive shall maintain in confidence any Confidential Information of third parties received as a result of Executive's employment with Company in accordance with Company's obligations to such third parties and the policies established by Company.

         4.2 REMEDIES. Executive acknowledges that money damages would not be sufficient remedy for any breach of this Article by Executive, and Company shall be entitled to enforce the provisions of this Article by terminating payments then owing to Executive under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article, but shall be in addition to all remedies available at law or in equity to Company, including the recovery of damages from Executive and his agents involved in such breach and remedies available to Company pursuant to other agreements with Executive.

                                    ARTICLE 5

                           NON-COMPETITION OBLIGATIONS

         5.1 IN GENERAL. As part of the consideration for the compensation and benefits to be paid to Executive hereunder; to protect the Confidential Information of Company and its affiliates that has been and will in the future be disclosed or entrusted to Executive, the business good will of Company and its affiliates that has been and will in the future be developed in Executive, or the business opportunities that have been and will in the future be disclosed or entrusted to Executive by Company and its affiliates; and as an additional incentive for Company to enter into this Agreement, Company and Executive agree to the non-competition obligations hereunder. Executive shall not, directly or indirectly for Executive or for others, in any geographic area or market where Company or any of its affiliates are conducting any business as of the date of the termination of the employment relationship or have during the previous twelve months conducted such business:

                  (i) engage in any business competitive with the business conducted by Company in any county in which the Company maintains an office;

                  (ii) render advice or services to, or otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, in any business competitive with the business conducted by Company with respect to such competitive business; or

                  (iii) induce any employee of Company or any of its affiliates to terminate his or her employment with Company or such affiliates, or hire or assist in the hiring of any such employee by any person, association, or entity not affiliated with Company.

These non-competition obligations shall apply during the period that Executive is receiving benefits pursuant to Article 3 hereunder and shall extend one year after termination of the employment relationship if such termination is by Company pursuant to Section 2.2(iii) or (iv) or by Executive pursuant to Section 2.3(ii).

         5.2 ENFORCEMENT AND REMEDIES. Executive understands that the restrictions set forth in paragraph 5.1 may limit Executive's ability to engage in certain businesses anywhere in the world during the period provided for above, but acknowledges that Executive will receive sufficiently high remuneration and other benefits under this Agreement to justify such restriction. Executive acknowledges that money damages would not be sufficient remedy for any breach of this Article by Executive, and Company shall be entitled to enforce the provisions of this Article by terminating any payments then owing to Executive under this Agreement and/or to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article, but shall be in addition to all remedies available at law or in equity to Company, including without limitation, the recovery of damages from Executive and Executive's agents involved in such breach and remedies available to Company pursuant to other agreements with Executive.

         5.3 REFORMATION. It is expressly understood and agreed that Company and Executive consider the restrictions contained in this Article to be reasonable and necessary to protect the proprietary information of Company. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such court so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

                                    ARTICLE 6

                          STATEMENTS CONCERNING COMPANY

         6.1 IN GENERAL. Executive shall refrain, both during the employment relationship and after the employment relationship terminates, from publishing any oral or written statements about Company, any of its affiliates, or any of such entities' officers, employees, agents or representatives that are slanderous, libelous, or defamatory; or that disclose private or CONFIDENTIAL information about Company, any of its affiliates, or any of such entities' business affairs, officers, employees, agents, or representatives; or that constitute an intrusion into the seclusion or private lives of Company, any of its affiliates, or any of such entities' officers, employees, agents, or representatives; or that give rise to unreasonable publicity about the private lives of Company, any of its affiliates, or any of such entities' officers, employees, agents, or representatives; or that place Company, any of its affiliates, or any of such entities' officers, employees, agents, or representatives in a false light before the public; or that constitute a misappropriation of the name or likeness of Company, any of its affiliates, or any of such entities' officers, employees, agents, or representatives. A violation or threatened violation of this prohibition may be enjoined by the courts. The rights afforded Company and its affiliates under this provision are in addition to any and all rights and remedies otherwise afforded by law.

                                    ARTICLE 7

                      EFFECT OF TERMINATION ON COMPENSATION

         7.1 BY EXPIRATION. If Executive's employment hereunder shall terminate upon expiration of the term provided in paragraph 2.1 hereof, then all compensation and all benefits to Executive hereunder shall terminate contemporaneously with termination of his employment (except to the extent benefits continue pursuant to the specific terms of any plan or program).

         7.2 BY COMPANY. If Executive's employment hereunder shall be terminated by Company prior to expiration of the term provided in paragraph 2.1, then, upon such termination, regardless of the reason therefor, all compensation and benefits to Executive hereunder shall terminate contemporaneously with the termination of such employment (except to the extent benefits continue pursuant to the specific terms of any plan or program); provided, however, that if such termination shall be for any reason other than those encompassed by paragraphs 2.2(i), (ii),
(iii), or (iv), then Company shall (i) pay Executive the Termination Payments and (ii) provide Executive with Continuation Benefits. For purposes of this Agreement, (A) the term "Termination Payments" shall mean continuation of Executive's annual base salary as provided in paragraph 3.1 and continuation of Executive's bonuses as provided in paragraph 3.2 at the average percentage of annual base salary paid to Executive within the two-year period preceding his termination of employment with Company, as if he had remained employed by Company through the third anniversary of the Effective Date and (B) the term "Continuation Benefits" shall mean continued coverage under Company's medical and dental plans and life insurance for Executive and his dependents (including his spouse) who were covered under such plans and insurance on the day prior to Executive's termination of employment with Company as if he had remained employed by Company through the third anniversary date of the Effective Date (provided, however, that (1) such coverage shall terminate if and to the extent Executive becomes eligible to receive medical, dental and life insurance coverage from a subsequent employer (and any such eligibility shall be promptly reported to Company by Executive), (2) if Executive (and/or his spouse) would have been entitled to retiree medical, dental, and/or life insurance coverage under Company's plans had he voluntarily retired on the date of such termination, then such coverages shall be continued as provided under such plans, and (3) in the event that continued participation in any such Company plan is for whatever reason impermissible, Company shall arrange upon comparable terms benefits substantially equivalent to those that may not be so provided under the plan maintained by Company). Notwithstanding the preceding provisions of this paragraph 7.2, as a condition to the receipt of any Termination Payments and/or Continuation Benefits pursuant to this paragraph 7.2, Executive must first execute a release and agreement which shall release Company, its affiliates and their officers, directors, employees and agents from any and all claims and from any and all causes of action of any kind or character, including but not limited to all claims or causes of action arising out of Executive's employment with Company and the termination of such employment.

         7.3 BY EXECUTIVE. If Executive's employment hereunder shall be terminated by Executive prior to expiration of the term provided in paragraph 2.1, then, upon such termination, regardless of the reason therefor, all compensation and benefits to Executive hereunder shall terminate contemporaneously with the termination of such employment (except to the extent benefits continue pursuant to the specific terms of any plan or program); provided, however, that if such termination shall be pursuant to paragraph 2.3(i), (iii), (iv) or (v), then Company shall (i) pay Executive the Termination Payments and (ii) provide Executive with Continuation Benefits, subject to Executive's execution of a release and agreement as described in the last sentence of Section 7.2.

         7.4 LIQUIDATED DAMAGES. In light of the difficulties in estimating the damages for an early termination of this Agreement, Company and Executive hereby agree that the payments, if any, to be received by Executive pursuant to this
Article 7 shall be received by Executive as liquidated damages.

         7.5 INCENTIVE AND DEFERRED COMPENSATION. This Agreement governs the rights and obligations of Executive and Company with respect to Executive's base salary, bonus, life insurance and certain perquisites of employment. Executive's rights and obligations both during the term of his employment and thereafter with respect to stock options, restricted stock, and incentive and deferred compensation shall be governed by the separate agreements, plans and other documents and instruments governing such matters.

                                    ARTICLE 8

                                  MISCELLANEOUS

         8.1 NOTICES. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         IF TO COMPANY TO:          Compensation Committee
                                    c/o Paul B. Murphy, Jr.
                                    Southwest Bancorporation of Texas, Inc.
                                    4400 Post Oak Parkway
                                    Houston, Texas 77027

         IF TO EXECUTIVE TO:



or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         8.2 APPLICABLE LAW. This Agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Texas.

         8.3 NO WAIVER. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         8.4 SEVERABILITY. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.

         8.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

         8.6 WITHHOLDING OF TAXES AND OTHER EMPLOYEE DEDUCTIONS. Company may withhold from any benefits and payments made pursuant to this Agreement all federal, state, city and other taxes as may be required pursuant to any law or governmental regulation or ruling and all other normal employee deductions made with respect to Company's employees generally.

         8.7 HEADINGS. The paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

         8.8 GENDER AND PLURALS. Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely.

         8.9 AFFILIATE. As used in this Agreement, the term "affiliate" shall mean any entity which owns or controls, is owned or controlled by, or is under common ownership or control with, Company.

         8.10 SUCCESSOR OBLIGATIONS. This Agreement shall be binding upon and inure to the benefit of Company and any successor of Company, by merger or otherwise.

         8.11 ASSIGNMENT. Except as provided in paragraph 8.10, this Agreement, and the rights and obligations of the parties hereunder, are personal and neither this Agreement, nor any right, benefit, or obligation of either party hereto, shall be subject to voluntary or involuntary assignment, alienation or transfer, whether by operation of law or otherwise, without the prior written consent of the other party.

         8.12 TERM. This Agreement has a term co-extensive with the term of employment provided in paragraph 2.1. Termination shall not affect any right or obligation of any party which is accrued or vested prior to such termination. Without limiting the scope of the preceding sentence, the provisions of Articles 4, 5, and 6 shall survive any termination of the employment relationship and/or of this Agreement.

         8.13 ENTIRE AGREEMENT. Except as provided in (i) the written benefit plans and programs referenced in paragraph 3.3(ii) and (ii) any signed written agreement contemporaneously or hereafter executed by Company and Executive, this Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to employment of Executive by Company. Without limiting the scope of the preceding sentence, all prior understandings and agreements among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by the party to be charged.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

                                  SOUTHWEST BANCORPORATION OF TEXAS, INC.



                                  By:
                                      -------------------------------------
                                        Paul B. Murphy, Jr.
                                        President and Chief Executive Officer
                                                                     "COMPANY"


                                      ------------------------------------------

                                                                     "EXECUTIVE"

                                                                       EXHIBIT E

                       OPINION OF COUNSEL FOR THE COMPANY


         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. SW Delaware is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. SW Bank is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States of America. The Company owns directly all of the outstanding capital stock of SW Delaware. SW Delaware owns directly all of the outstanding capital stock of SW Bank. Each of the Company, SW Delaware and SW Bank has the corporate power to own or lease its properties and to carry on its business as currently conducted and is not required to be licensed or qualified to do business as a foreign corporation in any jurisdiction in which the failure to be so licensed, qualified or in good standing would have a Material Adverse Effect on the Company.

         2. The authorized capital stock of the Company consists of 1,000,000 shares of Preferred Stock, $.01 par value, none of which shares are issued, and 50,000,000 shares of Company Common Stock, of which ___________ shares were issued and outstanding as of ________, 2000. All outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of the preemptive rights of any person. The shares of Company Common Stock to be issued to the Shareholders pursuant to the provisions of the Agreement have been duly authorized, will be validly issued, fully paid and nonassessable and will not be issued in violation of the preemptive rights of any person.

         3. The Company has full corporate power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby. The Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly and validly executed and delivered by and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied at law or in equity).

         4. SW Delaware has full corporate power and authority to execute and deliver the Delaware Plan of Merger and to consummate the transactions contemplated thereby. The Delaware Plan of Merger has been duly authorized by all necessary corporate action on the part of SW Delaware, has been duly and validly executed and delivered by and constitutes the valid and binding agreement of SW Delaware, enforceable against SW Delaware in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of affecting enforcement of creditors' rights generally and by general principles of equity (whether applied at law or in equity).

         5. SW Bank has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the transactions contemplated thereby. The Bank Plan of Merger has been duly authorized by all necessary corporate action on the part of SW Bank, has been duly and validly executed and delivered by and constitutes the valid and binding agreement of SW Bank, enforceable against SW Bank in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied at law or in equity).

         6. The Company and SW Bank have received approval from all necessary governmental agencies and authorities (including the FRB, the OCC and the Texas Department of Banking) for the consummation of the transactions contemplated by the Agreement. Neither the execution nor delivery of the Agreement nor the consummation by the Company, SW Delaware and SW Bank of the transactions contemplated thereby, nor the compliance with and fulfillment of the terms and provisions thereof by the Company, SW Delaware and SW Bank will conflict with, or result in a breach of, any term, condition or provisions of, or constitute a default under, (a) the Articles of Incorporation or Bylaws of the Company, (b) the Certificate of Incorporation or Bylaws of SW Delaware, (c) the Articles of Association or Bylaws of SW Bank, (d) to our knowledge, any material agreement or instrument to which the Company, SW Delaware or SW Bank is a party or by which either of them is bound, or (e) to our knowledge, any material order, judgment, or decree to which the Company or SW Bank is subject, or result in the creation of any material lien, charge or encumbrance on any properties of the Company, SW Delaware or SW Bank.

                                                                       EXHIBIT F

                         OPINION OF COUNSEL FOR CITIZENS


1. Citizens is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. Citizens has the corporate power to own or lease its properties and to carry on its business as currently conducted, and is not required to be licensed or qualified to do business as a foreign corporation in any other jurisdiction in which the failure to be so licensed, qualified or in good standing would have a Material Adverse Effect on Citizens. Citizens is a registered bank holding company pursuant to 12 U.S.C.Sections 1841 et. seq. Citizens Delaware is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Citizens Delaware has the corporate power to own or lease its properties and to carry on its business as currently conducted and is not required to be licensed or qualified to do business in any jurisdiction other than the State of Delaware. Citizens Delaware is a registered bank holding company pursuant to 12 U.S.C. Sections 1841 et. seq. Citizens owns directly all of the outstanding capital stock of Citizens Delaware and Baytown Land Corporation, a Texas corporation. Citizens Delaware owns directly all the outstanding capital stock of CB&T, Baytown and Pasadena and 57.834% of the outstanding capital stock of Bay City. Citizens Delaware also owns directly all of the outstanding capital stock of [LIST OTHER SUBSIDIARIES]. Each Subsidiary has the corporate power to own or lease its properties and to carry on its business as currently conducted, and is not required to be licensed or qualified to do business as a foreign corporation in any jurisdiction in which the failure to be so licensed, qualified or in good standing would have a Material Adverse Effect on Citizens. Each of CB&T, Baytown and Pasadena is a banking association duly incorporated, validly existing and in good standing under the laws of the State of Texas. Bay City is a banking association duly incorporated, validly existing and in good standing under the laws of the United States of America.

2. The authorized capital stock of Citizens consists of 100,000 shares of Citizens Common Stock, of which, 15,610.165 shares are issued and outstanding and 3,442.167 shares are held in Citizens' treasury. All such shares have been duly authorized and validly issued, are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person. To our knowledge, there are no outstanding options, warrants, subscriptions, calls, contracts or other rights, arrangements or commitments of any kind, however denominated, relating to the purchase or other acquisition of capital stock of Citizens, or securities convertible into, capital stock of Citizens.

3. Citizens has full corporate power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby. The Agreement has been duly authorized by all necessary corporate action on the part of Citizens, has been duly and validly executed and delivered by and constitutes the valid and binding agreement of Citizens, enforceable against Citizens in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied at law or in equity).

4. Citizens Delaware has full corporate power and authority to execute and deliver the Delaware Plan of Merger and to consummate the transactions contemplated thereby. The Delaware Plan of Merger has been duly authorized by all necessary corporate action on the part of Citizens Delaware, has been duly and validly executed and delivered by and constitutes the valid and binding agreement of Citizens Delaware, enforceable against Citizens Delaware in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied at law or in equity).

5. Each of CB&T, Baytown and Pasadena has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the transactions contemplated thereby. The Bank Plan of Merger has been duly authorized by all necessary corporate action on the part of each of CB&T, Baytown and Pasadena, has been duly and validly executed and delivered by and constitutes the valid and binding agreement of each of CB&T, Baytown and Pasadena, enforceable against each of them in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied at law or in equity).

6. Citizens, CB&T, Baytown and Pasadena have received approval from all necessary governmental agencies and authorities (including the FRB, the OCC and the Texas Department of Banking) required to be received by Citizens, CB&T, Baytown and Pasadena for the consummation of the transactions contemplated by the Agreement. Neither the execution nor delivery of the Agreement nor the consummation by Citizens, Citizens Delaware, CB&T, Baytown and Pasadena of the transactions contemplated thereby, nor the compliance with and fulfillment of the terms and provisions thereof by Citizens, Citizens Delaware, CB&T, Baytown and Pasadena will conflict with, or result in a breach of, any term, condition, or provision of, or constitute a default under, (a) the Articles of Incorporation or Bylaws of Citizens, (b) the Certificate of Incorporation or Bylaws of Citizens Delaware, (c) the Articles of Association or Bylaws of CB&T, Baytown or Pasadena, (d) to our knowledge, any material agreement or instrument to which Citizens or any of its Subsidiaries is a party or by which any of them is bound, or
         (e) to our knowledge, any material order, judgment, or decree to which Citizens or any of its Subsidiaries is subject, or result in the creation of any material lien, charge or encumbrance on any properties of Citizens or any of its Subsidiaries.

7. To our knowledge, except as disclosed on the Disclosure Schedule, there is no action, suit, proceeding or claim pending, or any investigation by any government or governmental agency or instrumentality, domestic or foreign, pending or threatened, against Citizens or any of its Subsidiaries or any employee benefit plan maintained by it or the assets, business or goodwill of Citizens or any of its Subsidiaries before any court, government or governmental agency or instrumentality, domestic or foreign, nor is there any outstanding order, writ, judgment, stipulation, injunction, decree, determination, award or other order of any court, government or governmental agency or instrumentality, domestic or foreign, against Citizens or any of its Subsidiaries.

                                                                       EXHIBIT G

                                     RELEASE
                                   (Director)

         This Release (the "Release"), dated as of ___________, 2000, is made by ______________ (the "Director"), in favor of Citizens Bankers, Inc., a Texas corporation ("Citizens"), and its Subsidiaries (as defined below).

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of September __, 2000, by and between Citizens and Southwest Bancorporation of Texas, Inc., it is a condition to the consummation of the transactions contemplated by the Merger Agreement that the Director shall have executed and delivered to Citizens an instrument releasing Citizens and its Subsidiaries (as defined in the Merger Agreement) from any and all claims of such Director;

         WHEREAS, the purpose of this Release is to serve as the instrument referred to in Section 6.2(j)(i) of the Merger Agreement as discussed above;

         WHEREAS, the Director desires to enter into this Release in consideration of the matters set forth herein;

         NOW, THEREFORE, for and in consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the Director agrees as follows:

         1. The Director acknowledges that he has no existing claims or defenses, personal or otherwise, or rights of set off whatsoever against Citizens or any of its Subsidiaries, except as a result of the Director's capacity as a depositor with one or more Subsidiaries. The Director for himself and on behalf of his heirs and assigns (the "Director Releasing Parties") releases, acquits and forever discharges Citizens and each of its Subsidiaries (the "Released Parties"), their predecessors, successors, assigns, officers, directors, employees, agents and servants, and all persons, natural or corporate, in privity with them or any of them, from any and all claims or causes of action of any kind whatsoever, at common law, statutory or otherwise, which the Director Releasing Parties, or any of them, has now or might have in the future, known or unknown, now existing or that might arise hereafter, except such claims or causes of action as may exist as a result of or may arise out of
(i) the Director's capacity as a depositor with one or more Subsidiaries, (ii) any claim for indemnification by the Released Parties the Director may have in the future pursuant to applicable laws or the organizational documents of the Released Parties (a "Statutory Indemnification") or the indemnity and insurance covenants contained in the Merger Agreement (a "Contractual Indemnification"), or (iii) the matters set forth on Schedule A hereto. It is intended that this Release shall release all claims of any kind or nature that any of the Director Releasing Parties might have against those hereby released whether asserted or not and except as may exist as a result of or may arise out of (i) the Director's capacity as a depositor with one or more Subsidiaries, (ii) Statutory

Indemnifications and Contractual Indemnifications or (iii) the matters set forth on Schedule A hereto.

         2. It is expressly understood and agreed that the terms hereof are contractual and not merely recitals, and that the agreements herein contained and the consideration herein transferred is to compromise doubtful and disputed claims, if any, and that no releases made or other consideration given hereby or in connection herewith shall be construed as an admission of liability, all liability being expressly denied by the Released Parties. The Director hereby represents and warrants that the consideration hereby acknowledged for entering into this Release and the transactions contemplated hereby is greater than the value of all claims, demands, actions and causes of action, if any, herein relinquished, released, renounced, abandoned, acquitted, waived and/or discharged, and that this Release is in full settlement, satisfaction and discharge of any and all such claims, demands, actions and causes of action that the Director may have or be entitled to against the Released Parties, and its predecessors, assigns, legal representatives, officers, directors, employees, attorneys and agents.

         3. The Director represents and warrants that he has full power and authority to enter into, execute and deliver this Release, all proceedings required to be taken to authorize the execution, delivery and performance of this Release and the agreements and undertakings relating hereto and the transactions contemplated hereby have been validly and properly taken and this Release constitutes a valid and binding obligation of the Director in the capacity in which executed. The Director further represents and warrants that he has entered into this Release freely of his own accord and without reliance on any representations of any kind or character not set forth herein. The Director enters into this release upon the advice of and in concurrence with legal counsel.

         4. This Release shall be construed and enforced in accordance with the laws of the State of Texas, and to the extent applicable, the laws of the United States. If any provision of this Release or the application thereof to any person or circumstances shall be determined to be invalid or unenforceable to any extent, such provision shall be deemed severable, the remainder of this Release and the application of all other provisions shall not be affected thereby and shall be enforced to the greatest extent permitted by law, consistent with the intent of the parties hereto to enter into a mutual release. This Release is executed as of the date first above written. As used herein, the singular includes the plural, the masculine includes the feminine and neuter, and vice versa.

         5. The Director hereby resigns all positions he may hold as a director of Citizens and all of its Subsidiaries, effective as of the Effective Time of the Merger (as defined in the Merger Agreement).

                                     THE DIRECTOR:


                                     -------------------------------------------
                                     Print Name:
                                                 -------------------------------

STATE OF TEXAS     )
                   )
COUNTY OF HARRIS   )


         This instrument was acknowledged before me on _________________, 2000, by _______________________, Individually.


                                     -------------------------------------------
                                     Notary Public in and for the State of Texas

                                     Printed Name:
                                                   -----------------------------

                                     My Commission Expires:
                                                            --------------------

                                                                       EXHIBIT H

                                     RELEASE
                                    (Officer)


         This Release (the "Release"), dated as of ___________, 2000, is made by ______________ (the "Officer"), in favor of Citizens Bankers, Inc., a Texas corporation ("Citizens"), and its Subsidiaries (as defined below).

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of September __, 2000, by and between Citizens and Southwest Bancorporation of Texas, Inc., it is a condition to the consummation of the transactions contemplated by the Merger Agreement that the Officer shall have executed and delivered to Citizens an instrument releasing Citizens and its Subsidiaries (as defined in the Merger Agreement) from any and all claims of such Officer;

         WHEREAS, the purpose of this Release is to serve as the instrument referred to in Section 6.2(j)(ii) of the Merger Agreement as discussed above;

         WHEREAS, the Officer desires to enter into this Release in consideration of the matters set forth herein;

         NOW, THEREFORE, for and in consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the Officer agrees as follows:

         1. The Officer acknowledges that he or she has no existing claims or defenses, personal or otherwise, or rights of set off whatsoever against Citizens or any of its Subsidiaries, except as a result of the Officer's capacity as a depositor with one or more Subsidiaries, or for salary, bonus or benefits due to such Officer in the ordinary course of business. The Officer for himself or herself and on behalf of his heirs or her heirs and assigns (the "Officer Releasing Parties") releases, acquits and forever discharges Citizens and each of its Subsidiaries (the "Released Parties"), their predecessors, successors, assigns, officers, directors, employees, agents and servants, and all persons, natural or corporate, in privity with them or any of them, from any and all claims or causes of action of any kind whatsoever, at common law, statutory or otherwise, which the Officer Releasing Parties, or any of them, has now or might have in the future, known or unknown, now existing or that might arise hereafter, except such claims or causes of action as may exist as a result of or may arise out of (i) the Officer's capacity as a depositor with one or more Subsidiaries, (ii) for salary, bonus and other compensation and benefits due to such Officer in the ordinary course of business, (iii) any claim for indemnification by the Released Parties the Officer may have in the future pursuant to applicable law or the organizational documents of the Released Parties (a "Statutory Indemnification") or the indemnity and insurance covenants contained in the Merger Agreement (a "Contractual Indemnification"), or (iv) the matters set forth on Schedule A hereto. It is intended that this Release shall release all claims of any kind or nature that any of the Officer Releasing Parties might have against those hereby released whether asserted or not and except as may exist as a result of or may arise out of (i) the Officer's capacity as a depositor (ii) for salary, bonus and other compensation and benefits due to such Officer in the ordinary course of business, (iii) for Statutory Indemnification and Contractual Indemnification or (iv) the matters set forth on Schedule A hereto.

         2. It is expressly understood and agreed that the terms hereof are contractual and not merely recitals, and that the agreements herein contained and the consideration herein transferred is to compromise doubtful and disputed claims, if any, and that no releases made or other consideration given hereby or in connection herewith shall be construed as an admission of liability, all liability being expressly denied by the Released Parties. The Officer hereby represents and warrants that the consideration hereby acknowledged for entering into this Release and the transactions contemplated hereby is greater than the value of all claims, demands, actions and causes of action, if any, herein relinquished, released, renounced, abandoned, acquitted, waived and/or discharged, and that this Release is in full settlement, satisfaction and discharge of any and all such claims, demands, actions and causes of action that the Officer may have or be entitled to against the Released Parties, and its predecessors, assigns, legal representatives, officers, directors, employees, attorneys and agents.

         3. The Officer represents and warrants that he or she has full power and authority to enter into, execute and deliver this Release, all proceedings required to be taken to authorized the execution, delivery and performance of this Release and the agreements and undertakings relating hereto and the transactions contemplated hereby have been validly and properly taken and this Release constitutes a valid and binding obligation of the Officer in the capacity in which executed. The Officer further represents and warrants that he or she has entered into this Release freely of his or her own accord and without reliance on any representations of any kind or character not set forth herein. The Officer enters into this release upon the advice of and in concurrence with legal counsel.

         4. This Release shall be construed and enforced in accordance with the laws of the State of Texas, and to the extent applicable, the laws of the United States. If any provision of this Release or the application thereof to any person or circumstances shall be determined to be invalid or unenforceable to any extent, such provision shall be deemed severable, the remainder of this Release and the application of all other provisions shall not be affected thereby and shall be enforced to the greatest extent permitted by law, consistent with the intent of the parties hereto to enter into a mutual release. This Release is executed as of the date first above written. As used herein, the singular includes the plural, the masculine includes the feminine and neuter, and vice versa.

                                       THE OFFICER:


                                       -----------------------------------------
                                       Print Name:
                                                   -----------------------------

STATE OF TEXAS     )
                   )
COUNTY OF HARRIS   )


         This instrument was acknowledged before me on ______________, 1998, by ______________________, Individually.


                                     ------------------------------------------
                                     Notary Public in and for the State of Texas

                                     Printed Name:
                                                   ----------------------------

                                     My Commission Expires:
                                                            -------------------